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                                                                   EXHIBIT 10.30












                                LEAR CORPORATION
                                  PENSION PLAN



                      AMENDED AND RESTATED JANUARY 1, 1997


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TABLE OF CONTENTS

                  PREAMBLE                                             1

ARTICLE  I        DEFINITIONS                                          2

         1.01     Accrued Benefit                                      2
         1.02     Acquired Group                                       2
         1.03     Actuarial Equivalent                                 2
         1.04     Annuity Starting Date                                2
         1.05     Beneficiary or Beneficiaries                         2
         1.06     Board of Directors                                   2
         1.07     Break in Employment                                  2
         1.08     Code                                                 3
         1.09     Committee or Employee Benefits Committee             3
         1.10     Company                                              3
         1.11     Contingent Annuitant                                 3
         1.12     Covered Compensation                                 3
         1.13     Credited Service                                     3
         1.14     Defined Benefit Plan                                 5
         1.15     Defined Benefit Plan Fraction                        5
         1.16     Defined Contribution Plan                            5
         1.17     Defined Contribution Plan Fraction                   5
         1.18     Effective Date                                       5
         1.19     Eligible Employee                                    5
         1.20     Employee                                             6
         1.21     Employer                                             6
         1.22     Employment Date                                      6
         1.23     ERISA                                                6
         1.24     Fiduciary                                            6
         1.25     Former Participant                                   6
         1.26     Fund                                                 6
         1.27     Highly Compensated Employee                          6
         1.28     Hour of Service                                      7
         1.29     Investment Manager                                   7
         1.30     Leased Employee                                      7
         1.31     Monthly Plan Compensation                            7
         1.32     One Year Break in Service                            9
         1.33     Participant                                          9
         1.34     Participating Company                                9
         1.35     Plan                                                 9
         1.36     Plan Year                                            9
         1.37     Predecessor Company                                  9
         1.38     Prior Plan                                           9
         1.39     Primary Social Security Benefit                      9
         1.40     Qualified Election                                   10
         1.41     Qualified Joint and Survivor Annuity                 10
         1.42     Reemployment Date                                    10
         1.43     Related Company                                      10
         1.44     Retirement Benefit                                   10
         1.45     Spouse                                               10
         1.46     Spousal Consent                                      10
         1.47     Surviving Spouse                                     11
         1.48     Total and Permanent Disability                       11
         1.49     Trust Agreement                                      11
         1.50     Trustee                                              11

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
         1.51     Year of Service                                      11

ARTICLE II        PLAN ELIGIBILITY                                     13

         2.01     Requirements for Participation                       13
         2.02     Termination of Participation                         14
         2.03     Transfers                                            14
         2.04     Change in Employment Status                          16

ARTICLE III       ELIGIBILITY FOR BENEFITS                             18

         3.01     Normal Retirement Date                               18
         3.02     Early Retirement Date                                18
         3.03     Late Retirement Date                                 18
         3.04     Disability Retirement Date                           18
         3.05     Vested Retirement Date                               19

ARTICLE IV        RETIREMENT BENEFITS                                  20

         4.01     Normal Retirement Benefit                            20
         4.02     Benefit Offsets                                      24
         4.03     Early Retirement Benefit                             26
         4.04     Late Retirement Benefit                              26
         4.05     Disability Retirement Benefit                        26
         4.06     Vested Retirement Benefit                            28
         4.07     Preretirement Surviving
                  Spouse Benefit                                       28
         4.08     Inability to Locate Participant                      28
         4.09     Maximum Benefit Limitation                           29
         4.10     Claim for Benefits                                   31

ARTICLE V         COMMENCEMENT AND DURATION
                  OF BENEFITS                                          32

         5.01     Commencement of Retirement
                  Income Payments                                      32
         5.02     Qualified Joint and Survivor Annuity                 33
         5.03     Optional Retirement Benefit                          34
         5.04     Reemployment Prior to Retirement                     35
         5.05     Preretirement Surviving
                  Spouse Benefit                                       35
         5.06     Suspension of Benefits                               36
         5.07     Small Benefits                                       36
         5.08     Direct Rollovers                                     37

ARTICLE VI        COMMITTEE                                            38

         6.01     Members                                              38
         6.02     Committee Action                                     38
         6.03     Right and Duties                                     38
         6.04     Investment Responsibility                            39
         6.05     Transmittal of Information                           40
         6.06     Duty of Care                                         40
         6.07     Compensation, Bonding,
                  Indemnity and Liability                              40
         6.08     Manner of Administering                              40

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
         6.09     Annual Report                                        40

ARTICLE VII       CONTRIBUTIONS                                        42

         7.01     Source of Contributions                              42
         7.02     Company Contribution                                 42
         7.03     Application of Forfeitures                           42
         7.04     Assets Available to Pay Benefits                     42

ARTICLE VIII      TRUST                                                43

ARTICLE IX        AMENDMENT AND TERMINATION                            44

         9.01     Amendments                                           44
         9.02     Discontinuance of Plan                               44
         9.03     Termination of Plan                                  44

ARTICLE X         RESTRICTION OF BENEFITS                              47

         10.01    Restrictions on Benefits of
                  Highly Compensated Employees                         47

ARTICLE XI        TOP-HEAVY PROVISIONS                                 48

         11.01    General                                              48
         11.02    Definitions                                          48
         11.03    Top-Heavy Definition                                 49
         11.04    Vesting                                              49
         11.05    Minimum Benefits or Contributions and
                  Section 415 Limitations                              49

ARTICLE XII       MISCELLANEOUS                                        52

         12.01    Irrevocable Dedication                               52
         12.02    Nonassignability                                     52
         12.03    Limitations on Participant's Rights                  52
         12.04    Participants Bound                                   52
         12.05    Receipt and Release                                  53
         12.06    Merger or Consolidation of Plans                     53
         12.07    Governing Law; Separability                          53
         12.08    Headings and Subheadings                             53
         12.09    Instrument in Counterparts                           53
         12.10    Gender                                               53
         12.11    Successors and Assigns                               53
         12.12    Recovery of Overpayment                              53

ARTICLE XIII      PARTICIPATION BY COMPANY OR RELATED COMPANY          54

         13.01    Participation by any Company or Related Company      54
         13.02    Withdrawal by any Company or Related Company         54

ARTICLE XIV       EXECUTION                                            55

EXHIBIT A         ACTUARIAL EQUIVALENT                                 A-1

EXHIBIT B         PARTICIPATING COMPANIES                              B-1

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
EXHIBIT C         PROGRESS PATTERN                                     C-1

EXHIBIT D         FPO                                                  D-1

EXHIBIT E         PLASTICS (HAAS)                                      E-1

EXHIBIT F         BENEFITS FOR FORMER EMPLOYEES OF FORD MOTOR COMPANY  F-1

EXHIBIT G         BENEFITS FOR FORMER EMPLOYEES OF DELPHI AUTOMOTIVE
                  SYSTEMS                                              G-1

EXHIBIT H         AVERAGE MONTHLY BENEFIT PAYABLE FROM THE
                  RETIREMENT PLAN FOR SALARIED EMPLOYEES OF ITT
                  INDUSTRIES                                           H-1

EXHIBIT I         DIVESTITURES                                         I-1

PREAMBLE

Prior to September 30, 1988, Lear Siegler Diversified Holdings Corp. (the "Predecessor Company") maintained the Lear Siegler Diversified Holdings Corp. Pension Plan (the "Predecessor Plan") for the benefit of certain employees of Lear Siegler Diversified Holdings Corp. and its subsidiaries and certain related companies.

Effective September 30, 1988, an Investment Group acquired the assets of Lear Siegler Seating Corp. (the "Company") from the Predecessor Company. In accordance with the Agreement of Purchase and Sale between the Company and the Predecessor Company, the Company established the Lear Siegler Seating Corp. Pension Plan (the "Prior Plan") covering eligible employees who were covered by the Predecessor Plan as of September 29, 1988, in addition to eligible employees hired by the Company after such date. The new pension plan provided benefits substantially the same as the benefits provided under the Predecessor Plan and granted any eligibility, vesting and benefit accrual service which was recognized under the Predecessor Plan. Benefits provided by the Predecessor Plan, as computed under the regular formula under Article IV of the Predecessor Plan, and any grandfathered formula or forms of benefit under the Predecessor Plan, will be offset against the career benefit computed under the new pension plan.

In conjunction with a change in the Company's name and an amendment and restatement of said plan, the Company hereby establishes the Lear Seating Corporation Pension Plan as of October 1, 1989, through December 30, 1995, and effective as of December 31, 1995 the name of the Plan shall be the Lear Corporation Pension Plan (the "Plan").

Effective January 1, 1997, unless otherwise stated herein, the Plan is further amended and restated to include provisions required under the Small Business Job Protection Act of 1996, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Retirement Protection Act of 1994, the Taxpayer Relief Act of 1997 and certain other changes. The rights and benefits of all Employees whose last day of service is after December 31, 1996 shall be determined under this restatement. The rights and benefits of Employees whose last day of service was before January 1, 1997 shall be determined under the Plan as in effect on the last date of their service, except as otherwise required by law or applicable regulations.

FUTURE OF THE PLAN

It is the intention of the Company to continue the Plan indefinitely and to have the Plan and related trust meet the requirements of Section 401(a) and 501(a) of the Internal Revenue Code of 1986. However, the Company reserves the right to amend or discontinue the Plan, subject to the applicable provisions thereof.

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ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Plan, with the first letter capitalized, they shall have the meaning specified below.

1.01 ACCRUED BENEFIT shall mean, with respect to each Participant, the Retirement Benefit determined under the Plan expressed in the form of a monthly benefit commencing at Normal Retirement Date (or the date of determination, if later) which such Participant has accrued at any time under the provisions of the Plan, regardless of his vested status, determined as if he then terminated his employment.

1.02 ACQUIRED GROUP shall mean all of the companies listed in Exhibit B other than Lear Corporation.

1.03 ACTUARIAL EQUIVALENT shall mean a benefit of equivalent actuarial value when computed on the basis of the actuarial factors, assumptions and procedures recommended by the Plan's actuary, which assumptions are adopted for such purpose by the Employee Benefits Committee, and set forth in Exhibit A.

1.04 ANNUITY STARTING DATE shall mean the first day of the first period for which an amount is payable as an annuity, whether or not any such payment is actually made. In the case of a benefit which is not payable as an annuity, Annuity Starting Date shall be the date on which all events have occurred which entitle the Participant to such benefit.

1.05 BENEFICIARY or BENEFICIARIES shall mean the person or persons (including the Participant's Surviving Spouse) named by a Participant by written designation filed with the Employee Benefits Committee to receive payments after the Participant's death; provided, however, that the Participant's spouse shall be the Beneficiary where required by the Plan or applicable law. For purposes of any death benefit payable before the Participant's Benefit Commencement Date, in the event that no Beneficiary had been designated or that no designated Beneficiary survives the Participant, the following Beneficiaries (if then living) shall be deemed to have been designated in the following priority: (a) spouse, (b) children, including adopted children, in equal shares, (c) parents, in equal shares, and (d) the Participant's estate.

1.06 BOARD OF DIRECTORS shall mean the Board of Directors of Lear Corporation.

1.07 BREAK IN EMPLOYMENT shall mean the Employee's resignation, discharge, death or retirement from or by the Company or a Related Company effective as of the applicable event. Transfer between the Company and a Related Company or between Related Companies shall not constitute a Break in Employment provided there is no intervening employment elsewhere. In determining whether an Employee has incurred a Break in Employment, the following shall apply:

(a) A Break in Employment shall not occur during leaves of absence authorized by the Company or a Related Company before or after the absence, in accordance with established policies, and vacation periods, temporary layoffs for lack of work, and military leaves.

(b) A Break in Employment shall occur on the later of (i) the date an Employee receives, or is eligible to receive, workers' compensation, provided such Employee is not eligible for a Disability Retirement Benefit under the Plan and
(ii) the first anniversary of the date the employee was first absent from work due to the sickness or injury for which he receives such workers' compensation.

(c) Continuation upon temporary layoff for lack of work for a period in excess of 15 months shall be considered a discharge effective as the expiration of such period.

(d) Failure to return to work after the expiration of any leave of absence or after recall from any temporary layoff shall be considered a resignation, effective as of the expiration of such leave of absence or layoff.

(e) Failure of an Employee on military leave to make application for reemployment within the period during

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which he is entitled thereto under the laws of the United States shall be considered a resignation effective as of the earlier of the end of such military leave or the anniversary date of the commencement of such military leave.

(f) Notwithstanding anything contained herein to the contrary, a Break in Employment shall not occur during the first 12 months of absence from employment by reason of sickness, maternity or paternity reasons (as defined in Section 1.32), or military service.

1.08 CODE shall mean the Internal Revenue Code of 1986, as amended.

1.09 COMMITTEE or EMPLOYEE BENEFITS COMMITTEE shall mean the Employee Benefits Committee appointed in accordance with Article VI.

1.10 COMPANY shall mean Lear Corporation or any successor corporation resulting from a merger, consolidation, or transfer of assets substantially as a whole, which shall expressly agree in writing to continue this Plan as herein provided.

1.11 CONTINGENT ANNUITANT shall mean a person properly designated by a Participant to receive benefits pursuant to a Contingent Annuity (as defined in Section 5.03) in the event of the death of the Participant.

1.12 COVERED COMPENSATION shall mean the average (without indexing) of the taxable wage bases for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant reaches social security retirement age, divided by 12. In determining a Participant's Covered Compensation for a Plan Year, the taxable wage base for the current Plan Year is assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is being made. A Participant's Covered Compensation for a Plan Year after this 35-year period is the Participant's Covered Compensation in the Plan Year the Participant reached social security retirement age. A Participant's Covered Compensation for a Plan Year before the 35-year period is the taxable wage base in effect as of the beginning of the Plan Year. Each Plan Year, a Participant's Covered Compensation is automatically adjusted.

1.13 CREDITED SERVICE shall mean:

(a) For service prior to September 30, 1988, the Participant's Credited Service as of said date determined pursuant to the provisions of the Prior Plan as in effect on September 29, 1988.

(b) For service on or subsequent to September 30, 1988, the Participant's service (measured in years, including fractional years measured in months) with the Company or a Related Company. A Participant shall accrue one month of Credited Service for each calendar month, including partial months, between his Employment Date and the date he incurs a Break in Employment and between any Reemployment Date and the date he incurs any subsequent Break in Employment; provided, however, a Participant who incurs a One Year Break in Service shall not accrue Credited Service following his Reemployment Date unless he completes a Year of Service following such Reemployment Date.

Notwithstanding the foregoing:

(1) A Participant shall not accrue Credited Service for any period of service with a Related Company which is not a Participating Company following transfer from a Participating Company unless and until he is retransferred, without an intervening Break in Employment, to a Participating Company.

(2) In the case of an individual who becomes an Eligible Employee and a Participant in this Plan by transfer without a Break in Employment to a Participating Company from a Related Company, such individual shall accrue Credited Service for his period of employment with such prior employer to the extent that the employee was contiguously covered by another defined benefit plan sponsored by such Related Company and only to the extent such employment was recognized as Credited Service under such other plan.

(3) The provisions of Paragraph (2) above shall not be construed to deny the Board of Directors the right to exclude all or any portion of a Participant's service for purposes of determining Credited Service in the case where coverage is extended to the Participant as a result of the Participant's employer becoming a Participating Company.

(4) In the case of an individual who was an employee of the Automotive Industries Division and transferred into this Plan on January 1, 1997, service prior to January 1, 1997 shall not be recognized as Credited Service by this Plan. Effective January 1, 1999, in the case of an individual who was a member of the Automotive Industries, Inc. Salaried Defined Benefit Pension Plan and transferred into this Plan on January 1, 1997 or who was an employee of the Automotive Industries Division and would have become a participant of the Automotive Industries, Inc. Salaried Defined Benefit Pension Plan on January 1, 1997, service prior to January 1, 1997 shall not be recognized as Credited Service by this Plan. However, in the case of an individual who was not a member of the Automotive Industries, Inc. Salaried Defined Benefit Plan as of December 31, 1996 and would not have become a member of the Automotive Industries, Inc. Salaried Defined Benefit Plan as of January 1, 1997, employment to a maximum of one year with Automotive Industries, Inc. prior to January 1, 1997 shall be recognized as Credited Service by this Plan.

(5) In the case of an individual who was an employee of the Masland Division and transferred into this Plan on April 1, 1997 service prior to April 1, 1997 shall not be recognized as Credited Service by this Plan.

(6) In the case of an individual who was an employee of Fairhaven Industries and transferred into this plan on January 1, 1997, service prior to January 1, 1997 shall not be recognized as Credited Service by this Plan.

In the case of an individual who was an employee of ITT Industries in the Automotive operation ("ITT Automotive") and transferred to this Plan on August 25, 1997, service prior to August 25, 1997 shall only be recognized in accordance with Section 4.01(f)(iii)(B) and (D).

Provisions of Credited Service specific to FAVESA and Delphi Automotive Systems are found in Exhibits F and G, respectively.

In the case of an employee whose benefits under this Plan were frozen as of December 31, 1998 upon his or her transfer to Lear Donnelly Overhead Systems, Inc. ("LDOS") and who subsequently became again covered by this Plan as of the acquisition by Lear Corporation of LDOS on September 15, 1999, Credited Service shall exclude calendar year 1999, and the maximum Credited Service used in
Section 4.01 which is otherwise limited to 30 years shall, for such employees be limited to 29 years. For all other employees of LDOS who became covered under this Plan as of the acquisition by Lear Corporation of LDOS on September 15, 1999, service prior to January 1, 2000 shall not be recognized as Credited Service by this Plan.

(10) In the case of an individual who was an employee of Versatrim and who was included in this plan on January 1, 2002, service prior to January 1, 2002 shall not be recognized as Credited Service by this Plan.

(11) In the case of an individual who was an employee of General Seating and who was included in this plan on January 1, 2000, service prior to January 1, 2000 shall not be recognized as Credited Service by this Plan.

                  In addition to the foregoing, if a Participant incurs a Break in Employment with a Participating Company due to his Total and Permanent Disability, for purposes of computing his benefits under Section 4.05(b) (and only for that purpose) the years and months from the time such Participant incurs a Break in Employment to the earlier of the time he reaches his Normal Retirement Date or returns to work for the Company or a Related Company shall be Credited Service, provided the Participant was Totally and Permanently Disabled throughout said period and, where he is reemployed by the Company or a Related Company, he either (i) remains employed thereby for the next 12 consecutive months without a Break in Employment or (ii) he again becomes disabled, retires or dies within such 12 months.

                  An Employee shall not accrue any Credited Service at any time when such Employee is currently accruing benefits as an active participant in another "defined benefit plan," as such term is defined in Section 3(35) of ERISA, which is maintained by the Company or a Related Company. For purposes of this paragraph only, all foreign companies shall be deemed Related Companies if they otherwise meet the definition of Related Company.

                  Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

1.14 DEFINED BENEFIT PLAN shall mean a plan described in Section 414(j) of the Code.

1.15 DEFINED BENEFIT PLAN FRACTION shall mean, for Plan Years prior to January 1, 2000, a fraction, the numerator of which is the projected annual benefit (determined as of the close of the relevant Plan Year) of the Participant under all Defined Benefit Plans maintained by one or more Related Companies, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, or (ii) the product of 1.40 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

1.16 DEFINED CONTRIBUTION PLAN shall mean a plan described in Section 414(i) of the Code.

1.17 DEFINED CONTRIBUTION PLAN FRACTION shall mean, for Plan Years prior to January 1, 2000, a fraction, the numerator of which is the sum of the annual additions to a Participant's accounts under all Defined Contribution Plans maintained by one or more Related Companies (for this purpose "annual additions" shall include amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 11.02 of this Plan) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Company or a Related Company), and the denominator of which is the sum of the lesser of (i) or (ii) for such Plan Year and for each prior Plan Year of Service with one or more Related Companies, where (i) is the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year (determined without regard to Section 415(c)(6) of the Code), and (ii) is the product of 1.40 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code (or Section 415(c)(7) of the Code, if applicable) with respect to the Participant for the Plan Year. Notwithstanding the foregoing, the numerator of the Defined Contribution Plan Fraction shall be adjusted pursuant to Treasury Regulations 1.415-7(d)(1) and Questions T-6 and T-7 of Internal Revenue Service Notice 83-10.

1.18 EFFECTIVE DATE shall mean September 30, 1988. The effective date of the amended and restated Plan is January 1, 1997.

1.19 ELIGIBLE EMPLOYEE shall mean any Employee employed in the United States who:

(a) Is not a member of a group of employees covered by a collective bargaining agreement between an employer and any collective bargaining representative, unless he is a member of a group of Employees to whom this Plan has been extended by a collective bargaining agreement between the Company and any collective bargaining representative, or by the Company unilaterally.

(b) Is not a member of a group of hourly employees not subject to collective bargaining who are employed at a Company location which opened on or after January 1, 1994. Effective January 1, 2002, any hourly employee not subject to collective bargaining shall not be considered an Eligible Employee.

(c) Is in part-time or full-time employ of a Participating Company, including officers thereof but excluding directors who are not in the Participating Company's employ in any other capacity.

(d) An Employee shall not be an "Eligible Employee" at any time when such Employee is currently accruing benefits as an active participant in another "defined benefit plan," as such term is defined in Section 3(35) of ERISA, which is qualified under Section 401(a) of the Code and which is maintained by the Company or a Related Company. For purposes of this paragraph only, all foreign companies shall be deemed Related Companies if they otherwise meet the definition of Related Company.

(e) Is not a Leased Employee, as defined in Section 414(n) of the Code.

(f) On and after January 1, 1995, is not a student or intern employed by the Company in a co-op program between the Company and a college or university. The terms student and intern shall include individuals employed as such during summer recess.

(g) Is not an employee whose base pay is not paid through U.S. payroll.

         For purposes of this Plan, a full-time employee is one who is employed for more than five months of the year and 20 or more hours per week, or who has been so employed during at least 10 consecutive years of his current period of continuous service, including service pursuant to Section 1.13.

         Effective January 1, 1999 through December 31, 1999, all salaried Marlette division employees shall not be Eligible Employees.

1.20 EMPLOYEE shall mean an individual who is employed by the Company or a Related Company, provided that no period of employment of an Employee with a Related Company shall be taken into account for determining such individual's Credited Service or Years of Service if such employment occurred prior to the time such Related Company became affiliated as a Related Company with the Company unless and to the extent that such prior period of employment is treated as service with the Predecessor Company or an Acquired Group. The term Employee shall include any person performing services for the Company as a Leased Employee as defined in Section 414(n).

         However, "Employee" shall exclude any individual retained by a Company to perform services for the Company (for either a definite or indefinite duration) and is characterized thereby as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of an employee), regardless of such individual's status under common law, including, without limitation, any such individual who is or has been determined by a third party, including, without limitation, a government agency or board or court or arbitrator, to be an employee of the Company for any purpose, including, without limitation, for purposes of any employee benefit plan of the Company (including this Plan) or for purposes of federal, state or local tax withholding, employment tax or employment law.

1.21 EMPLOYER means (a) the Company, or (b) any other Related Company, and any other entity that is related to a Related Company (either individually or collectively, as the context may require) which is designated by the Employee Benefits Committee as an Employer under the Plan, and which adopts the Plan in accordance with the provisions of Article XIII.

1.22 EMPLOYMENT DATE shall mean the date on which the Employee is first employed by the Company or a Related Company, or Predecessor Company.

1.23 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.24 FIDUCIARY shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation and administration of the Plan or Fund, and such term shall be construed as including the term "Named Fiduciary" with respect to those fiduciaries named in the Plan or who are identified as fiduciaries pursuant to the procedure specified in the Plan.

1.25 FORMER PARTICIPANT shall mean a Participant (other than a retired Participant) who after the Effective Date (i) has quit, resigned, or otherwise voluntarily terminated his employment with the Company or (ii) has been discharged by the Company for any reason or (iii) has been granted a leave of absence by the Company in accordance with uniform rules adopted by the Company so that all Participants in similar circumstances are treated alike or (iv) has failed to return to active employment with the Company within ninety (90) days (or such longer period as his employment rights may be protected by law) after his first eligibility for release or discharge from the Armed Forces of the United States.

1.26 FUND shall mean the fund established under the Trust Agreement and held pursuant to the Trust Agreement or any insurance contract into which or pursuant to which contributions made by a Participating Company pursuant to this Plan and from which any amounts payable under this Plan are to be paid.

1.27 HIGHLY COMPENSATED EMPLOYEE means an individual determined in accordance with Section 414(q) of the Code, and with such rules and regulations as shall be promulgated by the Internal Revenue Service pursuant to such Section, and shall mean an Employee who (i) was a 5% owner (as defined in Section 416(i)(1) of the Code) at any time during the Plan Year being tested or the preceding Plan Year with respect to the Company or a Related

Company, or (ii) earned more than $80,000 of Section 414(q) compensation (as defined in Section 414(q)(4) of the Code) during the preceding Plan Year from the Company or a Related Company. For purposes of this provision, the $80,000 amount is subject to adjustment as provided under Section 415 of the Code, except that the base period shall be the calendar quarter ending September 30, 1996.

1.28 HOUR OF SERVICE shall mean each hour for which the Participant or Employee is directly or indirectly paid, or entitled to payment, by the Company (i) for the performance of duties during the applicable computation period, (ii) for reasons (such as vacation, sickness, holiday, layoff, jury duty, military duty, leave of absence, or incapacity (including disability) other than the performance of duties during the applicable computation period (provided, however, that no Hour of Service need be credited for payments received solely for the purposes of complying with applicable workers' compensation or unemployment or disability insurance laws or for payments received solely for reimbursing the Employee for medical expenses), and (iii) each hour for which back pay (irrespective of mitigation of damages) has been awarded or agreed to by the Company.

         For the purposes of determining a Participant's or an Employee's Hours of Service during any period when he is on a leave of absence granted by the Company or is serving in the Armed Forces of the United States and is not receiving any compensation from the Company, but in the case of a Participant who has not yet become a terminated Participant, and in the case of an Employee who is not a Participant, has not yet ceased to be an Employee, he shall be deemed to continue to be employed during such period for the same number of hours per week he was immediately prior to the commencement of such absence provided that he returns to employment within the time specified under his leave or by federal law (in the case of absence due to military service).

         The word Company as used in this paragraph shall be deemed to include any Related Company. The word Employee as used in this paragraph shall be deemed to include employment with a Related Company.

         The foregoing definition shall be interpreted in accordance with Sections 414(b), (c), (m), (n) and (o) of the Code and the Department of Labor Regulations section 2530.200b-2(b) and (c), the contents of which are hereby incorporated herein by reference.

1.29 INVESTMENT MANAGER shall mean a Fiduciary designated by the Committee under this Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets (1) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined, in that Act; or (iii) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (2) who has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition, and control of Plan assets.

1.30 LEASED EMPLOYEE means any individual who, pursuant to an agreement between the Company and any other person (the leasing organization), performs services for the Company on a substantially full-time basis during a 12 month period and such services are performed under primary direction or control by the recipient employer. If Leased Employees do not constitute more than 20 percent of the Company's non-highly compensated work force, a Leased Employee will not be treated as an Employee if the Leased Employee is covered by a money purchase pension plan sponsored by the leasing organization and such plan provides:

(a) nonintegrated employer contribution rate of at least 10 percent of compensation,

(b) immediate participation, and

(c) full and immediate vesting.

1.31 MONTHLY PLAN COMPENSATION shall mean:

(a) For Participants who cease to be Eligible Employees (whether by retirement, transfer or otherwise) 1/60th of the Participant's aggregate compensation during the highest five consecutive calendar years (excluding years fewer than 12 months of compensation) within the last 15 calendar years preceding the time the Participant ceases to be an Eligible Employee.

(b) If a Participant ceases to be an Eligible Employee before the end of a calendar year and if the compensation actually paid to him in such year while he was an Eligible Employee exceeds the compensation he received in the fifth preceding calendar year, the former shall be deemed to have been paid over the entire calendar year and may be used for purposes of computing Monthly Plan Compensation.

(c) (i) Prior to January 1, 2003, if a Participant has not received compensation (as hereinafter defined) for at least five years of Credited Service that accrue during the five consecutive calendar years immediately preceding the year in which he ceases to be an Eligible Employee, his Monthly Plan Compensation shall be his aggregate compensation (as hereinafter defined) for the period he accrued Credited Service plus his aggregate compensation (as hereinafter defined), if any, from any nonparticipating division, office or group of the Company or any Related Company during such five-year period (or such lesser period as may be applicable) divided by the number of full months of pay included in such determination of Monthly Plan Compensation.

         (ii) Effective as of January 1, 2003, if a Participant has not received compensation (as hereinafter defined) for at least five consecutive calendar years [excluding years of fewer than 12 months of compensation] immediately preceding the year in which he ceased to be an Eligible Employee, his Monthly Plan Compensation shall be determined as 1/12 of his aggregate compensation in his consecutive full calendar years of compensation divided by the number of such consecutive full calendar years of compensation.

Effective as of January 1, 2003, if a Participant has not received compensation (as hereinafter defined) for at least one full calendar year, his Monthly Plan Compensation shall be determined as his aggregate compensation in the last five years preceding the year in which he ceases to be an Eligible Employee, divided by the number of full months of pay in that period.

(d) For purposes of this Plan, compensation means compensation paid in cash to the Participant for periods included in the Participant's Credited Service (or paid to him for periods while he is employed by a Predecessor Company, a non-participating division, office or group of the Company or a Related Company where necessary for purposes of the preceding paragraph) and reported thereby for federal income tax purposes, including, effective January 1, 1999, base pay, shift premium, vacation pay, overtime and all bonuses (except from the Long Term Incentive Plan and, effective January 1, 2000, from the Six Sigma program, specifically Black Belt and Project Champion bonuses) to the extent of the portion of such bonuses taken in cash and not deferred. A Participant who incurs a Break in Employment with a Participating Company due to his Total and Permanent Disability and becomes eligible to receive a benefit under Section
4.05 shall be deemed to be receiving compensation at the same rate, including assumed "target" bonuses, as he was receiving compensation at the time of such Break in Employment from said time to the earlier of his Normal Retirement Date or the time he returns to regular full-time employment with the Company or any Related Company provided the Participant remains Totally and Permanently Disabled throughout said period.

(e) Except as otherwise provided herein in Section 1.31(c)(i), for purposes of computing Monthly Plan Compensation, consecutive calendar years shall include only calendar years during which the Participant received 12 months of compensation.

(f) Notwithstanding the foregoing, the annual compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed (a) with respect to the 1997 Plan Year, $160,000, and (b) with respect to each subsequent Plan Year, the amount prescribed by Section 401(a)(17) of the Code. The annual compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, compensation for any prior determination periods beginning before January 1, 2002 shall not exceed $200,000. The $200,000 limit on annual compensation shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

(g) In the case of an individual who was an employee of ITT Automotive and transferred to this Plan on August 25, 1997, for periods prior to August 25, 1997, compensation recognized as such under the prior plan (the

Retirement Plan for Salaried Employees of ITT Industries) shall be treated as if it were compensation under the Plan.

(h) In the case of an individual who was an employee of United Technologies Automotive and transferred to this Plan on May 4, 1999, for periods prior to May 4, 1999, compensation recognized as such under the prior plan (the United Technologies Corporation Nonrepresented Employee Retirement Plan) shall be treated as if it were compensation under the Plan.

(i) In the case of individuals who became covered under this Plan as of the acquisition by Lear Corporation of Lear Donnelly Overhead Systems, Inc. ("LDOS") on September 15, 1999, compensation paid by LDOS during 1999 shall be treated as if it were compensation under the Plan.

1.32 ONE YEAR BREAK IN SERVICE shall mean a period of 12 consecutive months following a Break in Employment during which the individual involved is not employed by the Company or a Related Company. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.33 PARTICIPANT shall mean any person included in the Plan as provided in
Article II.

1.34 PARTICIPATING COMPANY shall mean each division, office or group of the Company which the Board of Directors designates to participate in this Plan and each Related Company which, by resolution of its Board of Directors and with the written approval of the Company, elects to participate in this Plan. Any such Participating Company shall be set forth in Exhibit B of the Plan.

1.35 PLAN shall mean the Lear Corporation Pension Plan, as set forth herein and as amended from time to time.

1.36 PLAN YEAR shall mean the 12 month period commencing on October 1, 1988 and each October 1 thereafter. Effective July 1, 1990, the Plan Year shall be the 12 month period commencing on such date, and each July 1 thereafter, with a short Plan Year for the period October 1, 1989 through June 30, 1990. Effective January 1, 1995, the Plan Year shall be the 12 month period commencing on such date, and each January 1 thereafter, with a short plan year for the period July 1, 1994 through December 31, 1994.

1.37 PREDECESSOR COMPANY shall mean Lear Siegler Diversified Holdings Corp.

1.38 PRIOR PLAN shall mean the Lear Siegler Seating Corp. Pension Plan, as in effect on September 29, 1988.

1.39 PRIMARY SOCIAL SECURITY BENEFIT shall mean the monthly amount of the old age benefits available for the Participant (excluding amounts available for spouses and dependents) at age 65 under Title II of the Federal Social Security Act without regard to any provisions under any title of said act which otherwise limit, curtail, reduce or eliminate the benefits available to the Participant as in effect at his termination. If the Participant had or would have had less than 20 years of Credited Service at his Normal Retirement Date, the old age insurance benefit shall be reduced pro rata for Credited Service less than 20 years at his Normal Retirement Date. In cases where the Participant incurs a break in Employment prior to his Normal Retirement Date, the Primary Social Security Benefit shall be the benefit to which the Participant would be entitled at age 65, based upon the Act as in effect on the date of his Break in Employment and based upon the assumption that he will continue to receive until reaching age 65 compensation which would be treated as wages for purposes of the Social Security Act at the same rate as he received such compensation at the time of his Break in Employment, multiplied by a fraction, the numerator of which is the Participant's Credited Service and the denominator of which is the total Credited Service he would have accrued if he worked until age 65.

         In computing the Participant's Primary Social Security benefit, the Participant's wages for years prior to the earliest full calendar year used in determining the Participant's Monthly Plan Compensation (the "First Compensation Year") shall be calculated by using an estimated wage history. The estimated wage history shall be calculated by projecting the Participant's wages during the First Compensation Year backward at the rate of the actual change in the national average earnings from year to year as determined by the Social Security Administration. If a Participant provides the Committee evidence of his actual wage history for the years for which wages are otherwise estimated, the actual wages shall be used instead of the estimate. In order that it be taken into account, a Participant must provide the actual wage history no later than a reasonable period of time (as determined by the Committee) after his Break in Employment or, if later, the date he is informed of the benefit to which he is entitled.

         Once such Primary Social Security benefit shall have been determined it shall not be redetermined even though there may be changes in Social Security benefits thereafter because of changes in the cost of living or because of changes in the Federal Social Security Act.

1.40 QUALIFIED ELECTION means, effective January 1, 1998, in the case of an election required in order to reject the Qualified Joint and Survivor Annuity as described in Section 5.02, an election by the Participant that (i) expressly rejects such annuity, (ii) designates the form in which the Participant's accrued benefit shall be paid (which designation cannot be changed without Spousal Consent, unless the change is to elect the Qualified Joint and Survivor Annuity), (iii) designates the beneficiary who is to receive any payments that are to be made after the death of the Participant under such benefit payment form (which designation cannot be changed without Spousal Consent, unless the change is to name the spouse as Beneficiary), (iv) is in writing on a form prescribed by the Committee for such purpose, (v) is filed with the Committee within the period described in Section 5.02 and (vi) contains Spousal Consent.

1.41 QUALIFIED JOINT AND SURVIVOR ANNUITY shall mean an annuity for the life of the Participant with a survivor annuity for the life of the spouse of the Participant to whom he is married at his Annuity Starting Date, which is 50 percent of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. Such Qualified Joint and Survivor annuity shall be the Actuarial Equivalent of a single life annuity for the life of the Participant.

1.42 REEMPLOYMENT DATE shall mean the date on which the Employee is reemployed by the Company or a Related Company following a Break in Employment.

1.43 RELATED COMPANY shall mean (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(A)(4) and (e)(3)(C) thereof) of which the Company is a component member, (ii) each entity (whether or not incorporated) which is under common control with the Company, as such common control is defined in Section 414(c) of the Code and Regulations issued thereunder, (iii) any organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company or a Related Company is a member, and (iv) in the case of an employee of a "leasing organization" who constitutes a "leased employee" (as such terms are defined in Section 414(n) of the Code) with respect to the Company or Related Company, any leasing organization. For purposes of Section 4.9 of this Plan, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code and the term "Related Company" shall also include each predecessor employer to the extent required by
Section 414(a) of the Code. Foreign companies, other than Canadian companies for purposes of this Plan, shall not be deemed Related Companies.

1.44 RETIREMENT BENEFIT shall mean in respect of any given Participant and when used without modifying words, any and all of the following: (i) Normal Retirement Benefits, (ii) Early Retirement Benefits (iii) Late Retirement Benefits, (iv) Disability Retirement Benefits, and (v) Vested Retirement Benefits as provided in Article IV, or under any applicable Exhibit.

1.45 SPOUSE shall mean as of the Annuity Starting Date or earlier date of death of Participant, the person to whom the Participant is legally married on such date. A former spouse shall be treated as a Spouse to the extent provided under a qualified domestic relation order as described in Section 414(p) of the Code.

1.46 SPOUSAL CONSENT shall mean, effective January 1, 1998, an irrevocable written consent by the Spouse of a Participant to an election, designation of Beneficiary, or similar action by the Participant under Section 5.02, which consent (a) acknowledges the effect of such election, designation or action and
(b) is witnessed by a Plan representative or a notary public. A Spouse shall be deemed to have given such consent if it is established to the satisfaction of the Committee that actual written consent to an election cannot be obtained from the Spouse because the Spouse cannot be located or because of such other circumstances as may exist, in accordance with Treasury Regulation section 1.401(a)-20, Q&A-27. Any such consent (including such deemed consent) by a Spouse shall be effective only with respect to such Spouse. Spousal Consent with respect to a Qualified Election shall be effective only for such election, and any change in such election shall require a new Spousal Consent, unless the Spousal Consent expressly permits the Participant to change such election without obtaining the consent of his Spouse with respect to such change. No Spousal Consent shall be valid unless the Participant has received any notice required under section 401(a)(11) and 417 of the Code and the regulations thereunder.

1.47 SURVIVING SPOUSE shall mean the individual who is married to a Participant on the Participant's Annuity Starting Date and/or on the Participant's date of death for deaths before the Annuity Starting Date. Only an individual married to the Participant on the Participant's Annuity Starting Date or for at least one year on the Participant's date of death prior to Annuity Starting Date, as the case may be, shall be considered to be a Surviving Spouse.

1.48 TOTAL AND PERMANENT DISABILITY meant, prior to January 1, 2002, the total and permanent incapacity of any Participant to render services to the Participating Company that employs him by reason of mental or physical disability.

         Such Participant shall be required to submit to an examination by a competent physician or physicians selected by the Committee and shall be required to submit to such reexaminations as shall be necessary for the Committee to make a determination concerning his physical or mental condition. A Participant who shall refuse to submit to any physical examination properly requested under the Plan shall not be placed on disability retirement.

         Any Participant receiving a Disability Retirement Benefit, as provided in Section 4.05, shall be required to submit to a disability examination at any time during such retirement for the purpose of determining his condition whenever such examination is requested by the Committee but not more often than semi-annually. If the latter shall find that he is no longer totally and permanently disabled, his disability retirement and his Disability Retirement Benefits shall cease.

Effective January 1, 2002, Total and Permanent Disability shall mean any Participant who is deemed eligible for Long Term Disability (LTD) benefits under the Employer's LTD plan, as determined by the carrier.

1.49 TRUST AGREEMENT shall mean the Lear Corporation Master Retirement Trust, as it may be amended from time to time, and/or any other trust agreement entered into by the Company creating a trust providing for the investment and administration of the Fund. By this reference the Trust Agreement is incorporated herein.

1.50 TRUSTEE shall mean the trustee of a trust created pursuant to a Trust Agreement.

1.51 YEAR OF SERVICE shall mean:

(a) For service prior to September 30, 1988, the Participant's Years of Service as of said date determined pursuant to the provisions of the Prior Plan as in effect on September 30, 1988.

(b) For service on or subsequent to September 30, 1988, each 12 consecutive month period, commencing on the Employee's Employment Date and on each anniversary thereof and continuing until the Employee incurs a Break in Employment which results in a One Year Break in Service, and each 12 consecutive month period, commencing on the Employee's Reemployment Date which follows a One Year Break in Service and on each anniversary thereof and continuing until the date on which the Employee incurs a subsequent Break in Employment which results in a One Year Break in Service. A partial month of service shall be treated as full month, and periods of less than 12 months of service resulting from separate employment periods that are included in the determination of the Employee's Year of Service shall be aggregated and each resulting 12 months shall be a Year of Service.

(c) With regard to an Employee who was an employee of the Automotive Industries Division and transferred into this Plan on January 1, 1997 vesting service earned by such Employee prior to January 1, 1997 under the Automotive Industries, Inc. Salaried Defined Benefit plan shall be recognized as Years of Service.

(d) With regard to an Employee who was an employee of the Masland Division and transferred into this Plan on April 1, 1997, years of service with the Masland Division rendered by such Employee prior to April 1, 1997 shall be recognized as Years of Service.

(e) With regard to an Employee who was an employee of Fairhaven Industries and transferred into this Plan on January 1, 1997, service earned by such Employee while employed by Fairhaven Industries on and after July 1, 1990 shall be recognized as Years of Service.

(f) With regard to an Employee who was an employee of ITT Automotive and transferred to this Plan on August 25, 1997, vesting service earned by such Employee prior to August 25, 1997 under the Retirement Plan for Salaried Employees of ITT Industries shall be recognized as Years of Service.

With regard to all salaried employees whose Eligible Employee status ceased as of January 1, 1999 due to their transfer to Lear Donnelly Overhead Systems, Inc. ("LDOS"), service with LDOS on and after January 1, 1999 shall be recognized as Years of Service for purposes of vesting service in accordance with Section 3.05, eligibility for early retirement in accordance with Section 3.02, and early commencement of benefits in accordance with Section 4.06. With regard to other employees employed by LDOS who became participants in this Plan as of the acquisition by Lear Corporation of LDOS on September 15, 1999, service during 1999 with LDOS, and contiguous service with Donnelly Corp. prior to such service with LDOS shall be recognized as Years of Service for purposes of vesting service in accordance with Section 3.05, eligibility for early retirement in accordance with Section 3.02, and early commencement of benefits in accordance with Section 4.06.

With regard to an Employee who was an employee of United Technologies Automotive and transferred to this Plan on May 4, 1999, vesting service earned by such Employee prior to May 4, 1999 under the United Technologies Corporation Nonrepresented Employee Retirement Plan shall be recognized as Years of Service.

Effective January 1, 2000, notwithstanding the foregoing, an Employee who was an employee of General Seating of America immediately prior to his or her employment with the Company shall be credited with Years of Service for such prior service under this Plan for purposes of Section 2.01, 3.02, 3.04 and 3.05.

(j) Effective January 1, 2002, notwithstanding the foregoing, an Employee who was an employee of Versatrim immediately prior to his or her employment with the Company shall be credited with Years of Service for such prior service under this Plan for purposes of Section 2.01, 3.02, 3.04 and 3.05.

ARTICLE II

PLAN ELIGIBILITY

2.01 REQUIREMENTS FOR PARTICIPATION

         All present and future Eligible Employees shall become Participants in this Plan in accordance with the following:

(a) Each Eligible Employee who was a Participant immediately prior to January 1, 1997 shall become a Participant in this Plan as of January 1, 1997 provided he is then employed by the Company.

(b) Each other Eligible Employee shall become a Participant in this Plan on the July 1 or January 1 immediately following the completion of one Year of Service.

         With regard to individuals employed by the Automotive Industries Division who were participants in the Automotive Industries, Inc. Salaried Defined Benefit Plan on December 31, 1996, such individuals shall become Participants in this Plan on January 1, 1997. If an employee satisfies the definition of an Eligible Employee but was not a participant in said Plan on December 31, 1996, he shall become a Participant in this Plan in accordance with Paragraph (b) above. Service with Automotive Industries, Inc. prior to January 1, 1997 shall be taken into account for purposes of meeting the service requirement set forth in Paragraph (b).

         With regard to individuals employed by the Masland Division on March 31, 1997 such individuals who satisfy the definition of Eligible Employee shall become Participants on April 1, 1997 provided such individuals have completed one Year of Service. For purposes of satisfying the service requirement set forth above, service with the Masland Division prior to April 1, 1997 shall be recognized. Any other Eligible Employee shall become a participant in this Plan in accordance with Paragraph (b) above.

         With regard to individuals employed by Fairhaven Industries on December 31, 1996, such individuals who satisfy the definition of Eligible Employee shall become Participants on January 1, 1997 provided such individuals have completed one Year of Service. For purposes of satisfying the service requirement set forth above, service with Fairhaven Industries prior to January 1, 1997 shall be recognized. Any other Eligible Employee shall become a participant in this Plan in accordance with Paragraph (b) above.

         With regard to individuals employed by ITT Automotive on August 25, 1997, such individuals who were participants at that date under the Retirement Plan for Salaried Employees of ITT Industries shall become Participants on August 25, 1997. Any other Eligible Employee shall become a participant in this Plan in accordance with Paragraph (b) above.

         With regard to individuals employed by United Technologies Automotive on May 4, 1999, such individuals who were participants at that date under the United Technologies Automotive Nonrepresented Employee Retirement Plan and are Eligible Employees as of January 1, 2000 shall become Participants on January 1, 2000. Any other Eligible Employee shall become a participant in this Plan in accordance with Paragraph (b) above on or after January 1, 2000.

         Nothing herein shall be construed to permit an Eligible Employee to commence participation herein prior to the date on which the entity that employs him becomes a Related Company.

         A Former Participant or Employee shall be subject to the following rules with respect to participation in the Plan upon reemployment:

         a Former Participant shall be treated as a rehired Employee and shall resume participation in the Plan on his or her reemployment date if the Employee had a vested interest in a benefit hereunder at the time of his Break in Employment.

A Former Participant shall be treated as a rehired Employee and shall become eligible to resume participation on his or her reemployment date if the Employee had no vested interest in a benefit hereunder at the time of his Break in Employment and the reemployment date is before five consecutive One Year Breaks in Service.

A Former Participant shall be treated as a new hire and shall not become eligible to participate in this Plan until he has satisfied the requirements of this Section 2.01(b) following his Reemployment Date if he had no vested interest in a benefit hereunder at the time of his Break in Employment and the number of his consecutive One Year Breaks in Service equals or exceeds five years. (Years of Service and Credited Service previously eliminated by a prior application of this paragraph shall not be counted for the purpose of the preceding sentence.)

2.02 TERMINATION OF PARTICIPATION

         A Participant's participation in this Plan shall cease upon his death or retirement or upon his incurring a One Year Break in Service. See Section
2.01 and Section 5.04 with respect to former Participants who are reemployed.

2.03 TRANSFERS

(a) TO A RELATED COMPANY - If a Participant is transferred from the Company to a Related Company other than a Related Company located in Canada, the Participant's Accrued Benefit is frozen as of the date of the transfer. The transferred Participant's service with the Related Company is included only in calculating the Participant's Years of Service under this Plan.

(b) FROM A RELATED COMPANY - If an individual is transferred to the Company from a Related Company other than a Related Company located in Canada, and becomes an Employee, such individual shall become a Participant on the date of the transfer, provided he has satisfied the years of service requirements of Section
2.01. The Employee's service with the Related Company is included in calculating Years of Service and Credited Service under the Plan. Retirement income received under the Plan is offset by any benefits received under another pension plan sponsored by the Company or Related Company.

(c) TRANSFERS FROM CANADA TO THE UNITED STATES PRIOR TO JANUARY 1, 2002

(i) TEMPORARY TRANSFERS - In the event an employee employed by a Related Company located in Canada transfers to a position with the Company on a temporary basis, such employee will be deemed to have remained an employee of the Related Company from which he transferred and shall not be covered under this Plan. An employee temporarily transferred to the Company who remains in the United States for three or more continuous years shall be deemed an Employee of the Company. As of that point in time, the Employee shall be covered under this Plan on a prospective basis.

(ii) PERMANENT TRANSFERS - In the event an employee employed by a Related Company located in Canada permanently transfers to a position with the Company, the employee shall be deemed to be an Employee of the Company and shall be covered by the Plan after satisfying the eligibility requirements in Article II.

         ELIGIBILITY REQUIREMENTS - The transferred Employee will become a Participant in the Plan on the date set forth in Section 2.01, provided the requirements of said Section have been met. For purposes of meeting the Plan's eligibility provisions, such Employee shall receive credit for all periods of employment with the Related Company located in Canada. Once the Employee becomes a Participant in the Plan, such Employee shall receive credit under this Plan for all periods of employment for vesting and benefit accrual with the Related Company located in Canada.

TRANSFERS FROM CANADA TO THE UNITED STATES ON OR AFTER JANUARY 1, 2002

(i) TEMPORARY TRANSFERS - In the event an employee employed by a Related Company located in Canada transfers to a position with the Company on a temporary basis, and remains on Canadian payroll, such employee will be deemed to have remained an employee of the Related Company from which he transferred and shall not be covered under this Plan. An employee temporarily transferred to the Company who remains in the United States for three or more continuous years shall be deemed an Employee of the Company. As of that point in time, the Employee shall be covered under this Plan on a prospective basis.

(ii) OTHER PERMANENT TRANSFERS - In the event an employee employed by a Related Company located in Canada permanently transfers to a position with the Company, and is put on a U.S. payroll, the employee shall be deemed to be an Employee of the Company and shall be covered by the Plan after satisfying the eligibility requirements in Article II.

ELIGIBILITY REQUIREMENTS - The transferred Employee will become a Participant in the Plan on the date set forth in Section 2.01, provided the requirements of said Section have been met. For purposes of meeting the Plan's eligibility provisions, such Employee shall receive credit for all periods of employment with the Related Company located in Canada. Once the Employee becomes a Participant in the Plan, such Employee shall be covered on a prospective basis from his date of transfer. If such employee remains in the U.S. and on a U.S. payroll for a period of at least two years (24 months), such employee shall receive credit under this Plan for all periods of employment for vesting and benefit accrual with the Related Company located in Canada, and the provisions of Section 4.02(c) of this Plan shall be determined as of the December 31 of the year such employee was transferred to U.S. payroll.

(d) TRANSFERS TO CANADA FROM THE UNITED STATES

                  In the event a Participant transfers to a position with a Related Company located in Canada, such Participant's Credited Service under this Plan will be frozen as of the date of transfer. Years of Service for vesting purposes and the compensation earned while in the employ of such Related Company converted to U.S. dollars as described in Section 4.02(d) will continue to be recognized under this Plan.

(e) TRANSFERS BETWEEN THE COMPANY AND GENERAL SEATING CORPORATION

(i) TO GENERAL SEATING CORPORATION - If a Participant is transferred from the Company to a position with General Seating Corporation, the Participant's Accrued Benefit is frozen as of the date of the transfer. The transferred Participant's service with General Seating Corporation is not included in calculating the Participant's Years of Service and Credited Service under the Plan.

                           In the event such transferred Participant is
transferred directly back to a position with the Company, service with General Seating Corporation is included in calculating the Participant's Years of Service and Credited Service under the Plan.

(ii) FROM GENERAL SEATING CORPORATION - If an individual is transferred to the Company from General Seating Corporation, other than as described in (i) above, and becomes an Eligible Employee, such individual shall be treated as a new Employee and shall become a Participant in the Plan once the requirements of
Section 2.01 have been met.

(f) TRANSFERS FROM THE AUTOMOTIVE INDUSTRIES DIVISION AND THE MASLAND DIVISION

                  Notwithstanding the above, any employee who became an employee of Lear Corporation as a result of the acquisition of either the Automotive Industries Division or the Masland Division or was hired subsequent to such acquisition by one of these divisions shall not become a member of this Plan until the Automotive Industries and Masland Divisions are covered under this Plan on January 1, 1997 and April 1, 1997 respectively. Such employee will be treated as always being an employee of either the Automotive Industries Division or the Masland Division for purposes of Plan eligibility, service, and benefit accrual, even if the employee transfers out of their respective division at any time subsequent to their original date of hire.

(g) TRANSFERS FROM FAIRHAVEN INDUSTRIES

                  Notwithstanding the above, any employee of Fairhaven Industries who became an Eligible Employee on January 1, 1997 at which time Plan coverage was extended to Fairhaven, shall be treated, for plan eligibility, service, and benefit accrual as always being a Fairhaven employee. This holds true even if such employee transfers from Fairhaven to a different Participating Company, subsequent to January 1, 1997.

(h) TRANSFERS FROM ITT AUTOMOTIVE

                  Notwithstanding the above, any employee of ITT Automotive who became an Eligible Employee on August 25, 1997 as a result of the acquisition of ITT Automotive, shall be treated, for plan eligibility, service and benefit accrual as always being an ITT Automotive employee. This holds true even if such employee transfers from ITT Automotive to a different Participating Company subsequent to August 25, 1997.

TRANSFERS FROM DELPHI HOURLY-RATE EMPLOYEES PENSION PLAN

Effective August 31, 1998, for individuals who transfer from the Lear Corporation Delphi Hourly-Rate Employees Pension Plan to a salaried status on or after August 31, 1998, if such an employee covered under the Lear Corporation Delphi Hourly-Rate Employees Pension Plan becomes covered under this Plan, the benefit under this Plan shall be the excess of (a) over (b) below:

Where (a) equals the greater of (i) or (ii):

the benefit under the Lear Corporation Delphi Hourly-Rate Employees Pension Plan for service prior to transfer plus the formula under this Plan in Section 4.01(a) for service after the date of transfer.

The formula in Section 4.01(a) applied to "Credited Service." For this purpose, Credited Service is defined as in item 3 of Appendix G with respect to the Lear Corporation Delphi Hourly-Rate Employees Pension Plan rather than the Delphi Retirement Plan (the General Motors Retirement Program for Salaried Employees, as in effect on April 1, 1998).

Where (b) equals the benefit under the Lear Corporation Delphi Hourly-Rate Employees Pension Plan for service prior to transfer.

(j) TRANSFERS FROM UNITED TECHNOLOGIES AUTOMOTIVE

                  Notwithstanding the above, any employee of United Technologies Automotive who became an Eligible Employee on May 4, 1999 as a result of the acquisition of United Technologies Automotive, shall be treated, for plan eligibility, service and benefit accrual as always being a United Technologies Automotive employee. This holds true even if such employee transfers from United Technologies Automotive to a different Participating Company subsequent to May 4, 1999.

2.04 CHANGE IN EMPLOYMENT STATUS

(a) CEASES TO BE AN ELIGIBLE EMPLOYEE - If a Participant ceases to be an Eligible Employee, the Participant's Accrued Benefit is frozen as of such date. Continued employment with the Company is included only in calculating such Employee's Years of Service, except as otherwise described in Section 2.03(d).

(b) BECOMES AN ELIGIBLE EMPLOYEE - If an Employee becomes an Eligible Employee, the Employee's membership in the Plan commences on the first day of the month coinciding with or next following the date the Employee first becomes an Eligible Employee provided the requirements of Section 2.01 have been met. The Employee's service as an ineligible Employee is included in calculating the Employee's Years of Service for eligibility and vesting. The Employee's Credited Service shall include periods of employment prior to becoming an Eligible Employee but only to the extent the Employee was contiguously covered under another defined benefit plan sponsored by the Company and any Related Company and only to the extent such employment was recognized as Credited Service under such other plan.. In such cases, retirement income received under the Plan is offset by any benefits received under such other pension plan. Effective March 1, 2000, the Employee's Credited Service shall not include periods of employment prior to becoming an Eligible Employee.

                   Notwithstanding the foregoing, Credited Service earned prior to January 1, 1997 by an Employee who is employed by the Automotive Industries Division or Fairhaven Industries and Credited Service earned prior to April 1, 1997 by an Employee who is employed by the Masland Division and who subsequently becomes an Eligible Employee shall not be recognized under the Plan.

                  Notwithstanding the foregoing, Credited Service earned prior to August 31, 1998 by an Employee who is employed by Delphi Automotive Systems and who subsequently becomes an Eligible Employee shall not be recognized under the Plan, except as described in Exhibit G.

                  Notwithstanding the foregoing, Credited Service earned prior to May 4, 1999 by an Employee who is employed by United Technologies Automotive and who subsequently becomes an Eligible Employee shall not be recognized under the Plan.

ARTICLE III

ELIGIBILITY FOR BENEFITS

3.01 NORMAL RETIREMENT DATE

         The Normal Retirement Date of a Participant shall be the first day of the calendar month coinciding with or next following his 65th birthday, which birthday shall be his Normal Retirement Age under the Plan. A Participant shall be 100 percent vested in benefits under this Plan at Normal Retirement Age. A Participant shall retire on his Normal Retirement Date except as provided in
Section 3.02 or Section 3.03.

3.02 EARLY RETIREMENT DATE

         A Participant shall attain Early Retirement Age as of the first day of the calendar month coinciding with or next following attainment of age 55 and completion of 10 Years of Service. A Participant may voluntarily retire as of the first day of any calendar month preceding his Normal Retirement Date if he has then attained Early Retirement Age. A Participant shall notify the Committee and his Employer of his selection of an Early Retirement Date at least 60 days prior to such date.

         An Automotive Industries Employee who became a member of this Plan on January 1, 1997 and as of December 31, 1996 was an active employee and a participant in the Automotive Industries, Inc. Salaried Defined Benefit Pension Plan, shall attain Early Retirement Age as of the first day of the month coinciding with or next following his attainment of age 55 with five Years of Service.

         The date as of which a Participant retires pursuant to this Section 3.02, regardless of the date retirement benefit payments commence, shall be his Early Retirement Date.

3.03 LATE RETIREMENT DATE

         Notwithstanding any other provisions of this Plan, a Participant may, consistent with any conditions imposed by the Employer conforming to state and federal law, retire as of the first day of any calendar month following his Normal Retirement Date. The date as of which a Participant retires pursuant to this Section 3.03 shall be his Late Retirement Date.

         Any Participant who continues in the employment of the Company beyond his Normal Retirement Date and is credited with 40 or more Hours of Service per calendar month shall be notified in writing pursuant to Section 5.06 that benefit payments will be withheld during such period of continued employment.

3.04 DISABILITY RETIREMENT DATE

         A Participant who incurs a Total and Permanent Disability after having accrued at least 10 Years of Service, and who incurs a Break in Employment while an Eligible Employee with a Participating Company due to such Total and Permanent Disability ("Disabled Participant"), shall be eligible to receive a total disability monthly benefit as of the latest of:

(a) the first day of the month following salary continuation,

(b) the first day of the month next succeeding the month during which the Participant incurred a Break in Employment due to his Total and Permanent Disability, or

(c) the first day of the month next succeeding the last month for which the Participant received Lear Corporation Long-Term Disability Benefits. However, if the Participant's accrued benefit, determined as of the date a Break in Employment occurs due to Total and Permanent Disability, is greater than such Participant's Long Term Disability Benefit, the difference shall be paid as a Disability Retirement Benefit commencing on the date set forth in (a) or (b) above.

The first day of the month for which an employee receives a benefit under this
Section 3.04 shall be the Disability Retirement Date. If a Participant's benefits begin solely because the Participant's accrued benefit is less than his or her Long Term Disability Benefit (as described in Section 3.04(c)), the first day of the month for which the difference is first paid shall be treated as a Disability Retirement Date, but the effective date of a subsequent recalculation of the Temporary Benefit described in Section 4.05(a) upon cessation of Long-Term Disability Benefits before Normal Retirement Age shall also be treated as a Disability Retirement Date.

3.05 VESTED RETIREMENT DATE

         If a Participant incurs a Break in Employment for any reason other than death or retirement and has either:

(a) completed five Years of Service, or

(b) became eligible for a nonforfeitable benefit under the Prior Plan as a result of the settlement of a class action lawsuit against the sponsor of the Prior Plan,

         he shall be entitled to a Vested Retirement Benefit.

Notwithstanding the foregoing, all Eligible Employees at the Byron Center facility who were Participants as of May 18, 2001 shall be entitled to a Vested Retirement Benefit regardless of their Years of Service.

         Notwithstanding the foregoing, Employees at the Berne, Indiana facility as of June 2, 2000 who remain continuously employed by the Purchaser of such facility through December 31, 2000 shall be entitled to a Vested Retirement Benefit regardless of their Years of Service.

Notwithstanding the foregoing, all Eligible Employees at the Holland, Michigan facility who were Participants as of December 31, 2001 shall be entitled to a Vested Retirement Benefit regardless of their Years of Service.

ARTICLE IV

RETIREMENT BENEFITS

4.01 NORMAL RETIREMENT BENEFIT

         Subject to Section 4.02, the amount of the monthly retirement benefit payable each month for the life of a Participant, commencing on his Normal Retirement Date and ending with the benefit for the month during which his death occurs, shall be calculated as follows:

(a) LEAR AND PROGRESS PATTERN EMPLOYEES - The monthly Normal Retirement Benefit payable to a Participant employed by Lear Corporation, Lear Seating, Lear Plastics or employed in a position with Progress Pattern which is not subject to collective bargaining will be equal to the greatest of subparagraphs (i) through
(iv), subject to subparagraph (v):

(i) $30.00 multiplied by the Participant's Credited Service;

(ii) 1.10 percent (0.011) of Monthly Plan Compensation plus 0.65 percent (0.0065) of Monthly Plan Compensation in excess of Covered Compensation, the total of which is multiplied by Credited Service earned as of December 31, 1996, up to a maximum of 30 years; plus

                           1 percent (0.01) of Monthly Plan Compensation plus
0.65 percent (0.0065) of Monthly Plan Compensation in excess of Covered Compensation, the total of which is multiplied by Credited Service earned after December 31, 1996, up to the difference between 30 years and the Credited Service earned as of December 31, 1996,

                           For purposes of this subparagraph (ii), Monthly Plan
Compensation shall be determined based on compensation earned as of the date such Participant retires;

(iii) If such Participant has attained age 50 and is an active Employee as of December 31, 1996, his monthly benefit shall be equal to

                           1.10 percent (0.011) of Monthly Plan Compensation
plus 0.65 percent (0.0065) of Monthly Plan Compensation in excess of Covered Compensation, the total of which is multiplied by Credited Service earned as of December 31, 2001, up to a maximum of 30 years; plus

                           1 percent (0.01) of Monthly Plan Compensation plus
0.65 percent (0.0065) of Monthly Plan Compensation in excess of Covered Compensation, the total of which is multiplied by Credited Service earned after December 31, 2001, up to the difference between 30 years and the Credited Service earned as of December 31, 2001;

(iv) The monthly retirement benefit of a Participant who has Credited Service before October 1, 1989 shall not be less than two percent of the Participant's Monthly Plan Compensation multiplied by his Credited Service, computed in years and months, up to a total maximum of 25 years of Credited Service, reduced by 50 percent of the Participant's Primary Social Security Benefit for which the Participant is eligible and further reduced as provided in Section 4.02. For the purposes of this Plan, a Participant shall be deemed to be eligible for a Social Security Benefit even though he does not receive such benefit as a result of failure to apply, earnings in covered employment, or other reasons. A Participant's retirement benefit is calculated under this subsection 4.01(a)(iv) using only Credited Service, Monthly Plan Compensation and the Primary Social Security Benefit calculated as of September 30, 1989.

(v) A Participant's Accrued Benefit cannot be less than the greater of the amounts determined under (1) or (2) below:

(1) Formula with Wear-Away. A Participant's Accrued Benefit shall equal the greater of the following amounts:

(a) the Accrued Benefit earned as of June 30, 1994 under the Plan as in effect on such date applying the Compensation limit in effect for Plan Years beginning before July 1, 1994, or

(b) the Accrued Benefit earned under the Plan as in effect on and after July 1, 1994, taking into account all Credited Service earned by the Participant and applying a compensation limit of $150,000 for Plan Years beginning on and after July 1, 1994 and all prior Plan Years, adjusted to reflect cost of living increases in Plan Years after 1994.

(2) Formula without Wear-Away. A Participant's Accrued Benefit shall equal the sum of the following amounts:

(a) the Accrued Benefit earned as of June 30, 1994 under the Plan as in effect on such date applying the Compensation limit in effect for Plan Years beginning before July 1, 1994, plus

(b) the Accrued Benefit under the Plan as in effect on and after July 1, 1994, taking into account only the Credited Service earned by the participant subsequent to June 30, 1994, (limited to 30 years, less the credited service earned as of June 30, 1994) and applying a compensation limit of $150,000 as adjusted to reflect cost of living increases in Plan years beginning on and after July 1, 1994.

                           For purposes of this subparagraph (v), the total
number of years of Credited Service used to calculate a Participant's Accrued Benefit cannot exceed 30 years.

(b) AUTOMOTIVE INDUSTRIES, INC. EMPLOYEES - The monthly Normal Retirement Benefit payable to a Participant employed by Automotive Industries, Inc., who was a participant in the Automotive Industries, Inc. Salaried Defined Benefit Plan as of December 31, 1996 or would have become a participant in the Automotive Industries, Inc. Salaried Defined Benefit Plan on January 1, 1997, will be equal to the greatest of subparagraph (i), (ii), or (iii):

(i) (A) The monthly benefit earned by the Participant under the Automotive Industries, Inc. Salaried Defined Benefit Plan as of December 31, 1996, plus

(B) $30.00 multiplied by the Participant's Credited Service earned after December 31, 1996;

(ii) (A) The monthly benefit earned by the Participant under the Automotive Industries, Inc. Salaried Defined Benefit Plan as of December 31, 1996 multiplied by a fraction, not greater than one nor less than zero, whose numerator is the Participant's Total Service as of December 31, 1996 minus the Participant's Total Service at retirement in excess of 30 years and whose denominator is the Total Service as of December 31, 1996, plus

(B) 1 percent (0.01) of Monthly Plan Compensation plus 0.65 percent (0.0065) of Monthly Plan Compensation in excess of Covered Compensation, the total of which is multiplied by Credited Service earned after December 31, 1996 up to a maximum of 30 years;

For purposes of this subparagraph Total Service is the sum of Credited Service under this Plan, if any, plus service recognized for benefit accrual purposes under the Automotive Industries, Inc. Salaried Defined Benefit Plan.

Notwithstanding the above, if the Participant's Total Service exceeds 30 years, the Accrued Benefit under this Section 4.01 may never decrease.

(iii) If such Participant has attained age 50 with 5 Years of Service as of December 31, 1996 and is an active Employee on December 31, 1996, and such Participant terminates employment prior to January 1, 2002, his monthly benefit shall not be less than the amount the Participant would have received under the Automotive Industries, Inc. Salaried Defined Benefit Plan (including the early retirement reduction thereunder, but without regard to the optional forms of payment thereunder), taking into account compensation and Credited Service earned as of the date such Participant terminates employment.

                           If such Participant has attained age 50 with 5 Years
of Service as of December 31, 1996 and is an active Employee on December 31, 1996, and such Participant terminates employment on or after January 1,

2002, his monthly benefit shall not be less than the amount the Participant would have received under the Automotive Industries, Inc. Salaried Defined Benefit Plan (including the early retirement reduction thereunder, but without regard to the optional forms of payment thereunder), taking into account compensation and Credited Service earned as of December 31, 2001.

(c) PROGRESS PATTERN TECHNICIANS - The monthly Normal Retirement Benefit payable to a Participant who is a technician employed by Progress Pattern Corp. and subject to collective bargaining will be equal to the greatest of subparagraphs
(i), (ii) or (iii):

(i) $14.75 multiplied by the Participant's Credited Service earned as of September 9, 1996;

(ii) 1.10 percent (0.011) of Monthly Plan Compensation Plan plus 0.65 percent (0.0065) of Monthly Plan Compensation in excess of Covered Compensation, the total of which is multiplied by Credited Service earned as of September 9, 1996, up to a maximum of 25 years.

         For purposes of this subparagraph (ii), Monthly Plan Compensation shall be determined based on compensation earned as of September 9, 1996;

(iii) The monthly retirement benefit of a Participant who has Credited Service before October 1, 1989 shall not be less than two percent of the Participant's Monthly Plan Compensation multiplied by his Credited Service, computed in years and months, up to a total maximum of 25 years of Credited Service, reduced by 50 percent of the Participant's Primary Social Security Benefit for which the Participant is eligible and further reduced as provided in Section 4.02. For the purposes of this Plan, a Participant shall be deemed to be eligible for a Social Security Benefit even though he does not receive such benefit as a result of failure to apply, earnings in covered employment, or other reasons. A Participant's retirement benefit is calculated under this subsection 4.01(c)(iii) using only Credited Service, Monthly Plan Compensation and the Primary Social Security Benefit calculated as of September 30, 1989.

(d) FAIRHAVEN INDUSTRIES EMPLOYEES - The monthly Normal Retirement Benefit payable to a Participant employed by Fairhaven Industries will be equal to the greater of subparagraphs (i) or (ii):

(i) $30.00 multiplied by the Participant's Credited Service earned after December 31, 1996; or

(ii) 1 percent (0.01) of Monthly Plan Compensation plus 0.65 percent (0.0065) of Monthly Plan Compensation in excess of Covered Compensation, the total of which is multiplied by Credited Service earned after December 31, 1996, up to a maximum of 30 years.

(e) MASLAND DIVISION EMPLOYEES - The monthly Normal Retirement Benefit payable to a Participant employed by the Masland Division will be equal to the greater of subparagraph (i) or (ii):

(i) $30.00 multiplied by the Participant's Credited Service earned after March 31, 1997; or

(ii) 1 percent (0.01) of Monthly Plan Compensation plus 0.65 percent (0.0065) of Monthly Plan Compensation in excess of Covered Compensation, the total of which is multiplied by Credited Service earned after March 31, 1997 up to a maximum of 30 years;

(f) ITT AUTOMOTIVE EMPLOYEES - The monthly Normal Retirement Benefit payable to a Participant employed by ITT Automotive will be equal to the greater of subparagraph (i) or (ii), plus subparagraph (iii), if applicable:

(i) $30.00 multiplied by the Participant's Credited Service;

(ii) 1.0 percent (.01) of Monthly Plan Compensation plus 0.65 percent (.0065) of Monthly Plan Compensation in excess of Covered Compensation, times Credited Service up to a maximum of 30 years.

(iii) For such Participants who were vested as of August 24, 1997 in the prior plan (the Retirement Plan for Salaried Employees of ITT Industries), an additional benefit equal to the excess, if any, of

(X) the monthly Normal Retirement Benefit determined under this Section without regard to this subparagraph (iii) divided by Credited Service, over

(Y) the average monthly benefit payable from the Retirement Plan for Salaried Employees of ITT Industries as shown in Exhibit H,

multiplied by:

if the Participant is under age 50 as of August 25, 1997, the smallest of:

(A) the Participant's Credited Service,

(B) the Participant's years and complete months of service credited through August 25, 1997 under the Retirement Plan for Salaried Employees of ITT Industries as shown in Exhibit P, or

(C) 30 minus the number of years and complete months of the Participant's Credited Service, but not less than 0;

or, if the Participant is at least age 50 but not yet age 65 as of August 25, 1997, the smallest of

(D) the Participant's years and complete months of service credited through August 25, 1997 under the Retirement Plan for Salaried Employees of ITT Industries as shown in Exhibit P,

(E) 30 minus the number of years and complete months from August 25, 1997 to the Participant's Normal Retirement Date, or

(F) the Participant's Credited Service multiplied by the larger of 1 (one) or the ratio that the smaller of (D) or (E) above bears to the number of years and complete months from August 25, 1997 to the Participant's Normal Retirement Date;

or, if the Participant is at least age 65 as of August 25, 1997, the smaller of:

(G) the Participant's years and complete months of service credited through August 25, 1997 under the Retirement Plan for Salaried Employees of ITT Industries as shown in Exhibit P, or

(H) 30 minus the number of years and complete months of the Participant's Credited Service, but not less than 0;

In the event a Participant covered by this subparagraph (iii) terminates employment, this subparagraph shall not apply to any subsequent period of reemployment, if any.

Benefits in accordance with this Section 4.01(g) shall be determined as of December 31, 1998 for all salaried Marlette division employees whose Eligible Employee status ceased as of January 1, 1999 due to their transfer to employment with Lear Donnelly Overhead Systems, Inc., as if they had terminated employment on December 31, 1998. For all such employees who again became Eligible Employees by virtue of the acquisition by Lear Corporation of Lear Donnelly Overhead Systems, Inc. on September 15, 1999, the foregoing benefit determined as of December 31, 1998 shall be the minimum Accrued Benefit under the Plan.

(h) United Technologies Automotive Employees - The monthly Normal Retirement Benefit payable to a salaried Participant employed by the United Technologies Automotive operation of United Technologies Corporation ("United Technologies Automotive") and who became employed by the Company on May 4, 1999, will be equal to the greater of subparagraph (i), or the sum of subparagraph (ii) plus
(iii), if applicable, as follows:

(i) $30.00 multiplied by the Participant's Credited Service from May 4, 1999 until separation of employment.

(ii) 1.0 percent (.01) of Monthly Plan Compensation plus 0.65 percent (.0065) of Monthly Plan Compensation in excess of Covered Compensation, times Credited Service up to a maximum of 30 years, with service credited from May 5, 1999 to the date of separation from employment.

(iii) For such Participants who had at least 10 years of service under the United Technologies Corporation Nonrepresented Employee Retirement Plan as of May 4, 1999 and who remain employed by the Company on January 1, 2000, an additional benefit equal to the excess, if any, of

1.0 percent (.01) of Monthly Plan Compensation plus 0.65 percent (.0065) of Monthly Plan Compensation in excess of Covered Compensation, times Credited Service up to a maximum of 30 years, with service credited from the Participant's first date of hire with the United Technologies Automotive operations of United Technologies Corporation to the date of separation from employment, less

(B) 1.0 percent (.01) of Monthly Plan Compensation plus 0.65 percent (.0065) of Monthly Plan Compensation in excess of Covered Compensation, times Credited Service up to a maximum of 30 years, with service credited from May 5, 1999 to the date of separation from employment, less

(C) the monthly benefit earned from the United Technologies Corporation Nonrepresented Employee Retirement Plan based on credited service with the United Technologies Automotive operations of United Technologies Corporation through May 4, 1999.

A Participant 's excess monthly benefit under subparagraph (iii) shall be prorated by multiplying (D) over (E), not to exceed 1:

a Participant's years of Credited Service from May 4, 1999 until separation from employment.

(E) a Participant's years of Credited Service from May 4, 1999 projected to the Participant's Normal Retirement Date.

In the event a Participant covered by this subparagraph (iii) terminates employment, this subparagraph (iii) shall not apply to any subsequent period of reemployment, if any.

         Notwithstanding anything herein to the contrary, in no event shall a Participant's Normal Retirement Benefit determined under this Section 4.01 (but without regard to the offsets under Section 4.02) be less than the highest Early Retirement Benefit (computed in accordance with Section 4.03, but without regard to the offsets under Section 4.02) payable to the Participant if he had retired on an Early Retirement Date and had commenced to receive benefits on that date.

         The Participant's benefit hereunder shall be paid in accordance with
Section 5.02 if he is married when he reaches his Normal Retirement Date.

4.02 BENEFIT OFFSETS

(a) Each Participant's Normal Retirement Benefit shall be reduced by his benefit under the Prior Plan. The benefit under the Prior Plan shall be the benefit computed under Article IV of the Prior Plan, and Exhibits with a prefix of A under the Prior Plan for those Participants who qualify under the provisions of such Exhibits.

         Each Participant's Early Retirement Benefit shall be reduced by his Early Retirement Benefit under the Prior Plan. The benefit under the Prior Plan shall be the benefit computed under Article IV of the Prior Plan, and Exhibits with the prefix of A under the Prior Plan for those Participants who qualify under the provisions of such exhibits.

(b) That portion of a Participant's Normal Retirement Benefit which is attributable to Credited Service accrued for service prior to June 30, 1972, and with respect to which the Participant was entitled to an allocation of employer contributions to his Second Share Account (as hereinafter defined) shall be reduced (but not below zero) by the lesser of:

(1) The amount of the monthly fixed dollar life annuity, commencing on the Participant's Normal Retirement Date, which could be purchased as of such date if his Second Share Account under the Lear Siegler, Inc. Profit Sharing and Retirement Plan as of June 30, 1972, were brought forward with compound interest at seven percent per annum and applied at annuity rates based on the 1951 Group Table Projected to 1970 for females, set back five years and on an interest rate of five percent per annum; or

(2) The amount of the monthly fixed dollar life annuity, commencing on the Participant's Normal Retirement Date, which can be purchased as of said date with the value of the Participant's Second Share Account as of said date.

For purposes of this Section, the phrase "Second Share Account" shall include:

(i) Amounts credited to the Participant under Sections 6.05(b), (d) and (e) of the Lear Siegler, Inc. Profit Sharing and Retirement Plan, and

(ii) The amount, if any, credited to his account as a result of prior participation in the Jack & Heintz, Inc. Pension Plan for Salaried Employees, the profit sharing plan of the C.G. Hokanson Company, Inc., the pension plan of Associated Engineers, Inc. and any other plan that was combined with the Lear Siegler, Inc. Profit Sharing and Retirement Plan on a similar basis as the aforementioned plans, to the extent that such amount is attributable to service on or after July 1, 1956 and prior to July 1, 1972;

(iii) Amounts allocated as of June 30, 1972, under Section 6.04 of the Lear Siegler, Inc. Profit Sharing and Retirement Plan with respect to the sums described in (1) and (2) above.

         In the event that a Participant shall have received a distribution prior to July 1, 1972 under the Lear Siegler, Inc. Profit Sharing and Retirement Plan arising from a period of employment which is included in his Credited Service hereunder, the offset under this Section 4.02(a) shall be an amount of life annuity which is actuarially equivalent to the Second Share Account portion of such distribution, determined on the basis of Subparagraph (a)(1) above.

(c) In the event an Employee becomes a Participant in this Plan pursuant to
Section 2.03(c), upon retirement under this Plan, such Participant's Normal Retirement Benefit shall be calculated based upon the Credited Service earned under this Plan plus the service earned for benefit accrual while covered by a plan maintained by the Related Company in Canada. Such benefit shall then be offset by the portion of the benefit earned under such Canadian plan which is attributable to employer contributions. For purposes of determining this offset, the value of the benefit earned under the Canadian plan shall be converted to United States dollars by using the average of the exchange rate in effect for the calendar year in which such Employee transferred from Canada to the United States. If the normal form of benefit payment under such plan is a form other than a life annuity, such benefit shall then be converted to a life annuity.

(d) In the event a Participant retires under the Plan subsequent to the date such Participant transferred to a position with a Related Company located in Canada, the compensation earned by such Participant during such continued employment shall be taken into account when determining the Participant's Normal Retirement Benefit. In order to make such determination, the compensation earned shall be converted to United States dollars by using the average of the exchange rate in effect for each calendar year in which such Participant earns compensation while in the employ of the Related Company located in Canada.

(e) In the event that a Participant who retires under this Plan is entitled to or has received benefits, attributable to employer contributions, under other plans maintained by the Company, a Related Company or any Predecessor Company and which are "qualified" under Section 401 of the Internal Revenue Code of 1986, except the Lear Siegler, Inc. Profit Sharing and Retirement Plan (including any benefits that are a part of the Second Share Account as defined above), and the Lear Corporation Salaried Retirement savings Plan, Lear Corporation Hourly Retirement Savings Plan and Lear Corporation Bargaining Hourly Umbrella Retirement Savings Plan, such Participant's benefit under
Section 4.01 (reduced as provided in Paragraph (a) of this Section 4.02) shall be reduced by the lesser of the life annuity which is the Actuarial Equivalent of any benefit from such other plan or plans described above attributable to service for which the Participant also has Credited Service under this Plan or the Participant's benefit under this Plan that is attributable to such duplicated Service. Said offset shall be determined on the basis of the Participant's accrued benefits under such other plan or plans as of the last date he accrues Credited Service hereunder.

         Notwithstanding the above, there shall be no offset under this Section 4.02(e) with respect to any benefit payable from the Royal Industries Savings Award Plan nor shall there be any offset for benefits payable under the Royal Prior Plans. Further, there shall be no offset under Section 4.02(b) with respect to any benefit payable from the Bangor Punta Corporation Investment Plan.

(f) In the event that a Participant who retires under this Plan is entitled to or has received benefits attributable to employer contributions under a profit sharing plan maintained by the Company, a Related Company or any Predecessor Company, other than the Lear Corporation Salaried Retirement savings Plan, Lear Corporation Hourly Retirement Savings Plan and Lear Corporation Bargaining Hourly Umbrella Retirement Savings Plan, the offset for the benefit thereunder shall be determined in the manner and on the assumptions used in Exhibit A.

4.03 EARLY RETIREMENT BENEFIT

         The monthly retirement benefit payable each month for the life of a Participant who retires on an Early Retirement Date shall be:

(a) An amount payable commencing on the Participant's Normal Retirement Date and ending with the benefit for the month during which his death occurs, computed in the manner described in Section 4.01 but based upon the Participant's Credited Service and Monthly Plan Compensation and the benefit level in effect as of his Early Retirement Date and reduced by the offsets described under Section 4.02, or

(b) An amount payable commencing on any date between the Participant's Early Retirement Date and the Participant's Normal Retirement Date (as elected by this Participant), computed in the manner described in Section 4.03(a) and then actuarially reduced, using the factors, assumptions and procedures set forth in Exhibit A, to account for the early commencement of benefit payments.

         The election of (a) or (b) shall be made by the Participant in writing in accordance with procedures established by the Committee.

         See Section 5.02 with respect to Participants who are married.

         With regard to benefits determined under Section 4.01(h)(ii), the benefits under Section 4.01(h)(ii)(C) shall be determined in accordance with Exhibit A(a).

4.04 LATE RETIREMENT BENEFIT

         Upon his Late Retirement Date under Section 3.03, such Participant shall receive a Late Retirement Benefit which shall consist of monthly payments commencing as of his Late Retirement Date and ending as of the first day of the calendar month in which his death occurs. The amount of such benefit shall be an amount computed in the manner described in Section 4.01 but based upon the Participant's Credited Service and Monthly Plan Compensation and the benefit level in effect as of his Late Retirement Date.

         See Section 5.02 with respect to Participants who are married.

4.05 DISABILITY RETIREMENT BENEFIT

(a) Prior to January 1, 2002

(i) TEMPORARY BENEFIT - In the event a Participant retires on a Disability Retirement Date which is prior to his Normal Retirement Age, such Participant shall receive a monthly retirement benefit determined in accordance with Section
4.01 based on his Monthly Plan Compensation and Credited Service earned on his Disability Retirement Date. If such Participant is receiving a Company sponsored gross Long Term Disability benefit (without regard to any offset), the temporary benefit shall be offset by such Long Term Disability Benefit.

Payment of this temporary benefit shall continue until the disabled Participant attains his Normal Retirement Age, unless recovery occurs prior to such date, in which case, the provisions of paragraph (a)(iii) shall apply. A Participant who remains disabled until his Normal Retirement Age shall be entitled to receive the monthly benefit described in (a)(ii) below. If such Participant's death should occur while in receipt of Disability Retirement Benefits, the provisions of Section 4.07 shall apply.

(ii) NORMAL RETIREMENT - Upon the attainment of Normal Retirement Age, the temporary benefit payments described in paragraph (a)(i) above shall cease and the Participant shall receive, on his Normal Retirement Date, a monthly retirement benefit determined in accordance with Section 4.01 based on his Monthly Plan Compensation as of his Disability Retirement Date and his years of Credited Service earned prior to and during his disability retirement.

Except as otherwise provide in Section 5.02, the retirement benefit payable pursuant to this Section 4.05 shall be paid monthly for the life of the Participant.

(iii) RECOVERY - If the disability of a Participant retired for disability shall cease, and if he thereafter shall be reinstated in employment with the Company, he shall be credited upon subsequent reemployment with the Credited Service he had at his Disability Retirement Date and also for all years of Credited Service earned during such disability, as well as subsequent to his reemployment, as provided in Section 1.13 of this Plan.

If the disability of a Participant retired for disability shall cease, and if he immediately thereafter shall not be reinstated in employment with the Company, he shall be entitled to a Vested Retirement Benefit in accordance with Section
4.06 based on his Monthly Plan Compensation and Credited Service earned as of his Disability Retirement Date.

(b) On or after January 1, 2002

(i) TEMPORARY BENEFIT - In the event a Participant retires on a Disability Retirement Date which is prior to his Normal Retirement Age, such Participant shall receive a monthly retirement benefit determined in accordance with Section
4.01 based on his Monthly Plan Compensation and Credited Service earned on his Disability Retirement Date for each month for which he receives a Company sponsored gross Long Term Disability benefit (without regard to any offset). For purposes of determining Monthly Plan Compensation at a Disability Retirement Date, as described in Section 1.31 a Participant shall be deemed to be receiving compensation while disabled at the same rate, including assumed "target" bonuses, as he was receiving compensation at the time he stopped working due to disability.

The temporary benefit shall be offset by such Long Term Disability Benefit. In the event such Long Term Disability Benefit should cease before the Participant reaches Normal Retirement Age, but the Participant remains Totally and Permanently Disabled, the Temporary Benefit payable will be recalculated to reflect assumed compensation and Credited Service to the date of recalculation.

Payment of this temporary benefit shall continue until the disabled Participant attains his Normal Retirement Age, unless recovery or cessation of the Company sponsored Long Term Disability benefit occurs prior to such date, in which case, the provisions of paragraph (b)(iii) shall apply. A Participant who remains disabled until his Normal Retirement Age shall be entitled to receive the monthly benefit described in (b) below. If such Participant's death should occur while in receipt of Disability Retirement Benefits, the provisions of Section
4.07 shall apply.

(ii) NORMAL RETIREMENT - Upon the attainment of Normal Retirement Age, the temporary benefit payments described in paragraph (b)(i) above shall cease and the Participant shall receive, on his Normal Retirement Date, a monthly retirement benefit determined in accordance with Section 4.01 based on his Monthly Plan Compensation as of his Normal Retirement Age and his years of Credited Service earned prior to and during his disability retirement. For purposes of determining Monthly Plan Compensation at Normal Retirement Age, as described in Section 1.31, such Participant shall be deemed to be receiving compensation while disabled at the same rate, including assumed "target" bonuses, as he was receiving compensation at the time he stopped working due to disability.

Except as otherwise provide in Section 5.02, the retirement benefit payable pursuant to this Section 4.05 shall be paid monthly for the life of the Participant.

(ii) RECOVERY - As provided in Section 1.13 of this Plan, If the disability of a Participant retired for disability shall cease or the Company sponsored Long Term Disability benefits cease, and if he thereafter shall be reinstated in employment with the Company, he shall be credited (after a 12-month period of re-employment, or as otherwise provided in Section 1.13) with the Credited Service he had at his Disability Retirement Date and also for all years of Credited Service earned during such disability, as well as subsequent to his reemployment.

If the disability of a Participant retired for disability shall cease or the Company sponsored Long Term Disability benefits cease, and if he immediately thereafter shall not be reinstated in employment with the Company, he shall be entitled to a Vested Retirement Benefit in accordance with Section 4.06 based on his Monthly Plan Compensation and Credited Service earned as of his Break in Employment.

4.06 VESTED RETIREMENT BENEFIT

         A Participant's Vested Retirement Benefit shall be equal to his accrued benefit (computed in accordance with Section 4.01) at the time of his Break in Employment.

         A Participant's Vested Retirement Benefit shall be payable commencing on his Normal Retirement Date and shall be paid as a life annuity unless, as of said date, the Participant is legally married, in which event his Vested Retirement Benefit shall be paid in accordance with Section 5.02.

         Notwithstanding the foregoing, a former Participant who is entitled to a Vested Retirement Benefit may elect to receive an Early Retirement Benefit pursuant to Section 4.03 once he attains 55 provided such Participant has earned at least 10 Years of Service.

4.07 PRERETIREMENT SURVIVING SPOUSE BENEFIT

(a) If a vested Participant who is married dies prior to his Annuity Starting Date, his surviving spouse shall receive a Preretirement Surviving Spouse Benefit. If a Participant who is vested in his benefits under this Plan shall die after terminating his employment with the Company but prior to his Annuity Starting Date, the benefits payable to his surviving spouse under this Section
4.07 shall be based on his Accrued Benefit as of the date of the Participant's Break in Employment or other termination. If a participant who had completed at least 10 years of Service incurred a Break in Employment due to his Total and Permanent Disability, and dies while still Totally and Permanently Disabled (but before his or her Normal Retirement Age), the benefit payable to the surviving spouse will be calculated reflecting the Participant's continued Credited Service while disabled and Monthly Plan Compensation calculated as of the date of the Participant's death, as described in Section 4.05(c).

(b) If a Participant dies after attaining age 55, the monthly Preretirement Surviving Spouse Benefit shall be an amount payable as if the Participant had retired on the day before his death and elected a Contingent Annuity under
Section 5.03, with the specified percentage equal to 100 percent, even if the Participant did not have the required Years of Service for commencement prior to Normal Retirement Date.

         If a Participant dies on or before the date on which he would have attained age 55, the Preretirement Surviving Spouse Benefit shall be payable as if the following events had occurred: (i) the Participant separated from service on the date of his death, (ii) the Participant survived to age 55, (iii) the Participant retired and elected a Contingent Annuity under Section 5.03 with the specified percentage equal to 100 percent, and (iv) the Participant died on the day after the day on which such Participant would have attained age 55, even if the Participant did not have the required Years of Service for commencement prior to Normal Retirement Date.

4.08 INABILITY TO LOCATE PARTICIPANT

         In the case of any benefit payable under this Plan, if the Committee is unable, within three years after the later of Normal Retirement Date or other date on which the benefit becomes payable, to locate the Participant or

Beneficiary to whom payment is due, such benefit shall be forfeited and the assets of this Plan shall be relieved of the liability for payment of such benefit. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated and shall be paid retroactive to the date that such benefit first became payable.

4.09  MAXIMUM BENEFIT LIMITATION

This Section shall be applicable for Limitation Years beginning on or after January 1, 1997. (SEE EGTRRA CHANGES AT END OF THIS SECTION 4.09.)

(a) Any other provision of the Plan to the contrary notwithstanding, the maximum annual benefit under the Plan (exclusive of any benefits derived from the Participant's own contributions and exclusive of any benefits which are not directly related to retirement income benefits) shall, subject to the following provisions of this Section 4.9, not exceed the lesser of:

(1) $90,000, or

(2) 100% of the Participant's average "compensation" (as defined herein) from the Company and any other Related Company (as modified pursuant to Section 415(h) of the Code) during the three consecutive years of participation during which his compensation was highest.

The applicable maximum described in subsection (a)(1) or (2) above shall apply to a retirement benefit payable in the form of a single life annuity or a Qualified Joint and Survivor Annuity.

(b) A benefit not payable in the form of an annual straight life annuity or a Qualified Joint and Survivor Annuity within the meaning of Section 415(b)(2)(A) of the Code shall be adjusted as follows when applying the limits described in subparagraph (a)(1) and (2) above. The benefit is determined in the form of a straight life annuity commencing at the annuity starting date that is actuarially equivalent to the plan benefit. For this purpose, the actuarially equivalent benefit must be the greater of the equivalent annual benefit calculated using the factors set forth in Exhibit A of the Plan for the particular form of benefit payable and the equivalent annual benefit calculated using the Applicable 415 Rate and the Applicable Mortality Table. The amount determined under this subparagraph (b) cannot exceed the lesser of (1) the amount determined under subparagraph (c) or (d) below (as applicable), or (2) the amount determined under subparagraph (a)(2) above.

(c) In the event that retirement benefits commence under the Plan at or after age 62 but prior to a Participant's Social Security Retirement Age, the $90,000 limitation described in subparagraph (a)(1) above shall be reduced by 5/9 of 1% for each of the first 36 months and by 5/12 of 1% for each of the next 24 months by which such commencement date precedes the Participant's Social Security Retirement Age. If the commencement date is earlier than age 62, the limitation is the actuarial equivalent of the age 62 limitation based on either (1) the factors set forth in Exhibit A of the Plan for the particular form of benefit payable at the applicable age or (2) the Applicable Mortality Table and 5%, whichever would yield the lesser limitation.

(d) In the event that retirement benefits commence under the Plan after the Participant's attainment of his or her Social Security Retirement Age, the determination as to whether the $90,000 limitation described in subparagraph
(a)(1) above has been satisfied shall be made in accordance with guidance issued by the Internal Revenue Service, by increasing such limitation actuarially to the equivalent of $90,000 commencing at such Social Security Retirement Age. The increased limitation shall be based on either (1) the factors set forth in Exhibit A of the Plan for the particular form of benefit payable at the applicable age, or (2) the Applicable Mortality Table and 5%, whichever would yield the lesser limitation.

(e) If the Participant has fewer than 10 years of Service, the applicable maximum described in subparagraph (a)(2) above shall be multiplied by a fraction of which the numerator is his or her Years of Service and the denominator is 10. If the Participant has fewer than 10 years of participation in the Plan, the applicable maximum described in subparagraph (a)(1) above shall be multiplied by a fraction of which the numerator is his or her years of participation and the denominator is 10. The fractions described hereunder shall not be less than 1/10.

(f) The $90,000 limitation described in subparagraph (a)(1) above shall be adjusted for increases in the cost of living in accordance with regulations prescribed by the Internal Revenue Service under Section 415(d) of the Code.

(g) For purposes of this Section 4.9, the following definitions shall apply:

(1) "Applicable 415 Rate" means, in the case of a distribution in a form of benefit not subject to Section 417(e) of the Code, 5%, and in the case of a distribution in a form of benefit subject to Section 417(e)(3) of the Code, the Applicable Interest Rate.

"Applicable Mortality Table" is defined in Exhibit A, section (c).

(3) "Applicable Interest Rate" is defined in Exhibit A, section (c).

(4) "Compensation" means compensation as defined in Section 415(c)(3) of the Code and Treas. Reg. sec. 1.415-2(d). For Limitation Years beginning after December 31, 1997, notwithstanding anything in the Treasury Regulations to the contrary, Section 415 compensation shall include any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount contributed or deferred by the Company at a Participant's election which is not includible in the Participant's gross income by reason of Section 125 of the Code. For Limitation Years beginning on and after January 1, 2001, for purposes of applying the limitations described in Section 4.09(a) of the Plan, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4).

(5) "Limitation Year" means the calendar year.

(6) "Qualified Joint and Survivor Annuity" means, for purposes of this Section only, an annuity for the life of the Participant with a survivor annuity for the life of his or her Spouse which is not less than one-half of, or greater than, the amount of the annuity payable during the joint lives of the Participant and spouse.

(7) "Social Security Retirement Age" means the social security retirement age as defined in Section 415(b)(8) of the Code.

(h) This subsection (h) on Multiple Plan Reduction shall only apply for Limitation Years prior to January 1, 2000:

(1) For any individual who is a participant in both the Plan and in a defined contribution plan of the Company and any Related Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0. The defined benefit fraction shall be reduced so that the sum of the defined benefit fraction and the defined contribution fraction for any Limitation Year does not exceed 1.0.

(2) For this purpose, the defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Participant under the Plan and any other defined benefit plan of the Company and any Related Company, and the denominator of which is the lesser of (i) 1.25 multiplied by the dollar limitation in effect for such year under Section 415(b)(1)(A) of the Code, or (ii) 1.4 multiplied by the compensation limitation which may be taken into account under Section 415(b)(1)(B) of the Code for such individual under the plan(s) for such year.

(3) For this purpose, the defined contribution plan fraction for any year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under the Plan and any other defined contribution plan of the Company and any Related Company as of the close of the year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of employment with the Company and any Related Company:

(A) 1.25 multiplied by the dollar limitation under Section 415(c)(1)(A) of the Code for such Plan Year or 35% multiplied by the Compensation for such individual under such plan(s) for such year.
EGTRRA

SECTION 1.  LIMITATIONS ON BENEFITS

1. EFFECTIVE DATE. This section shall be effective for Limitation Years ending after December 31, 2001.

2. EFFECT ON PARTICIPANTS. Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code will be provided to all Participants participating in the Plan who have one hour of service on or after the first Limitation Year ending after December 31, 2001.

3. DEFINITIONS.

3.1 DEFINED BENEFIT DOLLAR LIMITATION. The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Section 415(d) will apply to Limitation Years ending with the calendar year for which the adjustment applies.

3.2 MAXIMUM PERMISSIBLE BENEFIT. The "maximum permissible benefit" is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (a) and, if applicable, in (b) or (c) below):

(a) If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 Years of Service with the Company and any Related Company, the defined benefit compensation limitation shall be multiplied by a fraction,
(i) the numerator of which is the number of Years (or part thereof) of Service with the Company and any Related Company and (ii) the denominator of which is 10.

(b) If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Exhibit A of the Plan and (ii) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Exhibit A of the Plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(c) If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (a) above, if required). The Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Exhibit A of the Plan and (ii) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in Exhibit A of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

4.10 CLAIM FOR BENEFIT

(a) A Participant must file a claim for benefits before payment of benefits shall commence. The claim for benefits shall be in writing, in such form as the Employee Benefits Committee shall designate.

(b) The claim for benefits shall specify the Annuity Starting Date payments are to commence, consistent with the provisions of the Plan for commencement of benefits.

(c) The claim for benefits shall include a certification by the Participant either (i) that the Participant is not married or (ii) that the Participant is married and the name and date of birth of the individual to whom the Participant is married. The certification by the Participant as to the Participant's marital status shall be binding upon the Participant.

ARTICLE V

COMMENCEMENT AND DURATION OF BENEFITS

5.01 COMMENCEMENT OF RETIREMENT INCOME PAYMENTS

(a) Unless a distribution is required to commence in accordance with paragraph
(b) of this Section 5.01, payment of Retirement Benefits shall commence not later than the 60th day after the close of the Plan Year in which the latest occurs:

(i) the date on which the Participant attains age 65,

(ii) the 10th anniversary of the year in which the Participant's participation in the Plan commenced, or

(iii) the date on which the Participant terminates his service with the Company,

                  provided, however, that if the amount of payment otherwise required to commence under the terms of the Plan cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan.

                  Notwithstanding the above, a retired or terminated vested Participant shall commence receipt of Retirement Benefits no later than his Normal Retirement Date, or his date of termination, if later.

(b) Notwithstanding any provision of the Plan to the contrary, for Participants turning 70-1/2 in 1999 and later years, a Participant's accrued benefit may not be distributed under a method of payment which, as of the "required beginning date" (as defined in section 401(a)(9) of the Code and applicable guidance promulgated by the Internal Revenue Service), does not satisfy the minimum distribution requirements under section 401(a)(9) of the Code and the applicable Treasury regulations, which generally shall be as follows:

(i) a Participant who is a 5% owner (as defined in Section 416(i) of the Code), shall commence to receive payment of his benefit no later than the April 1 of the calendar year following the calendar year in which such Participant attains age 70-1/2; and

(ii) a Participant who attained age 70-1/2 after December 31, 1998 and who is not a 5% owner, shall commence to receive payment of his benefit no later than the April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70-1/2, or (B) his termination of employment with the Company or any Related Company.

         In the case of a Participant in Section 5.01(b)(ii) who retires in a calendar year after the calendar year in which the Participant attains age 70-1/2, the Participant's accrued benefit shall be actuarially increased to take into account the period after the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 during which the Participant was not receiving any benefits under the Plan.

         For Participants turning 70-1/2 in 1998 and earlier years, distribution of a Participant's entire interest will commence not later than the April 1st of the calendar year following the calendar year in which the Participant attains 70-1/2 or, in the case of a Participant who was not a five percent owner at any time since the Plan Year in which the Participant attains age 66-1/2 and such Participant attained age 70-1/2 before 1988, the April 1st of the calendar year following the calendar year in which the Participant retires, or otherwise terminates employment with the Company, if later.

         Unless the mode of payment is in a single lump sum, distribution will be in non-increasing dollar payments each year over one of the following periods:

(i) the life of the Participant,

(ii) the joint lives of the Participant and his designated Beneficiary,

(iii) the life expectancy of the Participant, or

(iv) the joint life expectancy of the Participant and his designated
Beneficiary.

         In addition, any distribution required under the incidental death benefit rule of Section 401(a)(9)(G) of the Code shall be treated as a distribution required under this Section.

(c) In the event a Participant dies after distributions have commenced, the remaining portion of such benefit shall be distributed at least as rapidly as under the mode of benefit distribution used as of the Participant's date of death.

(d) In the event a Participant dies before benefits commence, the entire remaining interest, if any, must be distributed within five years unless:

(i) any portion of the remaining interest is payable to the Participant's designated Beneficiary over a period not exceeding the life of the Beneficiary or the life expectancy of the Beneficiary and distributions begin not later than one year after the Participant's death; or

(ii) any portion of the remaining interest is payable to the Participant's Spouse and such distributions begin not later than the April 1 of the calendar year following the calendar year in which the Participant would have attained age 70 1/2.

(e) Where a monthly benefit is paid to the Spouse in accordance with Article IV, payments must commence before the April 1 of the calendar year following the calendar year in which the Participant would have reached age 70 1/2 and must be paid over the Spouse's life expectancy.

(f) Where a Participant's retirement income commences in accordance with this Section before the Participant actually leaves the employ of the Company, the Participant's Accrued Benefit must be recalculated as of the first day of each Plan Year to account for increases in Monthly Plan Compensation and additional Credited Service. Benefits accrued by the Participant are offset by the Actuarial Equivalent of any in-service distribution.

(g) Where the Beneficiary is not the Spouse, payments to the Beneficiary may not exceed the limits imposed by the minimum distribution incidental benefit requirements as set forth in Section 1.401(a)(9)-2 of the regulations.

5.02 QUALIFIED JOINT AND SURVIVOR ANNUITY

(a) If a Participant retires on an Early retirement Date and defers commencement of his benefits to a later date, monthly retirement payments under this section shall commence as of the first of the month coincident with or next following the Participant's Annuity Starting Date. Notwithstanding anything in Sections 4.01, 4.03, 4.04, 4.05 or 4.06 to the contrary, if any vested Participant (i.e., any Participant who has a nonforfeitable right to a benefit under this Plan) is married and retires on a Normal, Early, Disability, or Late Retirement Date, the benefit shall be paid in the form of an immediate Qualified Joint and Survivor Annuity (with monthly retirement payments commencing on the Normal, Early, Disability, or Late Retirement Date, as applicable, and ending with the benefit for the month in which the Participant or the Participant's spouse dies, whichever death is the latest to occur), unless the Participant, after receiving a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the effect of not receiving the same shall have elected not to take such Qualified Joint and Survivor Annuity. Such election shall not be effective unless:

(i) the Spouse of the Participant on the Annuity Starting Date consents in writing to such election, which consent shall acknowledge the effect of such election and shall be witnessed by a plan representative or notary public, or it is established to the satisfaction of the Plan representative that the consent required cannot be obtained because there is no spouse or because the spouse cannot be located.

In the event the Qualified Joint and Survivor Annuity is waived, the benefit shall be paid in the form provided in Sections 4.01, 4.03, 4.04, 4.05 or 4.06, as applicable for an unmarried Participant or in one of the alternative forms elected by the Participant as provided in Section 5.03.

If a Participant does not have a Spouse on his Annuity Starting Date, the benefit payable to such Participant pursuant to this Plan shall be a monthly annuity for the life of the Participant the amount of which is the Accrued Benefit as of his Annuity Starting Date, unless the Participant has elected an optional benefit as provided in Section 5.03.

(b) Not more than 90 days, and not less than 30 days, before a Participant's Annuity Starting Date, such Participant shall be furnished a written explanation of:

(i) the terms and conditions of the Retirement Benefit payable to the Participant in the normal form described in Section 5.02;

(ii) any rights the Participant may have to defer commencement of his Retirement Benefit;

(iii) the right of the Participant to make, and to revoke a Qualified Election.

(iv) the right of the Participant's Spouse to consent or not to consent to the Participant's elections; and

(v) a general description of the eligibility conditions and other material features of the optional forms of benefits available under the Plan.

(c) Notwithstanding the foregoing, an Annuity Starting Date which is not at least 30 days after the written explanation was provided to the Participant will be permitted if the following conditions are satisfied:

(i) the written explanation is provided to the Participant no later than 30 days after the Annuity Starting Date,

(ii) the written explanation explains that the Participant has the right to at least 30 days to consider whether to make a Qualified Election,

(iii) the Participant is permitted to revoke any Qualified Election at any time until the Annuity Starting Date, or the end of the 8 day period beginning on the day after the written explanation is provided to the Participant, if later,

(iv) distribution of benefits does not begin before the 8 day period described above expires (which date may be later than the Annuity Starting Date), and

(v) the Participant makes a Qualified Election no later than 60 days after the Annuity Starting Date.

(d) A Participant may reject the Qualified Joint and Survivor Annuity that otherwise would be payable, and elect an optional form of benefit under Section
5.03 below, by filing a Qualified Election with the Committee during the 90-day period ending on the Participant's Annuity Starting Date, or during the 30 day period beginning on the day after written explanation is provided, if such period ends after the Annuity Starting Date, but not prior to the date the Participant receives the written explanation described in Section 5.02(b). Revocation of a prior Qualified Election may be made by a Participant before the Participant's Annuity Starting Date or, if later, by the end of the 8 day period beginning on the day after the written explanation is provided, by filing the appropriate form with the Committee. The number of revocations and Qualified Elections permitted is unlimited.

5.03 OPTIONAL RETIREMENT BENEFIT

         Subject to the provisions of Section 5.02, a Participant may elect to receive, in lieu of the retirement benefit otherwise payable to him, the Actuarial Equivalent of such benefit in accordance with one of the following options:

(a) A retirement benefit payable as a straight life annuity during the Participant's life;

(b) A reduced retirement benefit which is certain to be paid for a 120 month period and then for the life of the Participant should he live beyond the 120 month period (such option being generally referred to as a 10-Year Certain and Life Annuity).

(c) A reduced retirement benefit payable during the Participant's life with the provision that after his death an amount equal to 100 percent or 50 percent of the reduced retirement benefit shall be continued to a Contingent Annuitant, if surviving, during the lifetime of such Contingent Annuitant, through the month in which the death of such Contingent Annuitant occurs (such option being generally referred to as a Contingent Annuity), provided however, that if the Participant's Contingent Annuitant under this option is other than his spouse, the percentage selected shall not exceed (i) 75% if the Participant is more than 19 years older than the Contingent Annuitant, (ii) 66-2/3% if the Participant is more than 24 years older than the Contingent Annuitant or (iii) 50% if the Participant is more than 44 years older than the Contingent Annuitant. Such benefit shall be the Actuarial Equivalent of the Participant's Accrued Benefit at his Annuity Starting Date. Notwithstanding the foregoing, the Participant must be scheduled to receive at least 50% of his Accrued Benefit under this option.

         The Participant shall be entitled to elect one of the foregoing options (or to revoke any such election) at any time within the 90 day period preceding his Annuity Starting Date, or during the 30 day period beginning on the day after the written explanation is provided (as described in Section 5.02(b)), if such period ends after the Annuity Starting Date (or such other date as may be prescribed by regulations promulgated by the Secretary of the Treasury). To be effective any election made hereunder must be made by the Participant himself, must be in writing on a form or forms prescribed by the Committee, must name the Beneficiary, must be signed by the Participant (and, if married, must be consented to by the Participant's Spouse as provided in Section 5.02) and must fulfill such other requirements as may be established by the Committee. The election of one of the options provided for in this Section 5.03 shall become effective on the Participant's Annuity Starting Date or, if later, by the end of the 8 day period beginning on the day after the written explanation is provided, and may not be rescinded or modified thereafter.

         Should the Participant elect a Contingent Annuity and should the Contingent Annuitant die prior to the Annuity Starting Date, his election will be void and his retirement benefit will be paid to him as though he had made no election unless the Participant designates another Contingent Annuitant prior to the Annuity Starting Date.

5.04 REEMPLOYMENT PRIOR TO RETIREMENT

(a) If a former Employee who incurred a Break in Employment is reemployed by the Company or a Related Company, his Credited Service and Years of Service accrued prior to his Break in Employment shall be taken into account in determining such Employee's benefits hereunder. Notwithstanding the foregoing, an Employee who incurs a Break in Employment and who is subsequently reemployed shall be treated as a new Employee for all purposes of this Plan, with all Years and Service and Credited Service prior to such Break in Employment ignored, if both conditions
(1) and (2) are met.

Condition (1): The Employee had no vested interest at the time of such Break in Employment

Condition (2): The number of consecutive One Year Breaks in Service equals or exceeds five years.

(b) If a Participant incurs a Break in Employment at a time when he has not fulfilled the requirements described in Section 3.05 above, he shall cease to be a Participant and shall be deemed to have been cashed out for zero dollars. In the event such Participant is reemployed by the Company prior to incurring five consecutive One Year Breaks in Service, such Participant shall be deemed to have automatically repaid the aforementioned cash out.

         (c) In the event a Participant resumes participation in this Plan, any further benefit payable hereunder with respect to service for which he received a lump sum distribution pursuant to Section 5.07 shall be reduced by the Actuarial Equivalent amount of such lump sum.

5.05 PRERETIREMENT SURVIVING SPOUSE BENEFIT

         If a vested Participant's death occurs after attaining age 55, payment of the Preretirement Surviving Spouse

Benefit shall begin on the first day of the month following the Participant's death and continue through the month in which the death of the Participant's spouse occurs, even if the Participant did not have the required Years of Service for commencement prior to Normal Retirement Date.

         If a vested Participant's death occurs prior to the date on which he would have attained age 55, payment of the Preretirement Surviving Spouse Benefit shall begin on the date the Participant would have attained Early Retirement Age and continue through the month in which the death of the Participant's spouse occurs, even if the Participant did not have the required Years of Service for commencement prior to Normal Retirement Date.

         Notwithstanding the above, if the Actuarial Equivalent of the Preretirement Surviving Spouse Benefit exceeds $3,500, ($5,000 effective January 1, 1998) commencement of benefit payments may be delayed, subject to Section 5.01, at the election of the Participant's spouse.

5.06 SUSPENSION OF BENEFITS

         Notwithstanding any provision of this Plan to the contrary, if a Participant is reemployed by the Company or a Related Company after the payment of benefits has begun, the payment of benefits shall continue. When the Participant again retires, his or her benefits will be recalculated to include any increase in Accrued Benefit during the period of re-employment, and will begin to be paid under the same optional form of benefit previously elected upon the first retirement.

         A Participant who remains actively employed by the Company beyond the Normal Retirement Date and completes at least 40 Hours of Service per calendar month shall be notified by personal delivery or first class mail that retirement benefits are suspended, in accordance with Department of Labor Regulations 2530.203-3.

         The payment of benefits to such Participant shall commence on the first day of the month after such Participant terminates his employment with the Company or a Related Company..

5.07 SMALL BENEFITS

         In the event the Actuarial Equivalent of a Participant's benefit hereunder determined at the time of his Break in Employment, or the Preretirement Surviving Spouse Benefit, is $3,500 or less, the Committee shall pay such benefits in the form of a single sum payment as soon as practical subsequent to his Break in Employment. Notwithstanding the above, Spousal Consent must be obtained prior to payment in a single sum of benefits which are otherwise payable in the form of a Qualified Joint and Survivor Annuity, if such distribution is made after the Participant's Annuity Starting Date. A lump sum payment or single sum payment shall mean the Actuarial Equivalent value of the Accrued Benefit, assumed to commence at the later of the Participant's Normal Retirement Date or the first of the month after termination.

         Notwithstanding the foregoing, effective January 1, 1998, if the lump sum payment as of the date of a Participant's termination of employment (or as soon as practicable thereafter) does not exceed $5,000 (as adjusted in accordance with section 411(a)(11)(D)), such lump sum payment shall be paid to the Participant as soon as practicable thereafter in a single lump sum. If, as of December 1, 1998 and annually thereafter as of each succeeding October 1, the lump sum has not previously been distributed, it shall be remeasured and distributed when and if it does not exceed $5,000 (as adjusted). The lump sum payment is the Actuarial Equivalent value of the Participant's Accrued Benefit. This distribution may be made prior to the Participant's Normal Retirement Date and without obtaining the Participant's consent. No distribution in excess of $5,000 (as adjusted) may be made without the consent of the Participant and, if the Participant is then lawfully married, the consent of his Spouse in writing and witnessed by a notary public.

         If the single sum payment as of the date of such Participant's Break in Employment is zero, the Participant shall be deemed to have received a payment of his entire vested accrued benefit under the Plan as of the date he or she ceased to be an Employee. A payment (or deemed payment) under this Section 5.07 shall be in full settlement of the Participant's pension benefits under the Plan.

5.08 DIRECT ROLLOVERS

         Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Employer, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. (SEE EGTRRA CHANGES AT END OF THIS SECTION 5.08.)

         For purposes of this Section, the following definitions shall apply:

(a) ELIGIBLE ROLLOVER DISTRIBUTION An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) ELIGIBLE RETIREMENT PLAN An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, and individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c) DISTRIBUTEE A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse if the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) DIRECT ROLLOVER A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

EGTRRA

 DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. EFFECTIVE DATE. This section shall apply to distributions made after December 31, 2001.

2. MODIFICATION OF DEFINITION OF ELIGIBLE RETIREMENT PLAN. For purposes of the direct rollover provisions in Section 5.08 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

3. MODIFICATION OF DEFINITION OF ELIGIBLE ROLLOVER DISTRIBUTION TO INCLUDE AFTER-TAX EMPLOYEE contributions. For purposes of the direct rollover provisions in Section 5.08 of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ARTICLE VI

COMMITTEE

6.01     MEMBERS

         The Employee Benefits Committee shall be the "plan administrator" of the Plan within the meaning of Section 3(16) of ERISA. Administration of the Plan, including the authority to construe, administer, and interpret the Plan and authority to direct the investment and reinvestment of the Fund, shall be the responsibility of the Employee Benefits Committee except to the extent that:

(a) Authority to hold the Fund has been delegated to the Trustee, and

(b) Authority to act for the Company has been reserved to the Board of Directors.

         A committee (hereinafter referred to as the "Committee" or "Employee Benefits Committee") shall be appointed consisting of not less than three members who shall be selected by, and shall serve at the pleasure of, the Board of Directors. The Board of Directors may from time to time vary the number of the membership of the Committee within the aforementioned limits. A person so selected shall become a member by filing a written notice of acceptance with the Board of Directors. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors.

6.02 COMMITTEE ACTION

         The Committee shall choose a Chairman and a Secretary. The Secretary shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of the Committee shall be taken pursuant to the vote or written consent of a majority of its members present, and such action shall constitute the action of the Committee and be binding the same as if all members had joined therein. A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee. The Trustee or any third person dealing with the Committee may conclusively rely upon any certificate or other written direction so signed.

6.03 RIGHTS AND DUTIES

         The Employee Benefits Committee shall be responsible for the administration, operation and interpretation of the Plan. The Employee Benefits Committee shall establish rules from time to time for the transaction of its business. The Employee Benefits Committee shall have the exclusive right to interpret the Plan provisions and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of any person or class of person. Such decisions, actions and records of the Employee Benefits Committee shall be conclusive and binding upon the Company, the Employers and all persons having or claiming to have any right or interest in or under the Plan. The Employee Benefits Committee shall have all power necessary to accomplish those purposes, including, but not by way of limitation, the following:

(a) To determine all questions relating to the eligibility of Employees to participate.

(b) To compute, certify to and direct the Trustee with regard to the amount and kind of benefits payable to Participants and their Beneficiaries.

(c) To authorize all disbursements by the Trustee from the Fund.

(d) To maintain all the necessary records for the administration of the Plan other than those maintained by the

Trustee and to prepare and file any and all returns, reports and other documents required by any governmental agency other than those prepared and filed by the Trustee.

(e) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof.

(f) To select representatives with authority to perform routine administrative functions.

(g) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, consideration of such claims, review of claim denials and issuance of decisions on review. Such claims procedures at a minimum shall consist of the following:

(1) The Committee shall notify Participants and, where appropriate, Beneficiaries, of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

(2) The Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 60 days after the date the claim is received by the Committee; the claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such 60-day period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (1) the specific reason or reasons for the denial, (2) specific reference to any provisions of this Plan on which denial is based, (3) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (4) an explanation of the procedure for further reviewing the denial of the claim under the Plan.

(3) The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or his duly authorized representative having 180 days after receipt of denial of his claim to request such review, having the right to review all pertinent documents and the right to submit issues and comments in writing.

(4) The Committee shall establish a procedure for issuance of a decision by the Committee not later than 60 days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.

         All action of the Committee shall be conclusive on all persons interested in the Plan except to the extent otherwise specifically indicated herein. The Committee may appoint a Plan Administrator and other agents, and delegate thereto or to the Trustee such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe, and such Administrator or agents shall be the Fiduciary with regard to matters delegated to them. Such delegation shall be accomplished by a written instrument executed by the Secretary of the Committee specifying responsibilities delegated and the fiduciary responsibilities allocated to such delegate. The allocation of such responsibilities shall be effective upon the date specified in the delegation, subject to written acceptance by the delegate. Any such delegation shall be communicated to Participants and/or to Beneficiaries where required by ERISA in the same manner used for transmission to such persons of the Summary Plan Description described in Section 102(a)(1) of ERISA with respect to the Plan. Any delegation of responsibilities under this Section 6.03 shall provide for reports, no less often than annually, by such delegate to the Committee of such information necessary to fully inform the Committee of the status and operation of the Plan and of the delegate's discharge of responsibilities delegated.

6.04 INVESTMENT RESPONSIBILITY

         The Committee shall be the Fiduciary with respect to the investment, management and control of the Fund with full discretion in the exercise of such investment, management and control. The Trustee shall be the sole custodian of the Fund but shall not be the Fiduciary with respect to the investment, management and control of the

Fund, and with regard to such matters, shall act solely at the direction of the Committee or an Investment Manager appointed by the Committee. The Committee may delegate to one or more Investment Managers the responsibility and authority to invest, manage and control the Fund. Any such delegation shall be in writing, and the named Investment Manager shall accept its responsibility in writing, affirm its qualification as an Investment Manager, and acknowledge in writing that it is a Fiduciary with respect to investment of the Fund. If an Investment Manager is so designated by the Committee, a copy of the delegation, affirmation and acceptance shall be provided to the Trustee by the Committee and the Trustee is authorized and entitled to rely upon this information so provided. Until the receipt of such delegation, affirmation, and acceptance, the Trustee shall remain subject to direction by the Committee with respect to investment of the Fund. If an Investment Manager is so designated by the Committee, such Investment Manager, and not the Committee or the Trustee, shall be a Fiduciary with respect to investment of the Fund. Any Investment Manager designated shall report at least quarterly in a manner and form prescribed by the Committee as to investment results for past periods and investment policy for future periods.

6.05 TRANSMITTAL OF INFORMATION

         To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

6.06 DUTY OF CARE

         In the exercise of its powers and duties as plan administrator and Fiduciary with respect to the control and management of the Plan, the Committee shall act solely in the interest of the Participants and Beneficiaries of the Plan and shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

6.07 COMPENSATION, BONDING, INDEMNITY AND LIABILITY

         The members of the Committee shall serve without compensation for their services hereunder. The Committee and any delegates appointed pursuant to
Section 6.03 shall be bonded in accordance with the provisions of Section 412(a) of ERISA and regulations issued thereunder. The expense of any such bond and all expenses of the Committee or such delegates shall be paid by the Fund to the extent not paid by the Company and the Company shall furnish the Committee or such delegates with all clerical or other assistance necessary in the performance of their duties. The Committee is authorized at the expense of the Company or the Fund to employ such legal counsel and advisers as it may deem advisable to assist in the performance of its duties hereunder.

         To the extent permitted by applicable state law the Company shall indemnify and save harmless the Board of Directors and each member thereof, the Committee and each member thereof, and any delegate appointed pursuant to
Section 6.03, against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims, arising out of their discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities arising out of willful misconduct or gross negligence. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section 6.07 shall be made only from assets of the Company and shall not be made directly or indirectly from the Fund.

6.08 MANNER OF ADMINISTERING

         The Committee shall interpret the provisions of this Plan and shall administer such provisions in a uniform and a non-discriminatory manner and in full accordance with any and all laws applicable to the Plan.

6.09 ANNUAL REPORT

         Each year the Committee shall prepare, or cause to be prepared, and shall submit to the Board of Directors a report showing the assets and liabilities of the Fund as of the last day of the preceding Plan Year, the investment results for the preceding Plan Year and any other information necessary to fully inform the Board of Directors of the status and operation of the Plan and the Fund.

ARTICLE VII

CONTRIBUTIONS

7.01 SOURCE OF CONTRIBUTIONS

         The cost of benefits hereunder shall be provided by each Participating Company in such amount as they, in their sole discretion, shall determine to be necessary to fund such benefits; provided, however, each Participating Company shall contribute at least such amounts as are deemed necessary by an actuary who is enrolled under Subtitle C of Title III of ERISA to fund the benefits provided by the Plan for Participants employed thereby on an acceptable basis in accordance with Section 412 of the Code. The timing of all contributions shall be entirely discretionary with the Participating Companies except as otherwise required by ERISA and/or the Code, and such contributions shall be paid from time to time directly to the Trustee.

         Each contribution is conditioned upon its deductibility under Section 404 of the Code. If it is determined that any contribution or any part thereof is not deductible under Section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall return the disallowed amount of such contribution to the Company, upon demand of the Company, within one year after the date of disallowance of the deduction. In addition, the contributions may be returned to the Company within one year after such contribution is made where such contribution is made by a mistake of fact.

         This Plan does not accept rollovers on behalf of its Participants.

7.02 COMPANY CONTRIBUTION

         Subject to any limitations imposed by ERISA, the Code or any other applicable law, the contributions to be made pursuant to this Plan may be made in cash or may be made in kind by the transfer of property (real, personal or mixed and tangible or intangible) or may be made partially in cash and partially in kind and any contributions so made in kind may specifically include, or consist of, stock, securities or debt obligations of the Company or a Related Company.

         Each Participating Company shall contribute such amount to the Fund as shall be appropriate under Section 7.01 to fund the benefits to be provided under the Plan. Each Participating Company shall contribute the amount equal to the required quarterly contribution required by Section 412(m) of the Code. Quarterly Company contributions are due every three months, unless an exemption applies under section 412 of the Code. Any additional Company contributions must be made within the time prescribed by law for obtaining a deduction therefor on the affected federal income tax return with respect to any taxable year. All Company contributions are made contingent on their deductibility under Section 404 of the Code.

7.03 APPLICATION OF FORFEITURES

         Forfeitures shall not be applied to increase the benefits any Participant would otherwise receive under the Plan.

7.04 ASSETS AVAILABLE TO PAY BENEFITS

         Where directed by the Committee, adequate records shall be maintained for each Participating Company designated by the Committee so that the portion of the Fund attributable to the contributions (and the earnings thereon) of each such Participating Company can be separately determined. Where a portion of the Fund is so segregated, such portion shall be credited with contributions only of such Participating Company, shall be credited with all earnings allocable to such portion of the Fund, and shall be charged for all benefits payable to employees of such Participating Company and their beneficiaries, and all allocations of assets required by this Plan shall be paid exclusively from such portion of the Fund.

ARTICLE VIII

TRUST

The contributions to fund this Plan shall be held in the Lear Corporation Master Retirement Trust or any other trust created by a trust agreement authorized by the Board of Directors.

ARTICLE IX

AMENDMENT AND TERMINATION

9.01 AMENDMENTS

         The Company shall have the right to amend this Plan from time to time by resolution of the Board of Directors and to amend or cancel any amendments. The Board of Directors may delegate the power to amend this Plan to the Committee or other delegates. Such amendment shall be stated in an instrument in writing, executed in the same manner as this Plan. Except as may be required to permit the Plan and Fund to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which may:

(a) cause any of the assets of the Fund, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries; or

(b) reduce the accrued benefit of any Participant or Beneficiary within the meaning of Section 411(d)(6) of the Code.

         Where an amendment has the effect of reducing future benefit accruals, all active Participants affected must be notified in writing of the amendment after it is adopted and not less than 15 days before its effective date.

9.02 DISCONTINUANCE OF PLAN

         It is the expectation of the Company that this Plan and the payment of contributions hereunder will be continued indefinitely, but continuance of the Plan is not assumed as a contractual obligation of the Company and the right is reserved at any time to reduce, suspend or discontinue contributions hereunder. The Company shall not be liable for the payment of any benefits under this Plan and all benefits hereunder shall be payable solely from the assets of the Fund except as otherwise required by ERISA.

9.03 TERMINATION OF PLAN

         The Company may terminate this Plan at any time. In the event of such termination or discontinuance of contributions for any cause whatsoever, all assets of the Plan after the payment of expenses shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company prior to satisfaction of all liabilities with respect to such Participants and their Beneficiaries, and all benefits hereunder, to the extent they are funded on the date of such termination or discontinuance of contributions, shall be 100 percent vested and nonforfeitable. Upon termination of this Plan or a complete discontinuance of contributions to this Plan, subject to the order of priority set forth below, the Committee shall direct the Trustee to make a prompt determination of the fair market value of the Fund and it shall then be applied as soon as administratively feasible to provide (to the extent not already provided) benefits in said order of priority.

(a) ALLOCATION OF ASSETS - In the case of the termination of this Plan, the Committee shall allocate the assets thereof (available to provide benefits) among the Participants and Beneficiaries of the Plan in accordance with Section 4044 of ERISA as follows:

(1) First, in the case of benefits payable as an annuity:

(i) In the case of the benefit of a Participant or Beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least,

(ii) In the case of a Participant's or Beneficiary's benefit (other than a benefit described in Subparagraph (i)) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of the three-year period and if his benefits had commenced (in the normal form of annuity under the

Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

                           For purposes of Subparagraph (i), the lowest benefit
in pay status during a three-year period shall be considered the benefit in pay status for such period.

(2) Second

(i) To all other benefits (if any) of individuals under the Plan guaranteed under Title IV of ERISA (determined without regard to Section 4022(b)(5) of said
Act), and

(ii) To the additional benefits (if any) which would be determined under Subparagraph (i) if Section 4022(b)(6) of said Act did not apply.

                  For purposes of this paragraph, Section 4021 of said Act shall be applied without regard to subsection (c) thereof.

(3) Third, to all other nonforfeitable benefits under the Plan.

(4) Fourth, to all other benefits under the Plan.

(b) ADJUSTMENTS AND LIMITATIONS - For purposes of paragraph (a) above:

(1) The amount allocated under any paragraph with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under a prior paragraph.

(2) If the assets available for allocation under any paragraph (other than paragraphs (3) and (4) above) are insufficient to satisfy in full the benefits of all Participants and Beneficiaries which are described in that paragraph, the assets shall be allocated pro rata among such Participants and Beneficiaries on the basis of the present value (as of the termination date) of their respective benefits described in that paragraph.

(3) This paragraph applies if the assets available for allocation under Paragraph (3) of subsection (a) above are not sufficient to satisfy in full the benefits of Participants and Beneficiaries described in that paragraph:

(i) If this paragraph applies, except as provided in Subparagraph (ii), the assets shall be allocated to the benefits of Participants and Beneficiaries covered by such Paragraph (3) on the basis of the benefits of Participants and Beneficiaries which would have been covered by such Paragraph (3) under the Plan as in effect at the beginning of the five-year period ending on the date of Plan termination.

(ii) If the assets available for allocation under Subparagraph (i) are sufficient to satisfy in full the benefits described in such subparagraph (without regard to this subparagraph), then for purposes of Subparagraph (i), benefits of Participants and Beneficiaries covered by such subparagraph shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in Subparagraph (i) and any assets remaining to be allocated under such subparagraph shall be allocated under Subparagraph (i) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.

(c) DISTRIBUTION OF RESIDUAL ASSETS - Any residual assets of a Plan may be distributed to the Company, if:

(1) All liabilities of the Plan to Participants and their Beneficiaries have been satisfied; and

(2) The distribution does not contravene any provision of law.

         To the extent permitted by ERISA, such allocation and provision for retirement benefits shall be accomplished through either continuance of the Fund, the creation of a new trust, or the purchase of annuity contracts. The purchase of said annuities shall release the Company from any further liability under the Plan. In the event, however, that the Committee finds that it is not practicable or desirable under the circumstances to do any of the foregoing, the Committee may, with the consent of the Board of Directors, provide some other means, including cash payments, but no change shall be effected in the order of precedence and the basis of allocation established above.

         In the event of a partial termination of the Plan each Participant affected thereby shall immediately become fully vested in his benefit hereunder, to the extent such benefit is then funded.

         Any Participating Company may terminate its participation in the Plan with the consent of the Board of Directors, in which event the Trustee, upon the written direction of the Committee, shall set aside each Participating Company's share of the Fund. Such share of the Fund, to the extent sufficient after the payment of expenses, shall be allocated for the purpose of paying retirement benefits to Participants employed by such Participating Company in the order of precedence provided above.

         Any assets remaining after the satisfaction of all liabilities to Participants and their Beneficiaries, as a result of erroneous actuarial computations, shall be returned to the Company or the Participating Company to the extent permitted by law.

         Where a portion of the Fund with respect to a Participating Company is segregated pursuant to Section 7.04 of this Plan and allocation of assets is required with respect to such Participating Company's participation in this Plan, this Section 9.03 shall be applied exclusively to such segregated portion of the Fund and to benefits payable to employees of the applicable Participating Company and their Beneficiaries.

ARTICLE X

RESTRICTION OF BENEFITS

10.01 RESTRICTIONS ON BENEFITS OF HIGHLY COMPENSATED EMPLOYEES

(a) If the Plan is terminated, the benefits paid to Highly Compensated Employees as defined in Section 414(q) of the Code must be limited to a nondiscriminatory amount.

(b) The total annual benefit payment to a Highly Compensated Employee who is one of the 25 highest paid Employees cannot exceed an amount equal to the annual payment under a single life annuity that is the actuarial equivalent of such Employee's total accrued benefit. A former Employee must be included in the group of 25 Employees subject to this restriction if the Employee was both highly compensated at the time he separated from service and would be among the 25 highest paid Employees based on his Compensation at the time he separated from service.

(c) The payment restriction in paragraph (b) does not apply to an Employee whose accrued benefit is less than one percent of the Plan's current liabilities or if after payment of the Employee's benefits the Plan's assets equal or exceed 110 percent of all current liabilities.

ARTICLE XI

TOP-HEAVY PROVISIONS

(SEE EGTRRA CHANGES AT END OF THIS ARTICLE XI.)

11.01 GENERAL

         This Article shall be interpreted in accordance with Section 416 of the Code and the regulations thereunder. Regardless of how the terms defined in this Article are otherwise defined in the Plan, the definitions in this Article shall govern for the purposes of this Article.

11.02 DEFINITIONS

(a) The "BENEFIT AMOUNT" for any Employee means (1) in the case of any defined benefit plan, the present value (the present value shall be computed using a five percent interest assumption and the mortality assumptions contained in the defined benefit plan for benefit equivalence purposes) of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (2) in the case of any defined contribution plan, the sum of the amount credited, on the Determination Date, to each of the accounts maintained on behalf of such employee (including amounts reflecting any nondeductible employee contributions) under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the determination Date.

(b) "COMPANY" means any company (including unincorporated organizations) participating in the Plan or plans included in the "aggregation group" as defined in this Article.

(c) "DETERMINATION DATE" means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

(d) "EMPLOYEES" means employees, former employees, beneficiaries, and former beneficiaries who have a Benefit Amount greater than zero on the Determination Date.

(e) "KEY EMPLOYEE" means any Employee who, during the Plan Year containing the Determination Date or during the four preceding Plan Years, is:

(1) one of the 10 Employees of the Company receiving annual compensation therefrom of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both a more than 1/2 percent interest and the largest interest in such Company (if two Employees have the same interest the Employee having the greater annual compensation from the Company shall be treated as having a larger interest);

(2) a five percent owner of the Company;

(3) a one percent owner of the Company who receives annual compensation above $150,000; or

(4) an officer of the Company having an annual compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year (however, no more than the lesser of (i) 50 employees or (ii) the greater of three employees or 10 percent of the Company's employees shall be treated as officers).

                  For purposes of this definition, "compensation" shall mean all earnings reported on an Employee's Form W-2 for the calendar year that ends within the Plan Year. This definition shall be interpreted in accordance with Sections 414(q)(7), 415(c)(3) and 416(i) of the Code and the regulations promulgated thereunder and such rules are hereby incorporated by reference.

(f) "VALUATION DATE" means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the 12 month period ending on the Determination Date.

(g) "YEARS OF SERVICE" shall be calculated using the Plan rules that normally apply for determining vesting service.

11.03 TOP-HEAVY DEFINITION

         This Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the sum of the Benefit Amounts of all employees who are Key Employees exceeds 60 percent of the sum of the Benefit Amounts for all Employees. For purposes of this calculation only, the following rules shall apply:

(a) The Benefit Amounts of all Employees who are not Key Employees and who were Key Employees during any prior Plan Year shall be disregarded.

(b) The Benefit Amounts of all Employees who have not performed any service for the Company at any time during the five-year period ending on the Determination Date shall be disregarded.

(c) This calculation shall be made by aggregating any plans qualified under
Section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the "aggregation group." The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Section 401(a)(4) and
Section 410 of the Code.

(d) This calculation shall be made in accordance with Section 416 of the Code [including 416(g)(4)(A)] and the regulations thereunder and such rules are hereby incorporated by reference.

11.04 VESTING

         Notwithstanding the vesting provisions of this Plan, if the Plan is top-heavy for any Plan Year, any Participant who completes one hour of service during any day of such Plan Year or any subsequent Plan Year and who terminates during any day of such Plan Year or any subsequent Plan Year shall be entitled to a vested benefit which is at least equal to the product of (x) the benefit such Participant would receive under this Plan if he was 100 percent vested on the date of such termination times (y) the percentage shown below:

                  NUMBER OF COMPLETED
                   YEARS OF SERVICE            PERCENTAGE
                   ----------------            ----------
                     Less than 3                      0%
                     3 or more                      100%


         Such benefit shall be payable in accordance with the provisions of this Plan regarding payments to terminated Participants.

         Notwithstanding the preceding paragraph, if the Plan is no longer top-heavy in a Plan Year following a Plan Year in which it was top-heavy, a Participant's vesting percentage shall be computed under the vesting schedule that otherwise exists under this Plan. However, in no event shall a Participant's vested percentage in his accrued benefit be reduced. In addition, a Participant shall have the option of remaining under the vesting schedule set forth in this Section if he has completed three years of Vesting Service. The period for exercising such option shall begin on the first day of the Plan Year for which the Plan is no longer top-heavy and shall end 60 days after the later of (i) the first day of such Plan Year or (ii) the day the Participant is issued written notice of such option by the Employer or Committee.

11.05 MINIMUM BENEFITS OR CONTRIBUTIONS AND SECTION 415 LIMITATIONS

(a) If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:

(1) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provision of this Plan, if this Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and any other employee required by Section 416 of the Code) other than Key Employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to three percent (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of such Participant's compensation within the meaning of Section 415(c) of the Code for such Plan Year (the "defined contribution minimum"). For purposes of this subsection, salary reduction contributions on behalf of a Key Employee must be taken into account. For purposes of this subSection, a non-Key Employee shall be entitled to a contribution if he is employed on the last day of the Plan Year
(1) regardless of his level of compensation, (2) without regard to whether he has made any mandatory contributions required under the plan, and (3) regardless of whether he has less than 1,000 hours of service (or the equivalent) for the accrual computation period.

(2) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of this Plan, if this Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (1) the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation and
(2) the lesser of two percent per Year of Service or 20 percent (the "defined benefit minimum"). A non-Key Employee shall not fail to accrue a benefit merely because he is not employed on a specified date or is excluded from participation because (1) his compensation is less than a stated minimum or (2) he fails to make mandatory employee contributions. For purposes of calculating the defined benefit minimum, (1) compensation shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (2) a Participant shall not receive a Year of Service in any Plan Year in which the Plan is not top-heavy. This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age. Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the plan for retirement benefit equivalence purposes) of such life annuity. Except to the extent not required by Section 416 of the Code or any other provisions of law, each Participant (other than Key Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in Paragraph (a)(1) above).

(3) If a non-Key Employee is covered by plans described in both paragraphs (1) and (2) above, he shall only be entitled to the minimum described in paragraph
(1) and "three percent" shall be replaced by five percent. Notwithstanding the preceding sentence, if the accrual rate under the plan described in paragraph
(2) would comply with this Section 11.05 absent the modifications required by this Section, the minimum described in paragraph (1) above shall not be applicable.

This subsection (b) shall apply only to Limitation Years beginning before January 1, 2000.

For Plan Years prior to January 1, 2000, unless the Plan qualifies under an exception as described in Section 416(h)(2) of the Code, "1.0" shall be substituted for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction utilized in this Plan.

EGTRRA

 MODIFICATION OF TOP-HEAVY RULES

1. EFFECTIVE DATE. This section shall apply for purposes of determining whether the Plan is a Top-Heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends Article XI of the Plan.

2. DETERMINATION OF TOP-HEAVY STATUS.

2.1 KEY EMPLOYEE. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5 percent owner of the Company, or a 1 percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.2 DETERMINATION OF PRESENT VALUES AND AMOUNTS. This Section 2.2 shall apply for purposes of determining the present values of accrued benefits of Employees as of the Determination Date.

2.2.1 DISTRIBUTIONS DURING YEAR ENDING ON THE DETERMINATION DATE. The present values of accrued benefits of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

2.2.2 EMPLOYEES NOT PERFORMING SERVICES DURING YEAR ENDING ON THE DETERMINATION DATE. The Accrued Benefits of any individual who has not performed services for the Company during the 1-year period ending on the Determination Date shall not be taken into account.

3. MINIMUM BENEFITS. For purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the Plan, in determining Years of Service with the employer, any service with the Company shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

ARTICLE XII

MISCELLANEOUS

12.01 IRREVOCABLE DEDICATION

         It shall be impossible for any part of the contributions made under this Plan to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries; provided, however, that notwithstanding this or any other provision of the Plan, contributions may be returned to the Company within one year after such contribution is made where such contributions are made by a mistake of fact, or, to the extent a deduction is disallowed under Section 404 of the Code, contributions may be returned to the Company within one year following such disallowance where the contribution is conditioned upon the deductibility of such contribution, or as permitted or required by ERISA or the Code, e.g., where such return is necessary to avoid the limitation on benefits imposed by Section 415 of the Code.

12.02 NONASSIGNABILITY

(a) None of the benefits, payments, proceeds or claims of any Participant, beneficiary or Contingent Annuitant shall be subject to any claim of any creditor and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, not shall any such Participant, Beneficiary or Contingent Annuitant have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under this Plan.

(b) Notwithstanding the foregoing, the right to a benefit payable with respect to a Participant pursuant to a "qualified domestic relations order" within the meaning of Code Section 414(p) may be created, assigned or recognized. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order. Effective January 1, 2000, if the Actuarial Equivalent lump sum present value of the benefit payable to an alternate payee does not exceed $5,000 (as adjusted in accordance with section 411(a)(11)(D)), such benefit shall be paid to the alternate payee as soon as practicable in a single lump sum. This distribution may be made prior to the Participant's Normal Retirement Date, or earlier termination of employment, and without obtaining the Participant's consent. The Actuarial Equivalent lump sum value of an alternate payee's benefit shall be determined using the same assumptions used to determine small lump sum payments under Section 5.07.

(c) Notwithstanding the above, there shall be deducted from the monthly benefit payable to any retired employee, pursuant to authorization of the Committee pursuant to a procedure meeting the requirements of Regulation Section 1.401(a)-13(e) interpreting Section 401 of the Code, an amount equal to the full employee contribution rate from time to time established for coverage under a medical benefit program where such deduction is authorized by such retired employee.

12.03 LIMITATIONS ON PARTICIPANT'S RIGHTS

         Nothing contained in the Plan shall give any Employee the right to be retained in the service of a Participating Company or to interfere with or restrict the right of a Participating Company, which is hereby expressly reserved, to discharge or retire any Employee or to change an Employee's rate of compensation at any time with or without cause. Inclusion under the Plan will not give any Participant any right or claim to a retirement income or any other benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. A Participant shall not have any recourse towards satisfaction of such benefit becoming fixed under the terms of the Plan from other than assets of the Plan or guarantee of benefits hereunder by the Pension Benefit Guaranty Corporation. The doctrine of substantial performance shall have no application to Participants.

12.04 PARTICIPANTS BOUND

         Any action with respect to this Plan taken by the Committee or by the Company, or any action authorized by or taken at the direction of the Committee of the Company, shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

12.05 RECEIPT AND RELEASE

         Any payment to any Participant, Beneficiary or Contingent Annuitant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company, the Committee and the Trustee, and the Trustee may require such Participant, Beneficiary or Contingent Annuitant, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant, Beneficiary or Contingent Annuitant is determined by the Committee to be incompetent by reason of physical or mental disability or age to give a valid receipt and release, the Committee may cause the payment or payments becoming due to such person to be made to another person for his benefit without responsibility on the part of the Committee, the Company or the Trustee to follow the application of such funds.

12.06 MERGER OR CONSOLIDATION OF PLANS

         This Plan shall not be merged or consolidated with, nor shall the assets or liabilities thereof be transferred to, any other plan unless each Participant in this Plan would (if such plan terminated immediately after such merger, consolidation or transfer) receive a benefit at least equal to the benefit he would receive from this Plan if it terminated immediately prior to such merger, consolidation or transfer.

12.07 GOVERNING LAW; SEPARABILITY

         This Plan and the Fund shall be construed, administered, and governed in all respects under the applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Michigan; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan being an employee benefit plan within the meaning of Section 401 of the Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

12.08 HEADINGS AND SUBHEADINGS

         Headings and subheadings in this agreement are inserted for convenience of records only and are not to be considered in the construction of the provisions hereof.

12.09 INSTRUMENT IN COUNTERPARTS

         This agreement has been executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

12.10 GENDER

         The masculine gender as used herein includes the feminine gender.

12.11 SUCCESSORS AND ASSIGNS

         This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

12.12 RECOVERY OF OVERPAYMENT

The Plan Administrator will, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which he or she is entitled under the terms of the Plan, make a reasonable attempt to collect the overpayment from the person. If the person to whom the overpayment was made does not, within a reasonable time, make the requested repayment to the Trustee, the overpayment will be considered as an advance payment of benefits, and the Plan Administrator will direct the Trustee to reduce any future amounts payable to that person by an aggregate amount equal to the Actuarial Equivalent of the overpayment.

ARTICLE XIII

PARTICIPATION IN PLAN BY ANY COMPANY OR RELATED COMPANY

13.01 PARTICIPATION BY ANY COMPANY OR RELATED COMPANY

The Company or any Related Company, for itself or any of its divisions, may, with the approval of the Board of Directors, become a party to this Plan by adopting the Plan for some or all of its employees and by executing the Trust Agreement with the consent of the Trustee, if required under such Trust Agreement. Upon the filing with the Trustee of a certified copy of the resolutions or other documents evidencing the adoption of this Plan and the notice to the Company, and upon the execution of the Trust Agreement by such Company or any Related Company, and the consent of the Trustee if required under such Trust Agreement, it shall thereupon be included in the Plan as an Employer, and shall be bound by all the terms thereof as they relate to its employees. The Board of Directors of the Company or any Related Company may also extend the Plan to any other division of the Company, thereby bringing such division within the definition of Employer in Article I. Any contributions provided for in the Plan and made by such Employer shall become a part of the Fund and shall be held by the Trustee subject to the terms and provisions of the Trust Agreement.
With the approval of the Employee Benefits Committee, an Employer may elect to have special provisions apply with respect to its eligible employees. Such special provisions, which may differ from the provisions of the Plan applicable to employees of other Employers, shall be stated in an Exhibit to the Plan which will be applicable to such Employer.

13.02 WITHDRAWAL BY ANY COMPANY OR RELATED COMPANY:

In the event that an organization which has become an Employer pursuant to the provisions of Section 13.01 above shall cease to be a Related Company, such organization shall be deemed to have withdrawn from the Plan and the Trust Agreement. Also, any one or more of the Employers may withdraw from the Plan by giving six months' notice in writing of intention to withdraw to the Board of Directors of the Company or the Employee Benefits Committee (unless a shorter notice shall be agreed to by the Board of Directors of the Company or the Employee Benefits Committee).

Upon any such withdrawal by any such Employer, the Employee Benefits Committee shall determine that portion of the Fund allocable to the Participants and their beneficiaries thereby affected, consistent with the provisions of ERISA and the regulations thereunder. Subject to the provisions of ERISA and regulations thereunder, the Employee Benefits Committee shall then instruct the Trustee to set aside from the trust assets then held by it such securities and other property as it shall, with the approval of the Employee Benefits Committee, deem to be equal in value to the portion of the Fund so allocable to the withdrawing Employer. The Employee Benefits Committee shall direct the Trustee, in the discretion of the Employee Benefits Committee and subject to the provisions of ERISA and regulations thereunder, either (1) to hold such assets so set aside and to apply the same for the exclusive benefit of the Participants and Beneficiaries so affected on the same basis as if the Fund had been terminated upon the date of such withdrawal, or (2) to deliver such assets to trustees selected by such withdrawing Employer.

ARTICLE XIV

EXECUTION


Adopted on this thirty-first day of December, 2002.

LEAR CORPORATION

By /s/ Michael P. Miller
  ----------------------------------

EXHIBIT A

For purposes of calculating the Actuarial Equivalent amount of the monthly retirement income otherwise payable, a Participant's accrued benefit shall be determined as follows:

(a) SECTION 4.03: EARLY RETIREMENT

(i) For all purposes other than (ii) below:

Reduce the amount otherwise payable by .8 percent per month from age 65 to age 60, .3 percent per month from 60 down to age 55.

(ii) For purposes of calculating benefits in accordance with Section 4.01(h)(ii)(C) where benefits commence under this Plan prior to age 65, the factors to be applied to the benefit in Section 4.01(h)(ii)(C) shall be 0.2% for each full month the Participant's Annuity Starting Date precedes age 62 if the Participant was at least age 50 and had at least 65 "points" as defined in the United Technologies Corporation Nonrepresented Employee Retirement Plan as of May 4, 1999, and 5/12% for each full month the Participant's Annuity Starting Date precedes age 65 in all other cases.

SECTION 5.02 AND 5.03(b) AND (c): QUALIFIED JOINT AND SURVIVOR ANNUITY AND OPTIONAL RETIREMENT BENEFITS

(i) In general

    10 Year Certain and                       93 percent +/- .5 percent for each year to the
     Life Annuity                             nearest whole year the Participant is under/over
                                              age 65.

    50 percent J&S                            91 percent +/- .3 percent for each year to the
                                              nearest whole year the Participant is under/over
                                              age 65, +/- .3 percent for each full year the
                                              spouse is older/younger than the Participant.

    100 percent J&S                           84 percent +/- .5 percent for each year the
                                              Participant is under/over age 65, +/- .5 percent
                                              for each full year the spouse is older/younger
                                              than the Participant.

    5 Year Certain and Life Annuity           Exhibit A, Section (c) below
    15 Year Certain and Life Annuity          Exhibit A, Section (c) below

(ii) For purposes of optional forms of benefit for benefits described in Section 4.01(b)(i)(A) and Section 4.01(b)(ii)(A), Actuarial Equivalent effective April 1, 1999 will be as provided in section (c) below.

(c) SECTION 5.07, SMALL BENEFITS

For lump sum payouts of small benefits on or after January 1, 1997:

Mortality: The Applicable Mortality Table, which is the mortality table based on the prevailing commissioners' standard table (described in section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts issued on the date as of which present value is determined (without regard to any other subparagraph of section 807(d)(5) of the Code), that is prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices, or other guidance, published in the Internal Revenue Bulletin.

Interest Rates: The Applicable Interest Rate which means for any distribution the annual interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service in revenue rulings, notices or other guidance, published in the Internal Revenue Bulletin, for the second month preceding the first day of the calendar year in which the Annuity Starting Date occurs (resulting in a one year stability period).

(d) EXHIBIT D-6, LUMP SUM

    Mortality Table:                The 1984 Unisex Pension Mortality Table.

    Interest Rates:                 Lump sum payment will be based upon interest
                                    rates no greater than the immediate and
                                    deferred interest rates published by the
                                    Pension Benefit Guaranty Corporation for
                                    plans terminating as of the first day of the
                                    Plan Year that contains the proposed
                                    distribution date."

Effective January 1, 1997, for purposes of the Plan other than sections (a) -
(d) specified above, unless otherwise specified elsewhere in the Plan, Actuarial Equivalent shall mean section (c) above.

EXHIBIT B

For the purpose of this Plan, Participating Company shall include those listed below. For purposes of determining Years of Service and Credited Service, employment with such listed Participating Company shall be recognized as specified below:

                                                                   Limitation on Years of
Participating Company                Participation Date          Service and Credited Service
---------------------                ------------------          ----------------------------
Lear Corp. (including Lear           September 30, 1988          As determined by the
Plastics, Progress Pattern, Lear                                 provisions of this Plan.
Operations and NAB)

Automotive Industries Division       January 1, 1997             All Years of Service. Credited
                                                                 Service after December 31, 1996.

Fairhaven Industries Division        January 1, 1997             Years of Service after July 1,
                                                                 1990. Credited Service after
                                                                 December 31, 1996.

Masland Division                     April 1, 1997               All Years of Service. Credited
                                                                 Service after March 31, 1997.

ITT Automotive                       August 25, 1997             All Years of Service. Credited
                                                                 Service after August 24, 1997.

Delphi Automotive Systems            August 31, 1998             All Years of Service. Credited
                                                                 Service after August 30, 1998,
                                                                 except as described in Exhibit G.

United Technologies                  May 4, 1999                 All Years of Service. Credited
Automotive, for employees                                        Service after May 3, 1999.
employed on January 1, 2000

Employees employed by Lear           January 1, 2000             All Years of Service, including
Donnelly Overhead Systems,                                       contiguous years with Donnelly
Inc. as of September 15, 1999                                    Corp. Credited Service excludes 1999.

EXHIBIT C

Effective December 1, 1984, Progress Pattern Division was designated as a Participating Company under the Prior Plan, and all employees of Progress Pattern Division who first became Eligible Employees (or transferred to employment with Progress Pattern Division from a Related Company or another division of the Company) on or after December 1, 1984 will be eligible to participate in the Lear Seating Corporation Pension Plan ("this Plan") pursuant to its terms.

Effective December 1, 1985, the Progress Retirement Benefits Plan ("Progress Plan") was merged with and into the Prior Plan. Former eligible employees under the Progress Plan as of November 30, 1984 (who were the only Employees eligible to continue Participation under such plan) ("Former Progress Eligible Employees") shall be governed by the terms of this Plan with the following exceptions:

(a) Any participant in the Progress Plan who was disabled as defined in the Progress Plan as of November 30, 1984 shall continue to have all benefits determined under the terms of the Progress Plan in effect on November 30, 1984.

(b) The Normal Retirement Date shall be the December 1 nearest the date of attainment of age 65.

(c) The Normal Retirement benefit is the greatest of:

(1) The Normal Retirement Benefit calculated under Section 4.01 without regard to subsection 4.01(c).

(2) .80 percent (0.008) of the Participant's Monthly Plan Compensation multiplied by his Credited Service computed in years and months, plus .65 percent (0.0065) of Monthly Plan Compensation in excess of $833.33 times years of Credited Service up to a maximum of 35 years.

(3) 50 percent of the Participant's average monthly compensation (as defined in the definition of Monthly Plan Compensation under this Plan except that only 50 percent of bonuses are included) for the first five of the last 10 Years of Service prior to his Normal Retirement Date, offset by 50 percent of the participant's Primary Social Security Benefits (such offset not to exceed $119 per month) reduced proportionately for each Year of Service less than 15 years. Such Normal Retirement Benefit shall be payable as a monthly benefit payable for 10 years certain and life or the Actuarial Equivalent of such benefit. A Participant's benefit is calculated under this subsection (c)(3) using only Credited Service and average monthly compensation as of September 30, 1989. For purposes of this subsection, a Participant's Accrued Benefit shall be equal to the Participant's Normal Retirement Benefit multiplied by a ratio the numerator of which is the number of Years of Service with the Participant has completed as of the date of benefit determination and the denominator of which is the number of Years of Service which the Participant would have completed at Normal Retirement Date. For purposes of computing a Participant's Accrued Benefit, the Participant's average monthly compensation for the five consecutive Years of Service prior to his attainment of age 60 which produces the highest average monthly compensation will be used.

(d) Lump sum payments shall continue to be available to Participants based on $160 per $1 of monthly Accrued Benefit at Normal Retirement Date. For benefit dates other than Normal Retirement Date, lump sum benefits shall be equal to the lump sum values of the Accrued Benefit at Normal Retirement Date discounted or increased with interest only, at eight percent per annum.

(e) On and after December 1, 1985, spouses married to Participants at the time of the Participant's death before commencement of benefits shall be entitled to a benefit equal to the survivor portion of a Qualified Joint and Survivor payable as if the Participant had retired on the day preceding date of death. There will be no charge for the provision of such spousal benefit. A spouse becoming entitled to such benefit shall also be entitled to elect a lump sum payment computed on the basis set out in Paragraph (d) above.

(f) Notwithstanding other provisions for offset of benefits under this Plan, benefits shall be offset by the employer-funded portion only of other plans qualified under Section 401 of the Code maintained for Participants during employment by the Lear Siegler, Inc. Progress Pattern Division.

EXHIBIT D

TREATMENT OF CERTAIN EMPLOYEES
OF FABRICATED PRODUCTS OPERATIONS

The Lear Siegler, Inc. (Fabricated Products Operations) Salaried Employees' Pension Plan ("Fabricated Products Plan") was merged into the Prior Plan effective December 31, 1985. This Exhibit C-2 designates the computation of rights and benefits of former employees of the following former divisions of the Fabricated Products Operations of Lear Siegler, Inc:

(i)   Automotive Division

(ii)  General Seating Division (U.S. Operations)

(iii) Burroughs Division

(iv)  No-Sag Spring Division

(v)   Fabricated Products Operations Office


(a) As applied to former employees of Fabricated Products Operations, the term "Eligible Employee" shall exclude hourly employees. Also, a "Former FPO Participant" shall refer to an Employee who was a participant in the Fabricated Products Plan.

(b) Employees of Fabricated Products Operations who became Eligible Employees under the Prior Plan and were hired prior to December 31, 1985 are eligible for a Normal Retirement Benefit equal to the greater of

(1) The Normal Retirement Benefit calculated under Section 4.01 of this Plan; or

(2) .80 percent (0.008) of the Participant's Monthly Plan Compensation multiplied by his Credited Service computed in years and months, plus .65 percent (0.0065) of Monthly Plan Compensation in excess of $833.33 times years of Credited Service up to a maximum of 35 years.

(3) For purposes of determining a Former FPO Participant's benefit under this Plan, Credited Service shall include all credited service for benefit purposes accrued through December 31, 1985 under the Fabricated Products Plan, his Credited Service under the Prior Plan on and after January 1, 1986 and through September 29, 1988, and his service under this Plan on and after September 30, 1988.

(4) A Former FPO Participant's Normal Retirement Benefit under this Plan shall be the greater of that determined under the provisions of this Plan or that determined under the provisions of the Fabricated Products Plan in effect on December 31, 1985. A Participant's benefit is calculated under this Section
(b)(4) using only credited service and Average Monthly Salary as of September 30, 1989.

(5) For purposes of determining the reduction in benefit for any Former FPO Participant electing to receive an Early Retirement Benefit prior to his Normal Retirement Date, the early retirement factors set forth in Exhibit A to this Plan shall be used except when applying reductions to the benefit calculated in
(4) above. In that case, the reduction shall be made in accordance with the rate set forth in the following table.

         NUMBER OF MONTHS BETWEEN
         NORMAL RETIREMENT DATE AND     ACTUARIAL
         COMMENCEMENT DATE OF EARLY     REDUCTION
            RETIREMENT BENEFITS           FACTOR
         --------------------------     ---------
                    0                     1.000
                   12                      .913
                   24                      .835
                   36                      .765
                   48                      .702
                   60                      .645
                   72                      .594
                   84                      .548
                   96                      .506
                  108                      .468
                  120                      .433
                  132                      .402

(Values for month not indicated will be obtained by interpolation)

Subject to Section 5.02 of this Plan, a Former FPO Participant who was hired prior to January 1, 1977 may elect to receive, in lieu of the retirement benefit otherwise payable to him, a lump sum benefit which is the greater of (1) the Actuarial Equivalent (using the assumptions set forth in Exhibit A for determining lump sum payments) of the benefit determined under the provisions of this Plan or (2) the actuarial equivalent (determined using the assumptions set forth under the terms of the Fabricated Products Plan) of the benefit determined under the Fabricated Products Plan in effect on December 31, 1985 using only Credited Service and Average Monthly Salary as of September 30, 1989.

(7) Lump Sum Death Benefit.

(A) If a vested Former FPO Participant hired prior to January 1, 1977 dies at a time that he is accruing benefits under the Plan in accordance with paragraph
(b) of this Exhibit D and no Preretirement Surviving Spouse Benefit is payable pursuant to Section 5.05 of this Plan (because the Former FPO Participant is not married), then, the Beneficiary of such Former FPO Participant shall be entitled to a Lump Sum Death Benefit in an amount equal to the value of the vested accrued Normal Retirement Benefit determined as of the date of his death under the terms of this Exhibit D multiplied by a factor determined from the table below.

         AGE AS OF BIRTH DATE
             IN PLAN YEAR           FACTOR
         ---------------------      -------
              65 or Over              126
              64                      117
              63                      109
              62                      102
              61                       95
              60                       89
              59                       84
              58                       79
              57                       74
              56                       69
              55                       65
              54                       61
              53                       58
              52                       55
              51                       51
              50                       49
              49                       46
              48                       43
              47                       41
              46                       39
              45                       37
              44                       35
              43                       33
              42                       32
              41                       31


         AGE AS OF BIRTH DATE
             IN PLAN YEAR           FACTOR
         ---------------------      -------
              40                       29
              39                       28
              38                       27
              37                       26
              36                       25
              35                       24
              34                       23
              33                       22
              32                       21
              31                       20
              30                       19
              29                       18
              28                       17
              27                       16
              26                       15
              25                       14


(B) If a Former FPO Participant dies at a time that he is accruing benefits under the Plan in accordance with Paragraph (b) of this Exhibit D and a Preretirement Surviving Spouse Benefit is payable to his surviving spouse pursuant to Section 5.05 of the Plan, his surviving spouse may elect to receive a Lump Sum Death Benefit under this paragraph (b)(7) in lieu of the Preretirement Surviving Spouse Benefit. However, if the Lump Sum Death Benefit under this paragraph (b)(7) is less than the Actuarial Equivalent value of the Preretirement Surviving Spouse Benefit determined under Section 5.05, assuming for purposes of the Actuarial Equivalent value a commencement date equal to the earliest possible commencement date of such Preretirement Surviving Spouse Benefit, such Actuarial Equivalent value shall be paid. Such election may be made at any time before the annuity starting date. Such election shall be in writing, shall acknowledge the effect of the election and shall be witnessed by a notary public.

EXHIBIT E

Effective July 1, 1974, employees of Haas Division (now Plastics Division) became eligible to participate in the Prior Plan pursuant to its terms. For purposes of determining Years of Service, a Participant's service from date of hire shall be considered. For purposes of determining a Participant's Credited Service, only service on and after July 1, 1973 shall be considered.

EXHIBIT F

BENEFITS FOR FORMER EMPLOYEES OF FORD MOTOR COMPANY

PREAMBLE

Effective January 1, 1994, the Company purchased from Ford Motor Company certain operations located in Mexico. These operations were known as Favesa. In connection with this purchase, certain salaried nonunion employees of Ford Motor Company became employees of the Company, effective January 1, 1994. All of these employees reside in the United States. Under the purchase agreement, the Company is obligated to provide these employees with the same retirement benefits provided under Ford Motor Company's General Retirement Plan. This Article describes these benefits.

The language in this Exhibit F should be construed in a manner consistent with other Plan provisions. The terms used in this Exhibit F have the same meaning as under other Articles of the Plan, unless this Exhibit F explicitly provides otherwise. The retirement benefits available to former Ford Motor Company employees under the Plan are determined in the same manner as the retirement benefits available to other employees of the Company, except to the extent explicitly modified by this Exhibit.

The retirement benefits described in this Exhibit F are based on the terms of the General Retirement Plan in effect on December 31, 1993. These benefits are based upon service with both Ford Motor Company and the Company. The retirement benefits and supplements under this Exhibit F are offset by an amount that is the actuarial equivalent of the retirement benefit and supplements the employee is eligible to receive under the General Retirement Plan based on such employee's service and salary as of December 31, 1993.

1. DEFINITIONS

(a) EMPLOYEE A former nonunion salaried employee of Ford Motor Company who became a salaried employee of the Company on January 1, 1994 as a result of the Company's purchase of Favesa.

(b) GENERAL RETIREMENT PLAN Ford Motor Company's General Retirement Plan, as in effect on December 31, 1993.

(c) CREDITED INTEREST For each Plan Year, an annual rate equal to 120 percent of the Federal Midterm Rate in effect for the first month of the Plan Year. On the last day of the current Plan year, Employee contributions and interest accrued as of the last day of the immediately preceding Plan Year shall receive Credited Interest.

2. ELIGIBILITY

         An Employee who was a participant in the General Retirement Plan on December 31, 1993 automatically became a Participant on January 1, 1994. An Employee who had not satisfied the eligibility requirements of the General Retirement Plan on December 31, 1993 becomes a Participant after satisfying the Plan's eligibility requirements. Service with Ford Motor Company is included in determining if an Employee has satisfied the eligibility requirements.

3. CREDITED SERVICE

(a) FORD MOTOR COMPANY Credited Service includes all service with Ford Motor Company prior to January 1, 1994. These service credits are determined under the terms of the General Retirement Plan on the basis of Ford Motor Company personnel records. The Company relies upon Ford Motor Company's determination of Credited Service prior to 1994. However, the Company may, in its discretion, confirm the accuracy of such determinations.

(b) THE COMPANY Credited Service includes service with the Company after December 31, 1993. For each calendar month during the year in which an Employee receives pay in each of two pay periods, such Employee receives 1/10th of a year of Credited Service; as set forth in the chart below:

          MONTHS FOR WHICH          CREDITED
            AN EMPLOYEE             SERVICE
            RECEIVES PAY             EARNED
         ------------------         --------
         Less than 1                 .0 year
         1 but less than 2           .1 year
         2 but less than 3           .2 year
         3 but less than 4           .3 year
         4 but less than 5           .4 year
         5 but less than 6           .5 year
         6 but less than 7           .6 year
         7 but less than 8           .7 year
         8 but less than 9           .8 year
         9 but less than 10          .9 year
         10 or more                 1.0 year


                  An Employee shall receive Credited Service for the following periods in which such Employee is not receiving pay, provided service has not been broken:

(i) while on a Company-approved sick leave, Credited Service shall be earned by an Employee for up to nine months following the date Company payments cease.

(ii) while laid off, Credited Service shall be earned by an Employee for up to nine months following such Employee's termination date. If, however, the Employee has earned at least 10 years of continuous Company service as of the date such layoff commences, such Employee shall earn up to one additional year of Credited Service.

(iii) while on an approved medical leave during which time the Employee is receiving workers' compensation benefits, such Employee shall receive Credited Service for each month of such absence.

(iv) while on a Company-approved leave for purposes of active service with the United States armed forces, Credited Service shall be earned by such Employee for the duration of such absence provided the Employee commences employment with the Company within the time prescribed under federal reemployment laws.

(c) WAITING PERIOD SERVICE The period of service before a Participant is eligible for the Plan or the General Retirement Plan that is treated as Credited Service if one of the following requirements have been met:

(i) If the Participant was hired prior to January 1, 1976, up to two years of Waiting Period Service shall be treated as Credited Service if such Participant has made any contributions to the Plan, or

(ii) If the Participant was hired on or after January 1, 1976, up to one year of Waiting Period Service shall be treated as Credited Service if such Participant made contributions to the Plan immediately upon becoming eligible and continued to do so until such Participant became vested under the Plan.

4. NONCONTRIBUTORY AND CONTRIBUTORY SERVICE

(a) NONCONTRIBUTORY SERVICE Periods of Credited Service, excluding Contributory Service and Waiting Period Service.

(b) CONTRIBUTORY SERVICE Periods of Credited Service during which the Participant contributed to the General Retirement Plan or contributes to the Plan. In addition, for Employees who have made contributions to the Plan under this Exhibit F prior to October 1, 2000, Contributory Service shall include all periods of Credited Service after September 30, 2000.

5. VESTING

         A Participant has a nonforfeitable right to any benefit under this Exhibit F in which the Participant is vested.

(a) GENERAL RETIREMENT PLAN All Employees are vested in any accrued benefits they are entitled to under the General Retirement Plan.

(b) THE PLAN Employees are fully vested in benefits under this Exhibit F if one of the following requirements have been met:

(i)   the Employee attains age 65 while employed by the Company,

(ii)  the Employee earns five years of Credited Service, or

(iii) the Employee earns five years of ERISA Service.

                  An Employee will earn one year of ERISA Service for each year after the attainment of age 18 during which such Employee receives pay for regular time worked in at least four months of such calendar year.

                  ERISA Service is broken if an Employee is not paid for an Hour of Service in each of two months in a calendar year. ERISA Service earned prior to the date it is broken will not be recognized under the Plan unless the Employee was vested when the break occurs or the Employee completes one years of ERISA Service following the break and the period of the break did not equal or exceed five years.

                  Periods of service with the Ford Motor Company are included in determining whether an Employee has vested in benefits under this Article.

(c) EMPLOYEE CONTRIBUTIONS Participants are fully vested in Employee contributions at all times.

6. EMPLOYEE CONTRIBUTIONS

         An Employee who has satisfied the eligibility requirements of this Exhibit F may elect to contribute to the Plan. Effective as of October 1, 2000, no further Employee Contributions may be made to the Plan under this Exhibit F.

(a) RATE OF CONTRIBUTIONS Employee contributions are equal to one and 1/2 percent of total monthly base salary, which is determined without regard to pretax contributions to other plans.

(b) METHOD OF DEDUCTION Employee contributions are deducted from each paycheck.

(c) WRITTEN ELECTION In order to contribute to the Plan, a Participant must complete a written election form provided by the Company.

(d) REVOCATION At any time, a Participant may revoke on a prospective basis an election to contribute to the Plan. A Participant who revokes an election to contribute cannot again contribute to the Plan for a period of one year.

(e) BENEFICIARY DESIGNATION At the time a Participant elects to contribute to the Plan, the Participant must designate in writing the Beneficiary to receive Employee contributions in the event of the Participant's death. If a Participant is married, such Participant's spouse is automatically named as Beneficiary unless such spouse consents in writing to an alternate Beneficiary. Spousal consent must be witnessed by a notary public. A Participant may change the written designation at any time (with spousal consent, if applicable), but the Company will not accept a Beneficiary designation received after the date of the Participant's death. If no Beneficiary is named and the Participant is not survived by a spouse, any benefit payable hereunder shall be paid to the Participant's estate.

(f) MINIMUM BENEFIT Any benefit paid in the form an annuity must have a lump sum value that is not less than Employee contributions, plus Credited Interest.

7. RETURN OF EMPLOYEE CONTRIBUTIONS

         Employee contributions are returned to Participants only under the circumstances described in this Section.

(a) TERMINATION BEFORE VESTING If a Participant terminates service with the Company before vesting in Company provided benefits, Employee contributions are returned to the Participant.

(b) DEATH BEFORE VESTING If a Participant dies before vesting in Company provided benefits, the Employee contributions are paid to the Participant's Beneficiary.

(c) MANDATORY CASH-OUTS Employee contributions are returned to the Participant on termination of service or to the Beneficiary on the death of the Participant if the total present value of the benefits derived from both Employee and Company contributions does not exceed $5,000. The amount of a cash-out can never be less than the Employee contributions plus Credited Interest.

(d) CREDITED INTEREST Whenever Employee contributions are distributed from the Plan in accordance with this Section, the distribution must include Credited Interest.

8. REDEPOSIT OF EMPLOYEE CONTRIBUTIONS

         If a former Participant received a distribution of Employee contributions on termination of service and thereafter is rehired, the Participant is not credited with any Contributory Service for periods prior to the date of termination. However, if a former Participant who was not vested on his earlier termination date is rehired before experiencing five consecutive breaks in ERISA Service, the former Participant may elect to redeposit Employee contributions. The amount redeposited must include Credited Interest from the date of distribution to the date the contributions are redeposited. Contributions must be redeposited within five years of the date distribution occurred. If a former Participant elects to redeposit Employee contributions, all Contributory Service prior to the date of termination is restored.

9. RETIREMENT DATES

         Retirement benefits commence on the applicable retirement date.

(a) NORMAL RETIREMENT DATE The first day of the month following the month in which the Participant attains age 65 and has one year of service.

(b) EARLY RETIREMENT DATE The first day of any month prior to the Participant's Normal Retirement Date in which the Participant terminates service with the Company under the following circumstances.

(1) AGE 55 AND 10 YEARS After the Participant has attained age 55 and has at least 10 years of Credited Service.

(2) 30 YEARS At any age, if the Participant has at least 30 years of Credited Service.

(c) DISABILITY RETIREMENT DATE The first day of the sixth month following the date on which such Participant terminated service due to Total and Permanent Disability, provided such Participant has at least 10 years of Credited Service and said disability occurs prior to age 65.

10. NONCONTRIBUTORY AND CONTRIBUTORY BENEFITS

         This Exhibit F provides for both noncontributory and contributory retirement benefits. The noncontributory benefits are described in Section 11 and the contributory benefits are described in Section 12.

11. NONCONTRIBUTORY RETIREMENT BENEFITS

         This Section describes the noncontributory retirement benefits which accrue for periods of Noncontributory Service.

(a) NORMAL RETIREMENT BENEFITS (NONCONTRIBUTORY) The monthly normal retirement benefit is the flat benefit rate set forth in Attachment A multiplied by the Participant's years of Noncontributory Service.

(b) EARLY RETIREMENT BENEFIT (NONCONTRIBUTORY) The monthly regular early retirement benefit is calculated in the same manner as the normal retirement benefit based on Noncontributory Service and the flat benefit rate in effect on the Participant's Early Retirement Date, reduced in accordance with the factors set forth in Attachment B.

                  The reduction in the regular early retirement benefit is eliminated beginning in the month following the month the Participant attains age 62 under the following circumstances:

(i) 30 YEARS The Participant has at least 30 years of Credited Service.

(ii) 85 POINTS The sum of the Participant's age on the date the Participant terminates service with the Company and years of Credited Service is at least 85.

                  In addition to the foregoing, Supplemental Benefits shall be paid pursuant to the provisions of Section 14.

(c) DISABILITY RETIREMENT BENEFIT (NONCONTRIBUTORY) The monthly disability retirement benefit is calculated in the same manner as the early retirement benefit without reduction for early commencement. The disability retirement benefit is determined on the basis of the flat benefit rate in effect on the date the Participant terminates service with the Company and the Participant's actual years of Credited Service. In the month following the month the Participant attains age 65 or, if earlier, the month the Participant becomes eligible for unreduced social security benefits, the Participant begins receiving a normal retirement benefit, based upon Credited Service and the flat benefit rate in effect on the date such disability commenced. Disability benefits are offset by amounts received under any disability plan to which the Company has contributed.

12. CONTRIBUTORY RETIREMENT BENEFITS

         This Section describes the retirement benefits which accrue for periods of Contributory Service. For Contributory Retirement Benefits after September 30, 2000, see offset in Section 12(e).

(a) NORMAL RETIREMENT BENEFITS (CONTRIBUTORY) Subject to Section 12(e) below, the monthly normal retirement benefit is (i) + (ii).

(i) BASE PIECE [Part (A)] The product of 1.5 percent (.015) of the Participant's Final Average Pay and Contributory Service plus up to two years of Waiting Period Service.

(ii) EXCESS PIECE [Part (B)] The product of 4/10ths of a percent of the Participant's Final Average Pay in excess of the Breakpoint and Contributory Service not in excess of 35 years.

                  For purposes of this Section, FINAL AVERAGE PAY is the average of the five highest consecutive December 31 monthly base salaries while contributing during the Participant's last 10 years of employment with the Company. BREAKPOINT is equal to 150 percent of the "covered compensation" amount set forth in Attachment C. This amount is equal to the covered compensation of an individual attaining age 65 in any given year and therefore will apply to all Participants regardless of a Participant's age in the calendar year in which the benefit is determined.

(b) EARLY RETIREMENT BENEFIT (CONTRIBUTORY) Subject to Section 12(e) below, the monthly early retirement benefit is calculated in the same manner as the normal retirement benefit. If benefits commence prior to age 62, the Base Piece of the benefit is reduced in accordance with Attachment D. If benefits commence prior to age 65, the Excess Piece of the benefit is reduced in accordance with Attachment E.

                  In addition to the foregoing, Supplemental Benefits shall be paid pursuant to the provisions of Section 14.

(c) DISABILITY RETIREMENT BENEFIT (CONTRIBUTORY) Subject to Section 12(e) below, the monthly disability retirement benefit is calculated in the same manner as the early retirement benefit with the exceptions that the Base piece is not reduced for early commencement and the Excess Piece is not reduced for early commencement if the Participant qualifies for Social Security Disability Benefits. The disability retirement benefit is determined on the basis of the Participant's actual years of Contributory Service. In the month following the month the Participant attains age 65 or, if earlier, the month the Participant becomes eligible for unreduced social security benefits, the Participant begins receiving the normal retirement benefit based upon Credited Service, Final Average Pay and the Breakpoint in effect on the date such disability commenced. Disability benefits are offset by amounts received under any disability plan to which the Company contributes and, in the event a Participant has not been covered by the Plan for a period of not less than 20 years, by any workers' compensation received by such Participant.

                  In addition to the foregoing, Temporary Benefits shall be paid pursuant to the provisions of Section 15.

(d) MINIMUM CONTRIBUTORY RETIREMENT BENEFIT There is a floor for benefits which accrue with respect to Contributory Service to ensure that these benefits are always larger than the noncontributory retirement benefits. The contributory normal retirement benefit is never less than the sum determined below:

(i) The flat benefit rate for the noncontributory normal retirement benefit, multiplied by the Participant's years of Credited Service, reduced in accordance with Attachment B if benefits commence prior to age 62, plus

(ii) The product of .25 percent (.0025) of the Participant's Final Average Pay and years of Contributory Service, reduced in accordance with Attachment D, if benefits commence prior to age 62.

(e) Offset for Contributory Service After September 30, 2000

For Employees who earned Contributory Service after September 30, 2000, an offset to the benefits otherwise calculated in accordance with this Section 12 shall be determined as follows:

(i) An accumulation of 1.5% of total monthly base salary, which is determined without regard to pretax contributions to other plans shall be calculated using as the interest credited on such contributions for a calendar year the rate for 10-year Treasury Constant Maturities, as published in Federal Reserve Statistical Release H15 (or successor), in effect on the last business day of the preceding calendar year.

(ii) The offset shall be equal to the accumulation described in (i) above (including interest as described in (e)(i) above through the Annuity Starting
Date) converted to an actuarially equivalent life annuity, using a 7% interest rate, the Applicable Mortality Table, as defined in Exhibit A, and commencement of benefits at the Participant's, or in the case of a preretirement death benefit under Section 23, the Surviving Spouse's Annuity Starting Date.

13. COMBINED FORMULA MINIMUM BENEFIT

         In the event a Participant covered by the provisions of this Exhibit F was a member of the General Retirement Plan prior to January 1, 1989, such Participant's benefit as determined hereunder cannot be less than the amount determined pursuant to the provision of the Combined Formula set forth in the General Retirement Plan as in effect on December 31, 1993, as modified by
Section 12(e).

14. SUPPLEMENTAL BENEFITS

(a) ELIGIBILITY AND AMOUNT - Participants who take regular early retirement may receive either an Early Retirement Supplement or an Interim Supplement. To be eligible for either supplement, a Participant must apply for retirement benefits within five years from the last date of active service with the Company.

(i) EARLY RETIREMENT SUPPLEMENT - For a Participant with at least 30 years of Credited Service, the monthly Early Retirement Supplement is equal to the amount set forth in Attachment F minus the Participant's assumed flat rate benefit. For purposes of this subsection, the flat rate benefit is reduced for early retirement but not survivorship coverage. This supplement will also be reduced in any month such Participant is receiving social security disability benefits.

Payment of the Early Retirement Supplement commences at the same time as the early retirement benefit and continues through age 62 and one month.

(ii) INTERIM SUPPLEMENT - For a Participant with less than 30 years of Credited Service, the monthly Interim Supplement is equal to the benefit rate set forth in Attachment G multiplied by years of Credited Service. An Interim Supplement is not paid if the Participant is receiving social security benefits.

Payment of the Interim Supplement commences at the same time as the early retirement benefit and continues through age 62 and one month.

15. TEMPORARY ALLOWANCE FOR DISABILITY RETIREMENT

         A Participant who takes disability retirement receives a Temporary Allowance. The Temporary Allowance commences at the same time as the disability retirement benefit and continues through age 62 and one month or, if earlier, the month the Participant begins receiving unreduced social security benefits. The monthly Temporary Allowance is equal to the flat benefit rate set forth in Attachment H multiplied by the Participant's years of Credited Service, up to a maximum of 30 years.

16. TERMINATION OF EMPLOYMENT BEFORE RETIREMENT

         A Participant is eligible for a deferred vested retirement benefit if the Participant leaves the Company with a vested right to retirement benefits, pursuant to Section 5 of this Exhibit F, before qualifying for retirement.

(a) AMOUNT The deferred vested retirement benefit is calculated in the same manner as the normal noncontributory and normal contributory retirement benefit, including the Minimum Contributory Benefit, but not subject to future increases.

(b) COMMENCEMENT A deferred vested retirement benefit commences in the month following the month the Participant attains age 65. A Participant may elect to begin receiving a deferred vested retirement benefit anytime after reaching age 55 with 10 years of Credited Service, subject to the reductions set forth in Attachments I and J.

17. COMMENCEMENT DATE

         A Participant begins receiving retirement benefits on the Normal Retirement Date, Early Retirement Date, or Disability Retirement Date, whichever applies. If a Participant does not retire on the Normal Retirement Date, payment of retirement benefits is postponed until the Participant terminates service with the Company or, if earlier, the April 1st after the calendar year in which the Participant reaches the age of 70 1/2.

18. NORMAL FORM OF PAYMENT

         Unless a Participant elects otherwise, retirement benefits are paid in the forms described in this Section.

(a) AUTOMATIC LIFETIME ONLY METHOD Monthly installments payable for the life of the Participant. The last monthly installment is paid in the month in which the Participant dies.

(b) AUTOMATIC 60 PERCENT SURVIVING SPOUSE METHOD If a Participant has been married for at least one year on the Annuity Starting Date, benefits are paid in the form of a joint and survivor annuity. Monthly installments are paid for the life of the Participant with payments continuing for the life of the spouse, if the spouse survives the Participant.

The Participant's monthly installments are reduced to reflect the cost of the survivor benefit. This reduction does not affect the amount of any Temporary Allowance, Interim Supplement, or Early Retirement Supplement. The reduction is set forth in Attachment K.

The survivor benefit is monthly installments for the life of the spouse equal to 60 percent of the Participant's monthly benefit. For purposes of this subsection, the Participant's monthly benefit is the amount determined after reductions for early retirement and to reflect the cost of survivor benefits, and without regard to the Temporary Allowance, Interim Supplement, and Early Retirement Supplement. The last monthly installment is paid in the month in which the spouse dies.

19. FORM OF PAYMENT FOR DISABILITY RETIREMENT

(a) UNMARRIED - If a Participant who is not married takes disability retirement, the Participant's benefits are paid under the automatic lifetime only method.

(b) AGE 55/30 YEARS/MARRIED If a married Participant takes disability retirement after reaching age 55 or having reached 30 years of Credited Service, Disability Retirement Benefits are paid in the same form as other retirement benefits.

(c) UNDER AGE 55/LESS THAN 30 YEARS If a married Participant takes disability retirement before the Participant reaches age 55 and the Participant has less than 30 years of Credited Service, disability retirement benefits are paid in the form of a 50 percent joint and survivor annuity. If the Participant dies before reaching age 55 and such Participant has been married for at least one year as of his date of death, the spouse receives a monthly benefit for life equal to 50 percent of the Participant's disability retirement benefit, excluding the Temporary Allowance and Interim Supplement. Payments to the spouse do not commence until the month following the month the Participant would have reached age 55. If the Participant survives to age 55, the Participant may then elect either the life only method, or the automatic or optional surviving spouse method.

(d) REDUCTION FOR COST OF SURVIVOR COVERAGE The reduction in the Participant's Disability Retirement Benefit to cover the cost of the automatic survivor coverage is set forth in Attachment L.

20. OPTIONAL FORMS OF PAYMENT FOR CONTRIBUTORY BENEFITS

         The election of one of these options is subject to the procedures described in Article V. A Participant cannot designate a Beneficiary other than the spouse without following the procedures set forth in Section 5.02 of the Plan for obtaining the spouse's written consent.

(a) OPTIONAL SURVIVING SPOUSE METHOD A Participant who has contributed to the Plan may elect the optional surviving spouse method of payment for married Participants, where the spouse receives a monthly benefit equal to 60 percent of any monthly flat rate benefit and additional benefit payable and 100 percent of the Participant's monthly contributory benefit. The reduction to cover the cost of this payment method is set forth in Attachment M.

(b) OPTIONAL 50 PERCENT SURVIVING BENEFICIARY METHOD The same as the automatic surviving spouse method of payment for married Participants, except that the Beneficiary's monthly noncontributory and contributory benefit is equal to 50 percent of the Participant's monthly noncontributory and contributory benefit. Both married and unmarried Participants may elect this option and married Participants may name a Beneficiary other than the spouse. The reduction to cover the cost of this payment method is set forth in Attachment N.

(c) OPTIONAL 100 SURVIVING BENEFICIARY METHOD The same as the automatic surviving spouse method of payment, except that the Beneficiary's monthly noncontributory and contributory benefit is equal to the Participant's monthly noncontributory and contributory benefit. Both married and unmarried Participants may elect this option and married Participants may name a Beneficiary other than the spouse. The reduction to cover the cost of this payment method is set forth in Attachment O.

21. SURVIVOR COVERAGE/TEMPORARY ALLOWANCE, EARLY RETIREMENT SUPPLEMENT AND INTERIM SUPPLEMENT

         Survivor coverage for spouses and Beneficiaries is based solely on the noncontributory and contributory retirement benefits. Payment of the Temporary Allowance, the Early Retirement Supplement and the Interim Supplement always ceases in the month following the month the Participant 's death occurs.

22. CHANGE IN METHOD OF PAYMENT

         Except as provided in this Section, the form in which retirement benefits are paid cannot change once payment of benefits commences.

(a) MARRIAGE AFTER RETIREMENT If the form of payment is the automatic life only method and the Participant marries after payment of benefits has commenced, the Participant may elect the automatic 60 percent surviving spouse method or the optional surviving spouse method (if applicable). This election must be made within 12 months of the date of marriage.

(b) DEATH OF SPOUSE/DIVORCE If the form of payment is the automatic 60 percent surviving spouse method or the optional surviving spouse method (if applicable) and the spouse dies or is divorced from the Participant after payment of benefits has commenced, the Participant may elect the automatic life only method. Such an election cannot be made if it will violate the terms of a qualified domestic relations order. If the Participant remarries, the Participant may again elect the automatic 60 percent surviving spouse method or the optional surviving spouse method (if applicable) in accordance with procedures in this Section.

(c) DISABILITY RETIREMENT The automatic 50 percent surviving spouse method for disability retirement is cancelled if the spouse dies or is divorced from the Participant before the Participant reaches the age of 55, unless this would violate the terms of a qualified domestic relations order.

23. PRERETIREMENT DEATH BENEFIT

         A preretirement death benefit is paid to a surviving spouse where the Participant dies before retirement with a vested right to a benefit. A spouse is eligible for a preretirement death benefit only if the spouse was married to the Participant for at least one year on the date the Participant died.

(a) DEATH BEFORE ELIGIBILITY FOR RETIREMENT If a Participant dies before satisfying the requirements for normal or regular early retirement, the spouse receives the monthly benefit the spouse would have received if the Participant had terminated service with the Company on the date of death (or actual date of termination, if earlier), survived to the earliest date on which the Participant could have retired, elected to retire on that date, elected to receive the 50 percent surviving beneficiary method of payment, without regard to the reductions set forth in Attachment N, and died on the following day. The spouse may elect to receive this benefit commencing any time after the Participant would have reached age 55. The reduction for early commencement of payments is the same reduction applied for deferred vested retirements as set forth in Attachments I and J, based upon the date payments actually commence.

                  In lieu of the monthly benefit herein described, the spouse may elect to receive a return of the Participant's contributions, with Credited Interest. The contributory portion of the monthly benefit described above will then be reduced by the value of the returned contributions.


(b) DEATH AFTER ELIGIBILITY FOR RETIREMENT If a Participant is eligible for normal or regular early retirement on the date the Participant dies, the spouse's monthly benefit is equal to the benefit the spouse would have received if the Participant had retired on the date of death and elected the automatic 60 percent surviving spouse method of payment. Payment commences in the month following the month in which the Participant dies, unless deferred pursuant to
Section 5.05.

24. OFFSET FOR GENERAL RETIREMENT PLAN BENEFITS

         The retirement benefits and supplements paid under this Exhibit are offset by an amount that is the actuarial equivalent of the retirement benefit and supplements the Participant is eligible to receive under the General Retirement Plan. The retirement benefit for which a Participant is eligible is the Participant's accrued benefit based upon such Participant's service and salary under the General Retirement Plan on December 31, 1993, as determined under the terms of the General Retirement Plan in effect on such date, except to the extent otherwise provided in this Section.

25. AMENDMENT OF THIS EXHIBIT

         The Company may, in its discretion, amend this Exhibit to reflect amendments to the General Retirement Plan which take effect after December 31, 1993. An amendment cannot reduce the amount of any Participant's accrued benefit as of the date the amendment is adopted. If the amendment will result in a decrease in future benefit accruals, the Participants must be given notice of the amendment after it is adopted and not less than 15 days before the effective date.

26. TERMINATION OF THIS EXHIBIT

         The Company intends to maintain the benefit structure described in this Exhibit for as long as any eligible Employee works for the Company. However, the Company reserves the right to terminate this benefit structure in the event it adversely affects the Plan's qualified status under the Internal Revenue Code. This benefit structure will be considered to have an adverse impact on the Plan's qualified status if it becomes impossible to maintain the Plan's qualified status without modifying in some way the benefits of Participants who are not eligible for this benefit structure.

27. INTERPRETATION OF THIS EXHIBIT

         The Company has the discretion to construe the language in this Exhibit and determine eligibility for and the amount of benefits. The Company also has the discretion to construe the terms of the General Retirement Plan if interpretation of this Exhibit requires reference to that Plan.

28. COORDINATION WITH OTHER PLAN PROVISIONS

         The rights of Employees under the Plan are precisely the same as the rights of other Company Employees, except to the extent this Exhibit explicitly provides otherwise. Except for matters explicitly addressed in this Exhibit, the rights of an Employee under the Plan should be determined by reference to the other Articles of the Plan.

ATTACHMENT A

NORMAL RETIREMENT NONCONTRIBUTORY
MINIMUM BENEFIT RATES (FLAT RATE)

(RETIREMENTS OCTOBER 1, 1995 AND AFTER)

10/1/95
AND LATER
---------
$35.45

ATTACHMENT B

EARLY RETIREMENT REDUCTIONS
NONCONTRIBUTORY MINIMUM BENEFIT

                                                           MONTHS
AGE AT      --------------------------------------------------------------------------------------------------------
RETIREMENT   (0)      (1)      (2)      (3)      (4)      (5)      (6)      (7)      (8)      (9)      (10)     (11)
----------  ----     ----      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----

LESS THAN 55 WITH 30 OR MORE YEARS SERVICE

    42      .210     .211      .213     .214     .215     .217     .218     .219     .221     .222     .223     .225
    43      .226     .227      .229     .230     .232     .233     .235     .236     .237     .239     .240     .242
    44      .243     .246      .246     .248     .249     .251     .252     .254     .256     .257     .258     .260
    45      .261     .263      .265     .266     .268     .270     .272     .273     .275     .277     .279     .280
    46      .282     .284      .286     .288     .289     .291     .293     .295     .297     .299     .300     .302
    47      .304     .306      .308     .310     .312     .314     .316     .318     .320     .322     .324     .326
    48      .328     .330      .332     .335     .337     .339     .341     .343     .346     .348     .350     .352
    49      .354     .356      .359     .361     .364     .366     .369     .371     .373     .376     .378     .381
    50      .383     .386      .388     .391     .394     .396     .399     .402     .404     .407     .410     .412
    51      .416     .418      .421     .424     .427     .430     .433     .435     .438     .441     .444     .447
    52      .450     .453      .457     .460     .463     .466     .470     .473     .476     .479     .483     .486
    53      .489     .493      .496     .500     .503     .507     .510     .514     .518     .521     .525     .528
    54      .532     .536      .540     .544     .548     5.52     .556     .559     .563     .567     .571     .575

    55      .579     .584      .588     .593     .598     .602     .607     .612     .616     .621     .626     .630
    56      .635     .640      .645     .650     .656     .660     .665     .668     .674     .678     .684     .689
    57      .694     .699      .704     .709     .713     .718     .723     .728     .733     .738     .742     .747
    58      .752     .757      .761     .766     .771     .775     .780     .785     .789     .794     .799     .803
    59      .808     .813      .818     .823     .828     .833     .838     .842     .847     .852     .857     .882

AGE 60 TO 65

    60      .867     .872      .878     .884     .889     .895     .900     .905     .911     .917     .922     .928
    61      .933     .939      .944     .950     .956     .961     .967     .972     .978     .983     .989     .994
    62-65  1.000

ATTACHMENT C

CONTRIBUTORY RETIREMENT BENEFIT
DEVELOPMENT OF ESTIMATED FUTURE BREAKPOINTS (MONTHLY)

ATTACHMENT D

EARLY RETIREMENT REDUCTIONS
ADDITIONAL BENEFITS AND
PART A CONTRIBUTORY BENEFITS

Contributory and Additional Benefit Regular Early Retirement Factors

(Accrued through 1988, .015 1989 and later, and .0025 minimum contributory)

                                                            MONTHS
AGE AT      --------------------------------------------------------------------------------------------------------
RETIREMENT   (0)      (1)      (2)      (3)      (4)      (5)      (6)      (7)      (8)      (9)      (10)     (11)
----------  ----     ----      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
    45      .433     .436     .439     .441     .444     .447     .450     .453     .456     .458     .461     .464
    46      .467     .470     .473     .475     .478     .481     .484     .486     .489     .492     .495     .497
    47      .500     .503     .506     .508     .511     .514     .517     .519     .522     .525     .528     .530
    48      .533     .536     .539     .541     .544     .547     .550     .553     .556     .558     .561     .564
    49      .567     .570     .573     .575     .578     .581     .584     .586     .589     .592     .595     .597

    50      .600     .603     .606     .608     .611     .614     .617     .619     .622     .625     .628     .630
    51      .633     .636     .639     .641     .644     .647     .650     .653     .656     .658     .661     .664
    52      .667     .670     .673     .675     .678     .681     .684     .686     .689     .692     .695     .697
    53      .700     .703     .706     .708     .711     .714     .717     .719     .722     .725     .728     .730
    54      .733     .736     .739     .741     .744     .747     .750     .753     .756     .758     .761     .764

    55      .767     .770     .773     .775     .778     .781     .784     .786     .789     .792     .795     .797
    56      .800     .803     .806     .808     .811     .814     .817     .819     .822     .825     .828     .830
    57      .833     .836     .839     .841     .844     .847     .850     .853     .856     .858     .861     .864
    58      .867     .870     .873     .875     .878     .881     .884     .886     .889     .892     .895     .897
    59      .900     .903     .906     .908     .911     .914     .917     .919     .922     .925     .928     .930

    60      .933     .936     .939     .941     .944     .947     .950     .953     .956     .958     .961     .964
    61      .967     .970     .973     .975     .978     .981     .984     .986     .989     .992     .995     .997
    62     1.000

ATTACHMENT E

EARLY RETIREMENT REDUCTIONS
PART B CONTRIBUTORY BENEFITS

Active - January 1, 1989

                                                              MONTHS
AGE AT           --------------------------------------------------------------------------------------------------------
RETIREMENT        (0)      (1)      (2)      (3)      (4)      (5)      (6)      (7)      (8)      (9)      (10)     (11)
----------       -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
    25           0.045    0.045    0.046    0.046    0.046    0.046    0.047    0.047    0.047    0.047    0.048    0.048
    26           0.048    0.048    0.049    0.049    0.049    0.050    0.050    0.050    0.051    0.051    0.051    0.052
    27           0.052    0.052    0.053    0.053    0.053    0.053    0.054    0.054    0.054    0.054    0.055    0.055
    28           0.055    0.055    0.056    0.056    0.056    0.057    0.057    0.057    0.058    0.058    0.058    0.059
    29           0.059    0.059    0.060    0.060    0.060    0.061    0.061    0.061    0.062    0.062    0.062    0.063
    30           0.063    0.063    0.064    0.064    0.064    0.065    0.065    0.065    0.066    0.066    0.066    0.067
    31           0.067    0.067    0.068    0.068    0.068    0.069    0.069    0.069    0.070    0.070    0.070    0.071
    32           0.071    0.071    0.072    0.072    0.073    0.073    0.074    0.074    0.074    0.075    0.075    0.076
    33           0.076    0.076    0.077    0.077    0.078    0.078    0.079    0.079    0.079    0.080    0.080    0.081
    34           0.081    0.082    0.082    0.083    0.083    0.084    0.084    0.085    0.085    0.086    0.086    0.087
    35           0.087    0.088    0.088    0.089    0.089    0.090    0.090    0.091    0.091    0.092    0.092    0.093
    36           0.093    0.094    0.094    0.095    0.095    0.096    0.097    0.097    0.098    0.098    0.099    0.099
    37           0.100    0.101    0.101    0.102    0.102    0.103    0.104    0.104    0.105    0.105    0.106    0.106
    38           0.107    0.108    0.108    0.109    0.109    0.110    0.111    0.111    0.112    0.112    0.113    0.113
    39           0.114    0.115    0.115    0.116    0.117    0.117    0.116    0.119    0.119    0.120    0.121    0.121
    40           0.122    0.123    0.124    0.124    0.125    0.126    0.127    0.127    0.128    0.129    0.130    0.130
    41           0.131    0.132    0.133    0.134    0.134    0.135    0.136    0.137    0.138    0.139    0.139    0.140
    42           0.141    0.142    0.143    0.144    0.144    0.145    0.146    0.147    0.148    0.149    0.149    0.150
    43           0.151    0.152    0.153    0.154    0.155    0.156    0.157    0.158    0.159    0.160    0.161    0.162
    44           0.163    0.164    0.165    0.166    0.167    0.168    0.169    0.170    0.171    0.172    0.173    0.174

ATTACHMENT E

EARLY RETIREMENT REDUCTIONS
PART B CONTRIBUTORY BENEFITS (CONT.)

Effective - January 1, 1989

                                                                 MONTHS
AGE AT           --------------------------------------------------------------------------------------------------------
RETIREMENT        (0)      (1)      (2)      (3)      (4)      (5)      (6)      (7)      (8)      (9)      (10)     (11)
----------       -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
    45           0.175    0.176    0.177    0.179    0.180    0.181    0.182    0.183    0.184    0.186    0.187    0.188
    46           0.189    0.191    0.192    0.194    0.196    0.197    0.199    0.201    0.202    0.204    0.206    0.207
    47           0.209    0.212    0.215    0.217    0.220    0.223    0.226    0.228    0.231    0.234    0.237    0.239
    48           0.242    0.245    0.248    0.251    0.254    0.257    0.260    0.262    0.265    0.268    0.271    0.274
    49           0.277    0.280    0.283    0.286    0.289    0.292    0.295    0.297    0.300    0.303    0.306    0.309
    50           0.312    0.315    0.318    0.321    0.324    0.327    0.330    0.332    0.335    0.338    0.341    0.344
    51           0.347    0.350    0.353    0.356    0.359    0.362    0.365    0.367    0.370    0.373    0.376    0.379
    52           0.382    0.385    0.388    0.391    0.393    0.396    0.399    0.402    0.405    0.408    0.410    0.413
    53           0.416    0.419    0.422    0.425    0.428    0.431    0.434    0.436    0.439    0.442    0.445    0.448
    54           0.451    0.454    0.457    0.460    0.463    0.466    0.469    0.471    0.474    0.477    0.480    0.483
    55           0.486    0.490    0.493    0.497    0.500    0.504    0.508    0.511    0.515    0.518    0.522    0.525
    56           0.529    0.533    0.537    0.541    0.545    0.549    0.553    0.557    0.561    0.565    0.569    0.573
    57           0.577    0.580    0.583    0.587    0.590    0.593    0.596    0.599    0.602    0.606    0.609    0.612
    58           0.615    0.618    0.622    0.625    0.628    0.631    0.635    0.638    0.641    0.644    0.648    0.651
    59           0.654    0.657    0.660    0.664    0.667    0.670    0.673    0.676    0.679    0.683    0.686    0.689
    60           0.692    0.695    0.699    0.702    0.705    0.708    0.712    0.715    0.718    0.721    0.725    0.728
    61           0.731    0.734    0.737    0.741    0.744    0.747    0.750    0.753    0.756    0.760    0.763    0.766
    62           0.769    0.775    0.782    0.788    0.795    0.801    0.808    0.814    0.820    0.827    0.833    0.840
    63           0.846    0.852    0.859    0.865    0.672    0.878    0.885    0.891    0.897    0.904    0.910    0.917
    64           0.923    0.929    0.936    0.942    0.949    0.955    0.962    0.968    0.974    0.981    0.987    0.994
    65           1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000
    66           1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000
    67           1.000

Source: IRS REV. Rul. 89-70 based on a .65 excess allowance rate

ATTACHMENT F

NONCONTRIBUTORY 30 YEAR
EARLY RETIREMENT SUPPLEMENT

         10/1/95
         AND LATER
         ---------

         $2,030

Benefits paid to age 62 and one month to employees who retire early with 30 or more years of credited service. Supplement is offset by minimum and temporary benefits. Must apply within five years after last day worked.

ATTACHMENT G

EARLY RETIREMENT
INTERIM SUPPLEMENT RATES

RETIREMENT AGE                                           RETIREMENT AGE
YEARS   MONTHS*       10/1/93    10/1/94     10/1/95     YEARS    MONTHS      10/1/93     10/1/94     10/1/95
-----   ------        -------    -------     -------     -----    ------      -------     -------     -------
 55        0           13.65      14.05       14.55       58         0          22.80       23.50       24.35
           1           13.85      14.26       14.77                  1          23.03       23.73       24.59
           2           14.05      14.47       14.98                  2          23.25       23.96       24.83
           3           14.25      14.67       15.20                  3          23.48       24.19       25.06
           4           14.45      14.88       15.42                  4          23.70       24.42       25.30
           5           14.65      15.09       15.63                  5          23.93       24.65       25.54
           6           14.85      15.30       15.85                  6          24.15       24.88       25.78
           7           15.05      15.51       16.07                  7          24.38       25.10       26.01
           8           15.25      15.72       16.28                  8          24.60       25.33       26.25
           9           15.45      15.92       16.50                  9          24.83       25.56       26.49
          10           15.65      16.13       16.72                 10          25.05       25.79       26.73
          11           15.85      16.34       16.93                 11          25.28       26.02       26.96

 56        0           16.05      16.55       17.15       59         0          25.50       26.25       27.20
           1           16.33      16.84       17.45                  1          25.83       26.59       27.55
           2           16.62      17.13       17.76                  2          26.16       26.93       27.91
           3           16.90      17.43       18.06                  3          26.49       27.28       28.26
           4           17.18      17.72       18.37                  4          26.82       27.62       28.62
           5           17.47      18.01       18.67                  5          27.15       27.96       28.97
           6           17.75      18.30       18.98                  6          27.48       28.30       29.33
           7           18.03      18.59       19.28                  7          27.80       28.64       29.68
           8           18.32      18.88       19.58                  8          28.13       28.98       30.03
           9           18.60      19.18       19.89                  9          28.46       29.33       30.39
          10           18.88      19.47       20.19                 10          28.79       29.67       30.74
          11           19.17      19.76       20.50                 11          29.12       30.01       31.10

 57        0           19.45      20.05       20.80       60-61                 29.45       30.35       31.45
           1           19.73      20.34       21.10
           2           20.01      20.63       21.39
           3           20.29      20.91       21.69
           4           20.57      21.20       21.98
           5           20.85      21.49       22.28
           6           21.13      21.78       22.57
           7           21.40      22.06       22.87
           8           21.68      22.35       23.17
           9           21.96      22.64       23.46
          10           22.24      22.93       23.76
          11           22.52      23.21       24.05

SUPPLEMENT PAID TO REGULAR EARLY
RETIREMENTS, WITH LESS THAN 30 YEARS OF
CREDITED SERVICE, TO AGE 62 AND ONE MONTH.
APPLICATION MUST BE MADE WITHIN FIVE YEARS
AFTER LAST DAY WORKED. (THE FIVE- YEAR
RESTRICTION DOES NOT APPLY TO EMPLOYEES WHO
TERMINATE UNDER THE TERMS OF THE VOLUNTARY
TERMINATION OR VOLUNTARY RESIGNATION FROM
SERVICE PROGRAMS.)

ATTACHMENT H

DISABILITY RETIREMENT
TEMPORARY BENEFIT

         DATE            RATE PER             MAXIMUM
         RETIRED      YEAR OF SERVICE     MONTHLY BENEFIT
         -------      ---------------     ---------------
         10/1/95
         and after         33.10               993.00


Benefit for Disability Retirements, paid to age 62 and one month.

ATTACHMENT I

DEFERRED VESTED EARLY RETIREMENT REDUCTIONS
NONCONTRIBUTORY MINIMUM, ADDITIONAL BENEFIT AND
PART A CONTRIBUTORY BENEFIT

                                                              MONTHS
AGE AT           --------------------------------------------------------------------------------------------------------
RETIREMENT        (0)      (1)      (2)      (3)      (4)      (5)      (6)      (7)      (8)      (9)      (10)     (11)
----------       -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
     55           .425     .428     .432     .435     .438     .442     .445     .448     .451     .455     .458     .461

     56           .464     .468     .471     .475     .478     .482     .485     .489     .492     .496     .499     .503

     57           .506     .510     .514     .518     .522     .526     .530     .534     .538     .542     .546     .550

     58           .554     .558     .563     .567     .572     .576     .581     .585     .590     .594     .599     .603

     59           .607     .612     .617     .622     .627     .632     .637     .642     .647     .652     .657     .662

     60           .667     .673     .678     .684     .689     .695     .700     .706     .711     .717     .722     .728

     61           .733     .739     .744     .750     .755     .761     .766     .772     .778     .783     .789     .794

     62           .800     .806     .811     .817     .822     .828     .833     .839     .845     .850     .856     .861

     63           .867     .873     .878     .884     .889     .895     .900     .906     .911     .917     .922     .928

     64           .933     .939     .944     .950     .955     .961     .966     .972     .978     .983     .989     .994

     65          1.000

ATTACHMENT J

DEFERRED VESTED EARLY RETIREMENT REDUCTIONS
PART B CONTRIBUTORY BENEFIT

Effective - January 1, 1989

                                                                 MONTHS
AGE AT           --------------------------------------------------------------------------------------------------------
RETIREMENT        (0)      (1)      (2)      (3)      (4)      (5)      (6)      (7)      (8)      (9)      (10)     (11)
----------       -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
    55           0.425    0.428    0.432    0.435    0.438    0.441    0.445    0.448    0.451    0.454    0.458    0.461

    56           0.464    0.468    0.471    0.475    0.478    0.482    0.485    0.489    0.492    0.496    0.499    0.503

    57           0.506    0.510    0.514    0.518    0.522    0.526    0.530    0.534    0.538    0.542    0.546    0.550

    58           0.554    0.558    0.563    0.567    0.572    0.576    0.581    0.585    0.589    0.594    0.598    0.603

    59           0.607    0.612    0.617    0.622    0.627    0.632    0.637    0.642    0.647    0.652    0.657    0.662

    60           0.667    0.672    0.678    0.683    0.688    0.694    0.699    0.704    0.710    0.715    0.720    0.726

    61           0.731    0.734    0.737    0.741    0.744    0.747    0.750    0.753    0.756    0.760    0.763    0.766

    62           0.769    0.775    0.782    0.788    0.795    0.801    0.808    0.814    0.820    0.827    0.833    0.840

    63           0.846    0.852    0.859    0.865    0.872    0.878    0.885    0.891    0.897    0.904    0.910    0.917

    64           0.923    0.929    0.936    0.942    0.949    0.955    0.962    0.968    0.974    0.981    0.987    0.994

    65           1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000

    66           1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000    1.000

    67           1.000

Source: IRS REV. Rul. 89-70 based on a .65 excess allowance rate and deferred vested early reduction factors in effect prior to 1/1/89

ATTACHMENT K

AUTOMATIC 60 PERCENT
SURVIVING SPOUSE REDUCTION FACTORS

NON-CONTRIBUTORY BENEFIT - INCURRED A BREAK IN SERVICE ON OR AFTER 1/1/69 CONTRIBUTORY BENEFIT - INCURRED A BREAK ON OR AFTER 10/1/74

                                                   REDUCTION
                 DIFFERENCE IN AGE*                 FACTOR
                 ------------------                --------
                 10 years younger                    .925
                 9 years younger                     .930
                 8 years younger                     .935
                 7 years younger                     .940
                 6 years younger                     .945

                 Same age up to 6 years              .950
                 Younger or Older

                 6 years older                       .955
                 7 years older                       .960
                 8 years older                       .965
                 9 years older                       .970
                 10 years older                      .975

* DIFFERENCES IN AGE ABOVE OR BELOW THOSE SHOWN INCREASE OR DECREASE THE REDUCTION FACTOR RATABLY, BUT IN NO CASE WILL THE REDUCTION FACTOR EXCEED 1.

ATTACHMENT L

SPECIAL DISABILITY SURVIVOR REDUCTION FACTORS


                                                EMPLOYEE'S AGE ON DATE OF RETIREMENT
SPOUSE'S          -----------------------------------------------------------------------------------------------
  AGE              25        26         27        28        29        30        31        32        33        34
--------          ----      ----       ----      ----      ----      ----      ----      ----      ----      ----
   18             .932      .928       .925      .921      .917      .913      .908      .904      .899      .894
   19             .933      .929       .926      .922      .918      .914      .909      .905      .900      .895

   20             .934      .930       .927      .923      .919      .914      .910      .905      .901      .896
   21             .935      .931       .928      .923      .920      .915      .911      .906      .902      .897
   22             .936      .932       .928      .925      .920      .916      .912      .907      .902      .898
   23             .937      .933       .929      .926      .921      .917      .913      .908      .903      .899
   24             .938      .934       .930      .927      .922      .918      .914      .909      .904      .900

   25             .939      .935       .931      .928      .923      .919      .915      .910      .905      .901
   26             .940      .936       .932      .929      .925      .920      .916      .911      .906      .902
   27             .941      .937       .934      .930      .926      .921      .917      .912      .908      .903
   28             .942      .939       .935      .931      .927      .923      .918      .914      .909      .904
   29             .944      .940       .936      .932      .928      .924      .919      .915      .910      .905

   30             .945      .941       .938      .934      .930      .925      .921      .916      .911      .906
   31             .946      .943       .939      .935      .931      .927      .922      .917      .913      .908
   32             .948      .944       .940      .936      .932      .928      .924      .919      .914      .909
   33             .949      .946       .942      .938      .934      .930      .925      .920      .915      .911
   34             .951      .947       .943      .940      .935      .931      .926      .922      .917      .912

   35             .952      .949       .945      .941      .937      .933      .928      .923      .919      .914
   36                       .950       .947      .943      .938      .934      .930      .925      .920      .915
   37                                  .948      .944      .940      .936      .931      .927      .922      .917
   38                                            .946      .942      .938      .933      .928      .924      .919
   39                                                      .944      .940      .935      .930      .925      .920

   40                                                                .941      .937      .932      .927      .922
   41                                                                          .939      .934      .929      .924
   42                                                                                    .936      .931      .926
   43                                                                                              .934      .928
   44                                                                                                        .931

ATTACHMENT L

                                                EMPLOYEE'S AGE ON DATE OF RETIREMENT
SPOUSE'S          -----------------------------------------------------------------------------------------------
  AGE              35        36         37        38        39        40        41        42        43        44
--------          ----      ----       ----      ----      ----      ----      ----      ----      ----      ----
   18            .890      .885       .879      .875
   19            .890      .886       .880      .875      .870

   20            .891      .886       .881      .876      .871      .866
   21            .892      .887       .882      .877      .872      .867      .862
   22            .893      .888       .883      .878      .873      .868      .863       .858
   23            .894      .889       .884      .878      .873      .868      .864       .859      .854
   24            .895      .890       .885      .879      .874      .869      .864       .859      .854      .850

   25            .896      .891       .886      .880      .875      .870      .865       .860      .855      .851
   26            .897      .892       .887      .881      .876      .871      .866       .861      .856      .852
   27            .898      .893       .888      .882      .877      .872      .867       .862      .857      .853
   28            .899      .894       .889      .883      .878      .873      .868       .863      .858      .854
   29            .900      .895       .890      .884      879       .874      .869       .864      .859      .855

   30            .901      .896       .891      .886      .880      .875      .870       .865      .860      .856
   31            .903      .898       .892      .887      .882      .877      .872       .866      .861      .857
   32            .904      .899       .894      .888      .883      .878      .873       .868      .862      .858
   33            .905      .900       .895      .890      .884      .879      .874       .869      .864      .859
   34            .907      .902       .896      .891      .886      .881      .875       .870      .865      .860

   35            .908      .903       .898      .893      .887      .882      .877       .872      .866      .862
   36            .910      .905       .900      .894      .889      .884      .878       .873      .868      .863
   37            .912      .907       .901      .896      .890      .885      .880       .874      .869      .864
   38            .914      .908       .903      .898      .892      .887      .881       .876      .871      .866
   39            .915      .910       .905      .899      .894      .888      .883       .878      .872      .867

   40            .917      .912       .907      .901      .896      .890      .885       .879      .874      .869
   41            .919      .914       .908      .903      .898      .892      .887       .881      .876      .872
   42            .921      .916       .910      .905      .900      .894      .888       .883      .878      .872
   43            .923      .918       .913      .907      .902      .896      .890       .885      .879      .874
   44            .926      .920       .915      .909      .904      .898      .892       .887      .881      .876

   45            .928      .922       .917      .912      .906      .900      .895       .889      .883      .878
   46                      .925       .919      .914      .908      .902      .897       .891      .886      .880
   47                                 .922      .916      .911      .905      .899       .893      .888      .882
   48                                           .919      .913      .907      .902       .896      .890      .885
   49                                                     .915      .910      .904       .898      .892      .887

   50                                                               .912      .907       .901      .895      .889
   51                                                                         .909       .903      .897      .892
   52                                                                                    .906      .900      .894
   53                                                                                              .903      .897

ATTACHMENT L

                                                EMPLOYEE'S AGE ON DATE OF RETIREMENT
SPOUSE'S          -----------------------------------------------------------------------------------------------
  AGE              45        46        47         48        49        50        51        52        53        54
--------          ----      ----       ----      ----      ----      ----      ----      ----      ----      ----
   25             .847
   26             .848      .845
   27             .849      .846      .845
   28             .850      .847      .846       .845
   29             .851      .848      .846       .846      .847

   30             .852      .849      .847       .847      .848      .851
   31             .853      .850      .848       .848      .849      .852      .860
   32             .854      .851      .849       .849      .850      .853      .860      .888
   33             .855      .852      .850       .850      .851      .854      .861      .889      .964
   34             .856      .853      .851       .851      .852      .855      .862      .889      .964      .963

   35             .857      .854      .852       .852      .853      .856      .863      .890      .964      .963
   36             .859      .856      .854       .853      .854      .857      .864      .891      .964      .964
   37             .860      .857      .855       .854      .855      .858      .864      .892      .965      .964
   38             .862      .858      .856       .855      .856      .859      .865      .892      .965      .964
   39             .863      .860      .858       .857      .857      .860      .866      .893      .965      .964

   40             .865      .861      .859       .858      .859      .861      .868      .894      .965      .965
   41             .866      .863      .860       .859      .860      .862      .869      .895      .966      .965
   42             .868      .864      .862       .861      .861      .863      .870      .896      .966      .965
   43             .870      .866      .864       .862      .863      .865      .871      .897      .966      .965
   44             .872      .868      .865       .864      .864      .866      .872      .898      .966      .966

   45             .873      .870      .867       .866      .866      .868      .874      .898      .967      .966
   46             .876      .872      .869       .868      .867      .869      .875      .900      .967      .966
   47             .876      .874      .872       .869      .869      .871      .876      .901      .968      .967
   48             .880      .876      .873       .871      .871      .872      .878      .902      .968      .967
   49             .882      .876      .875       .873      .873      .874      .879      .903      .968      .967

   50             .884      .880      .877       .875      .875      .876      .881      .904      .969      .968
   51             .887      .883      .879       .877      .877      .878      .883      .906      .969      .968
   52             .889      .885      .882       .880      .879      .880      .884      .907      .970      .969
   53             .892      .888      .884       .882      .881      .882      .886      .908      .970      .969
   54             .895      .890      .887       .884      .883      .884      .888      .910      .971      .969

   55             .897      .893      .889       .887      .885      .886      .890      .911      .971      .970
   56                       .896      .892       .859      .888      .888      .892      .913      .972      .970
   57                                 .895       .892      .890      .890      .894      .914      .972      .972
   58                                            .895      .893      .893      .896      .916      .972      .972
   59                                                      .896      .895      .898      .918      .973      .972

   60                                                                .898      .901      .919      .974      .973
   61                                                                          .903      .921      .974      .973
   62                                                                                    .923      .975      .974
   63                                                                                              .975      .974

ATTACHMENT M

CONTRIBUTORY OPTIONAL -SURVIVING SPOUSE METHOD

ATTACHMENT N

OPTIONAL 50 PERCENT SURVIVING BENEFICIARY METHOD

(No factors available)

ATTACHMENT O

OPTIONAL 100 PERCENT SURVIVING BENEFICIARY METHOD

(No factors available)

EXHIBIT G

BENEFITS FOR FORMER EMPLOYEES OF DELPHI AUTOMOTIVE SYSTEMS

PREAMBLE

Effective August 31, 1998, the Company purchased from Delphi Automotive Systems certain operations. In connection with this purchase, certain salaried nonunion employees of Delphi Automotive Systems became employees of the Company, effective August 31, 1998. All of these employees reside in the United States. Under the purchase agreement, the Company is obligated to provide these employees with similar retirement benefits in the aggregate to those provided under General Motors Retirement Program for Salaried Employees through October 1, 1999. This Article describes these benefits.

The language in this Exhibit G should be construed in a manner consistent with other Plan provisions. The terms used in this Exhibit G have the same meaning as under other Articles of the Plan, unless this Exhibit G explicitly provides otherwise. The retirement benefits available to former Delphi Automotive Systems employees under the Plan are determined in the same manner as the retirement benefits available to other employees of the Company, except to the extent explicitly modified by this Exhibit.

The retirement benefits described in this Exhibit G are based in part on the terms of the General Motors Retirement Programs for Salaried Employees in effect on August 30, 1998. These benefits are based upon service with both Delphi Automotive Systems and the Company for vesting and eligibility purposes only, except as specifically otherwise provided herein.

Effective as of April 1, 2002, benefits under the original Exhibit G formulas (i.e., prior to the April 1, 2002 amendments) shall be frozen, and benefits for service after March 31, 2002 shall be determined in accordance with the "regular" Lear formula, as further described in this Exhibit G.

1. DEFINITIONS

(a) CREDITED INTEREST For each Plan Year, an annual rate equal to 120 percent of the Federal Midterm Rate in effect for the first month of the Plan Year.

(b) COMBINED SERVICE Means (i) for all Employees not vested under the Delphi Retirement Plan as of August 31, 1998, Credited Service under this Plan and (ii) for all other Employees, Credited Service under this Plan plus Credited Service as of August 31, 1998 under the Delphi Retirement Plan.

(c) CREDITED SERVICE See item 3.

(d) DELPHI RETIREMENT PLAN General Motors Retirement Program for Salaried Employees, as in effect on April 1, 1998.

(e) EMPLOYEE A former nonunion salaried employee of Delphi Automotive Systems who became a salaried employee of the Company on August 31, 1998 as a result of the Company's purchase of certain operations of Delphi Automotive Systems.

(f) SERVICE Service includes all employment with the Company on and after September 1, 1998, in accordance with Section 1.41 of the Plan, plus all service recognized under the Delphi Retirement Plan for purposes of eligibility and vesting prior to August 31, 1998.

(g) SERVICE PRORATION Means the ratio of (i) Credited Service under this Plan to
(ii) Combined Service.

2. ELIGIBILITY

         An Employee who was a participant in the Delphi Retirement Plan on August 30, 1998 automatically became a Participant on August 31, 1998. Service prior to August 31, 1998 is included in determining if an

Employee has satisfied the eligibility requirements. If an Employee, through a change in job classification, becomes an employee compensated on an hourly basis (i.e., becomes an "hourly employee"), he or she shall not earn Credited Service for purposes of determining the amount of benefits under this Exhibit G for the period of his or her employment as an hourly employee. However, service as an hourly employee will be counted for purposes of determining eligibility for vesting, early retirement, and early retirement supplements and subsidies.

3. CREDITED SERVICE

(a) DELPHI AUTOMOTIVE SYSTEMS For Employees who were not vested in the Delphi Retirement Plan as of August 30, 1998, Credited Service shall include Credited Service as of August 31, 1998 under the Delphi Retirement Plan.

(b) For all other Employees, Credited Service under this Exhibit G is granted for each month worked (or partially worked) from September 1, 1998 through March 31, 2002 .

4. NON-CONTRIBUTORY AND CONTRIBUTORY SERVICE

(a) NON-CONTRIBUTORY SERVICE Periods of Credited Service.

(b) CONTRIBUTORY SERVICE Periods of Credited Service prior to October 1, 2000 during which the Participant contributes to the Plan while eligible to do so. If the Participant contributes to the Plan at all times while eligible to do so and contributed to the Delphi Retirement Plan at all times while eligible to do so, Contributory Service shall be equal to Non-Contributory Service. In addition, for Employees who have made contributions to the Plan under this Exhibit G prior to October 1, 2000, Contributory Service shall include all periods of Credited Service after September 30, 2000 through March 31, 2002.

5. VESTING

         A Participant has a nonforfeitable right to any benefit under this Exhibit G in which the Participant is vested.

 (a) THE PLAN Employees are fully vested in benefits under this Exhibit G if one of the following requirements has been met:

(i) the Employee attains his Normal Retirement Date while employed by the Company, or

(ii) the Employee earns five years of Credited Service.

                  Service after March 31, 2002, determined in accordance with
Section 1.51 of the Plan (measured in months) shall be included in determining whether an Employee has vested benefits under this Article.

(b) EMPLOYEE CONTRIBUTIONS Participants are fully vested in Employee Contributions at all times.

6. EMPLOYEE CONTRIBUTIONS

         An Employee who has satisfied the eligibility requirements of this Exhibit G may elect to contribute to the Plan. Effective as of October 1, 2000, no further Employee Contributions may be made to the Plan under this Exhibit G. However, for Participants who contributed to the Plan before October 1, 2000, for purposes of determining the benefits described in section 11(a)(i) herein, the Employee Contributions that would otherwise have been made on and after October 1, 2000 (had contributions not ceased) through March 31, 2002, as described in section 6(a) herein, will be treated as having been made.

(a) RATE OF CONTRIBUTIONS Employee Contributions under the Plan are equal to one and 1/4 percent of monthly base salary in excess of $2,700, which is determined without regard to pretax contributions to other plans. If the Employee has made contributions to this Plan for a total of 35 years, no further employee contributions shall be permitted.

(b) METHOD OF DEDUCTION Employee contributions are deducted from each paycheck through September 30, 2000.

(c) TEMPORARY ABSENCE If a Participant is temporarily absent from active duty but is receiving salary at a reduced rate or is not receiving a salary, contributions are not required but no Contributory Benefits will accrue if no contributions are made. Contributions, if made, are based on the reduced salary. Contributions for an employee on Disability Leave of Absence, if made, are based on full monthly base salary rate. No contributions are permitted from an employee who has been laid off.

(d) WRITTEN ELECTION For Employees who were not contributing as of August 30, 1998, in order to contribute to the Plan, a Participant must complete a written election form provided by the Company. For Employees who were contributing to the Delphi Retirement Plan as of August 30, 1998, no new written election form was needed.

(e) REVOCATION AND WITHDRAWAL At any time, a Participant may revoke on a prospective basis an election to contribute to the Plan. A Participant who revokes an election to contribute cannot again contribute to the Plan for a period of one year.

This Exhibit G does not permit Employee Contributions to be withdrawn during employment.

(f) BENEFICIARY DESIGNATION At the time a Participant elects to contribute to the Plan, the Participant must designate in writing the Beneficiary to receive Employee contributions in the event of the Participant's death. If a Participant is married, such Participant's spouse is automatically named as Beneficiary unless such spouse consents in writing to an alternate Beneficiary. Spousal consent must be witnessed by a notary public. A Participant may change the written designation at any time (with spousal consent, if applicable), but the Company will not accept a Beneficiary designation received after the date of the Participant's death. If no Beneficiary is named and the Participant is not survived by a spouse, any benefit payable hereunder shall be paid to the Participant's estate.

(g) MINIMUM CONTRIBUTORY BENEFIT Any benefit which accrues under Section 11 of this Exhibit G and commences as a Retirement Benefit on an Annuity Starting Date paid in the form an annuity must have a minimum amount of total payments not less than the greater of (i) Employee Contributions plus Credited Interest at Annuity Starting Date or (ii) 125% of Employee Contributions without Credited Interest.

7. RETURN OF EMPLOYEE CONTRIBUTIONS

         Employee Contributions are returned to Participants only under the circumstances described in this Section.

(a) TERMINATION BEFORE VESTING If a Participant terminates service with the Company before vesting in Company provided benefits, Employee Contributions are returned to the Participant.

(b) TERMINATION AFTER VESTING BUT BEFORE AGE 60 Unless in a layoff classification, an Employee must either: (i) elect a refund of Employee Contributions plus Credited Interest to the date of the election, or (ii) leave Employee Contributions in the Plan. Any election under 7(b)(i) requires spousal consent. If Employee Contributions are not refunded, Contributory Benefits will commence at or after age 55 and prior to age 65.

         If Employee Contributions are withdrawn, the benefit payable shall be the benefit payable as if Employee Contributions had not been withdrawn, less the Actuarial Equivalent of the amount of withdrawn Employee Contributions.

(c) DEATH BEFORE VESTING If a Participant dies before vesting in Company provided benefits, the Employee Contributions plus Credited Interest are paid to the Participant's Beneficiary.

(d) MANDATORY CASH-OUTS Employee Contributions are returned to the Participant on termination of service or to the Beneficiary on the death of the Participant if the total present value of the benefits derived from both Employee and Company contributions does not exceed $5,000. The amount of a cash-out can never be less than the Employee Contributions plus Credited Interest.

(e) CREDITED INTEREST Whenever Employee Contributions are distributed from the Plan in accordance with this Section, the distribution must include Credited Interest.

8. RETIREMENT DATES

         Retirement benefits commence on the applicable retirement date.

(a) NORMAL RETIREMENT DATE The first day of the month following the month in which the Participant attains age 65.

(b) EARLY RETIREMENT DATE The first day of any month prior to the Participant's Normal Retirement Date in which the Participant terminates service with the Company under the following circumstances.

(1) AGE 55 AND 10 YEARS After the Participant has attained age 55 and has at least 10 years of Combined Service.

(2) 30 YEARS At any age, if the Participant has at least 30 years of Combined Service and was originally employed by Delphi Automotive Systems or General Motors Corporation prior to 1988.

(c) DISABILITY RETIREMENT DATE A Participant under this item 8(c) of Exhibit G shall have Total and Permanent Disability determined in accordance with Sections
1.48 and 3.04 of the Plan..

9. NON-CONTRIBUTORY AND CONTRIBUTORY BENEFITS

         This Exhibit G provides for both Non-Contributory and Contributory Retirement Benefits. Participants accrue Non-Contributory Benefits during periods of Non-Contributory Service and Contributory Retirement Benefits for periods of Contributory Service.

         Definitions:

Non-Contributory Benefits. The Company pays the entire cost of the benefit and provides a monthly benefit for employees who have 5 or more years of Combined Service and retire or receive deferred vested benefits under the Plan. Non-Contributory Benefits provided are Basic Normal Retirement Benefits, Basic Early Retirement Benefits and Disability Retirement Benefits. These benefits are described in item 10 herein. Non-Contributory Benefits may also include Supplemental Benefits described in item 12 herein.

Contributory Benefits. To receive full benefits under this part of the Plan, the Company and the Participant contribute to be eligible for additional benefits. Notwithstanding the foregoing, Contributory Benefits will continue to accrue for periods of Credited Service after September 30, 2000 for Participants who contributed under this Exhibit G before October 1, 2000. Contributory Benefits provided are Normal Retirement Benefits, the sum of the Basic Benefit and Supplemental Benefit, Early Retirement Benefits and Disability Retirement Benefits. These benefits are described in item 11 herein.

         Effective as of April 1, 2002, the following benefits shall apply. Participants active on such date shall be entitled to the sum of (i) and (ii) below, but not less than (iii) below, where:

is the Delphi benefits otherwise described in this Exhibit G, determined as of March 31, 2002, reflecting compensation and Credited Service through March 31, 2002, is the benefit formula described in Section 4.01(a) of the Plan (i.e., the 1.0%/1.65% formula with a minimum of $30 per month per year of Credited Service) for each year or partial year of Credited Service under Section 1.13 of the Plan earned after March 31, 2002 (to a maximum of 30 such years of Credited Service earned after March 31, 2002), and is the benefit formula described in Section 4.01(a) of the Plan (i.e., the 1.0%/1.65% formula with a minimum of $30 per month per year of Credited service) for each year or partial year of Credited Service (to a maximum of 30 years of Credited Service), and including both Credited Service earned under this Exhibit G through March 31, 2002 and Credited service earned after March 31, 2002 under
Section 1.13 of the Plan.

For the Lear formula calculations under (ii) and (iii) above, Average Monthly Compensation will be determined based on compensation in years after 1998, averaged over the shorter of five years or the period (in months) of Credited Service from January 1, 1999 through the end of the month of termination of employment.

         In the event such a Participant terminates employment when he or she is entitled to Early Retirement Benefits under this Exhibit G, item (i) above shall be reduced for early commencement, if any, in accordance with item 10(b) and 11(b) below, while items (ii) and (iii) above shall be reduced to age 55 in accordance with Section 4.03 of the Plan and, if commencement precedes age 55, Actuarial Equivalence (as defined in section (c) of Exhibit A) for periods before age 55.

         If such a Participant becomes Disabled, benefits under 9(i), 9(ii) and
(iii) above shall be determined as for early retirement, but with no reduction for early commencement. If the Participant reaches age 65 while Disabled, or recovers from disability and returns to employment with the Company, 9(ii) and 9(iii) above shall be redetermined, reflecting Credited Service for the period of disability. All disability benefits shall be offset by any Company-sponsored long term disability benefits payable.

10. NON-CONTRIBUTORY BASIC RETIREMENT BENEFITS

         This Section describes the Non-Contributory Retirement Benefits which accrue for periods of Non-Contributory Service.

(a) BASIC NORMAL RETIREMENT BENEFITS (NON-CONTRIBUTORY) The basic monthly normal retirement benefit is $40 multiplied by the Participant's years of Non-Contributory Service.

(b) BASIC EARLY RETIREMENT BENEFITS (NON-CONTRIBUTORY)

(i) For employees who retire at age 60 with 10 years of Combined Service, from age 55 to 60 with 85 points (1/12 point for each full month of age and 1/12 point for each full month of Combined Service) if originally hired by General Motors Corporation or Delphi Automotive Systems before 1988, or before age 55 with at least 30 years of Combined Service if originally hired by General Motors Corporation or Delphi Automotive Systems before 1988, the monthly regular early retirement benefit is calculated in the same manner as the normal retirement benefit based on Non-Contributory Service on the Participant's Early Retirement Date, reduced in accordance with the factors set forth below.

                   Age at Annuity
                    Starting Date          Percentage*
                   --------------         -----------
                      42                      21.0%
                      43                      22.6
                      44                      24.3
                      45                      26.1
                      46                      28.2
                      47                      30.4
                      48                      32.8
                      49                      35.4
                      50                      38.3
                      51                      41.5
                      52                      45.0
                      53                      48.9
                      54                      53.2
                      55                      57.9
                      56                      63.5
                      57                      69.4
                      58                      75.2
                      59                      80.8
                      60                      86.7
                      61                      93.3
                      62 or Over             100.0


* Prorated for intermediate ages computed on the basis of the number of complete calendar months by which the employee is under the age attained at the employee's next birthday.

The reduction in the Basic Non-Contributory Early Retirement Benefit is eliminated beginning in the month following the month the Participant attains age 62 under the following circumstances for employees originally hired by General Motors Corporation or Delphi Automotive Systems prior to 1988:

(A) 30 YEARS The Participant has at least 30 years of Combined Service.

(B) 85 POINTS The sum of the Participant's age on the date the Participant terminates service with the Company and years of Combined Service is at least 85.

(ii) For employees eligible for Early Retirement who are not eligible under (i) above, the monthly Basic Early Retirement Benefit is calculated in the same manner as the normal retirement benefit based on Credited Service on the Participant's Early Retirement Date, reduced by .6% per month for the first 60 months and .3% per month for the next 60 months by which the Annuity Starting Date precedes age 65.

(iii) In no event will the Basic Non-Contributory Early Retirement Benefit be reduced below an amount which results in the Early Retirement Supplement under item 12 herein exceeding the product of (A) the old age insurance benefits, unreduced on account of age, payable under Title II of the Social Security Act, as amended, and (B) the Employee's Service Proration.

                  In addition to the foregoing, Non-Contributory Supplemental Benefits shall be paid pursuant to the provisions of Section 12.

(c) DISABILITY RETIREMENT BENEFITS (NON-CONTRIBUTORY) The monthly disability retirement benefit is calculated in the same manner as the early retirement benefit without reduction for early commencement. The disability retirement benefit is determined on the basis of the Participant's actual years of Credited Service. Disability benefits are offset by amounts received under any disability plan to which the Company has contributed.

11. CONTRIBUTORY RETIREMENT BENEFITS

         This Section describes the retirement benefits which accrue for periods of Contributory Service. For Contributory Retirement Benefits after September 30, 2000, see offset in Section 11(d).

(a) NORMAL RETIREMENT BENEFITS (CONTRIBUTORY) Subject to Section 11(d) below, the monthly normal retirement benefit is (i) + (ii).

(i) BASIC BENEFIT 1/12 of total nonwithdrawn Employee Contributions under the Plan.

(ii) SUPPLEMENTAL BENEFIT The product of one percent (1%) of the Participant's Final Average Pay in excess of $4,000 and Contributory Service not in excess of 35 years. For purposes of this Section, FINAL AVERAGE PAY is the average of the 60 highest monthly base salaries while contributing (or deemed to be contributing after September 30, 2000) during the Participant's last 120 months of employment with the Company or with Delphi Automotive Systems or any member of General Motors Corporation controlled group through March 31, 2002. If an employee transfers from an hourly rate employee to a salaried employee status, the initial salaried rate applies retroactively for purposes of computing Final Average Pay. If base salary in any of the last 120 months of employment is less than $4,000, $4,000 is used for that month.

(b) EARLY RETIREMENT BENEFIT (CONTRIBUTORY) Subject to Section 11(d) below, the monthly early retirement benefit is calculated in the same manner as the normal retirement benefit. If benefits commence prior to age 65, the benefits are reduced in the same manner as benefits under item 10(b)(i) or item 10(b)(ii) herein, as applicable, except that the elimination at age 62 of the early commencement reduction described in item 10(b)(i) herein does not apply.

(c) DISABILITY RETIREMENT BENEFIT (CONTRIBUTORY) Subject to Section 11(d) below, the monthly disability retirement benefit is calculated in the same manner as the early retirement benefit with the exception that the benefit is not reduced for early commencement if the Participant commences his benefit under item 10(c) herein. The disability retirement benefit is determined on the basis of the Participant's actual years of Contributory Service. Disability benefits are offset by amounts received under any disability plan to which the Company contributes.

(d) Offset for Contributory Service After September 30, 2000

For Employees who earned Contributory Service after September 30, 2000, an offset to the benefits otherwise calculated in accordance with this Section 11 shall be determined as follows:

(i) An accumulation of one and 1/4 percent of monthly base salary in excess of $2,700 (accumulated "deemed contributions"), which is determined without regard to pretax contributions to other plans, for each complete month of employment from October 1, 2000 through March 31, 2002, shall be calculated using as the interest credited on such contributions for a calendar year the rate for 10-year Treasury Constant Maturities, as published in Federal Reserve Statistical Release H15 (or successor), in effect on the last business day of the preceding calendar year. Such accumulation will be calculated assuming the deemed contributions for a calendar year are contributed on (and begin earning interest from) December 31 of that year.

(ii) The offset shall be equal to the accumulation described in (i) above (including interest as described in (d)(i) above through the Annuity Starting
Date) converted to an actuarially equivalent life annuity, using a 7% interest rate, the Applicable Mortality Table as in effect on March 31, 2002, as defined in Exhibit A, and commencement of benefits at the Participant's, or in the case of a preretirement death benefit under Section 19, the Surviving Spouse's Annuity Starting Date.

12. SUPPLEMENTAL BENEFITS

(a) ELIGIBILITY AND AMOUNT - Participants who retire on a Disability Retirement date or, if hired by General Motors or Delphi Automotive Systems before 1988, retire after they (1) have reached age 60 with 10 years of Combined Service, (2) have reached age 55 with 85 points, or (3) have attained at least 30 years of Combined Service may receive either an Early Retirement Supplement or an Interim Supplement. To be eligible for either supplement, a Participant must apply for retirement benefits within five years from the last date of active service with the Company.

(i) EARLY RETIREMENT SUPPLEMENT - For a Participant with at least 30 years of Combined Service, the monthly Early Retirement Supplement is equal to $2,295 times the Employee's Service Proration, minus the Participant's Basic Non-Contributory benefit (item 10(b)), and minus the Participant's Supplemental Contributory Benefit (item 11(a)(ii) as modified per item 11(b)). For purposes of this subsection, the Basic Non-Contributory benefit and the Supplemental Contributory benefits are reduced for early retirement but not survivorship coverage or optional form of benefit. This supplement will also be reduced in any month such Participant is receiving social security disability benefits.

Payment of the Early Retirement Supplement commences at the same time as the early retirement benefit and continues through age 62 and one month.

For Participants active at April 1, 2002, the gross Early Retirement Supplement shall be $2,295 times the ratio of (A) the Participant's Combined Service at March 31, 2002 (maximum 30 years), to (B) 30 years. From this shall be subtracted (X) the Participant's Basic Non-Contributory benefit [item 10(b)] determined at March 31, 2002, (Y) the Participant's Supplemental Contributory Benefit [item 11(a)(ii) as modified per item 11(b)], and (Z) $2,295 times the ratio of (AA) Credited Service as of August 31, 1998 under the Delphi Retirement Plan (0, if the Participant was not vested under the Delphi Retirement Plan as of August 31, 1998), to (BB) the Participant's Combined Service at early retirement date.

In no event will a Participant eligible for an Early Retirement Supplement under this Section 12(a)(i) receive lower total benefits than he or she would have received had he or she not been eligible to receive benefits under this Section 12(a)(i), but had instead received an Interim Supplement under Section 12(a)(ii).

(ii) INTERIM SUPPLEMENT - For a Participant with less than 30 years of Combined Service, who retires at or after age 55, the monthly Interim Supplement is equal to the benefit rate set forth below multiplied by years of Credited Service, minus the Participant's Supplemental Contributory Benefit (item 11(a)(ii) as modified per item 11(b) herein). An Interim Supplement may be reduced if the Participant is receiving or would be receiving Social Security benefits.

                     Age at            Monthly Amount* for Each
                   Retirement          Year of Credited Service
                   ----------          ------------------------
                      55                      $16.45
                      56                      $19.40
                      57                      $23.50
                      58                      $27.50
                      59                      $30.75
                      60                      $35.55
                      61                      $35.55

* Prorated for intermediate ages computed on the basis of the number of complete calendar months by which the employee is under the age attained at the employee's next birthday.

Payment of the Interim Supplement commences at the same time as the early retirement benefit and continues through age 62 and one month.

(iii) SUPPLEMENTAL BENEFITS LIMIT - Supplements cannot bring the total monthly benefit (excluding Basic Contributory benefit) to more than 70% of the Participant's final three month average base salary.

In no event will the Basic Non-Contributory benefits and the Participant's Supplemental Contributory Benefits be reduced below an amount which results in the Early Retirement Supplement under item 12 herein exceeding the product of
(A) the old age insurance benefits, unreduced on account of age, payable under Title II of the Social Security Act, as amended, and (B) the Employee's Service Proration.

(b) The Social Security supplement is not intended to be a section 411(d)(6) protected benefit.

13. TERMINATION OF EMPLOYMENT BEFORE RETIREMENT

         A Participant is eligible for a deferred vested retirement benefit if the Participant leaves the Company with a vested right to retirement benefits, pursuant to item 5 herein, before qualifying for retirement.

(a) AMOUNT The deferred vested retirement benefit is calculated in the same manner as the normal Non-Contributory and normal Contributory Retirement Benefit, but does not include any benefits under item 12 herein.

         Effective as of April 1, 2002, a Participant who is actively employed on such date shall have his or her benefits determined in accordance with item 9 herein. If such benefit commences prior to age 65, item 9(i) shall be reduced for early commencement in accordance with item 13(b) below, while items 9(ii) and 9(iii) shall be reduced for early commencement in accordance with Section
4.03 of the Plan, using Actuarial Equivalence of the age 55 benefit if commencement precedes age 55.

(b) COMMENCEMENT A deferred vested retirement benefit commences in the month following the month the Participant attains age 65. A Participant may elect to begin receiving a deferred vested retirement benefit anytime after termination of employment, subject to the reductions below.

Age at Annuity                        Age at Annuity
Starting Date      Percentage*        Starting Date       Percentage**
--------------     -----------        --------------      ------------
     65               100.0%               54                 35.0%
     64                92.8                53                 32.1
     63                85.6                52                 29.4
     62                78.4                51                 27.0
     61                71.2                50                 24.8
     60                64.0                45                 16.4
     59                59.6                40                 11.0
     58                55.5                35                  7.5
     57                51.2                30                  5.1
     56                46.8                25                  3.5
     55                42.8

* Prorated for intermediate ages computed on the basis of the number of complete calendar months by which the employee is under the age attained at the employee's next birthday.

** Actuarial reduction factors for ages not shown will be calculated on the same basis as the factors shown.

14. COMMENCEMENT DATE

         A Participant begins receiving retirement benefits on the Normal Retirement Date, Early Retirement Date, or Disability Retirement Date, whichever applies. If a Participant does not retire on the Normal Retirement Date, payment of retirement benefits is postponed until the Participant terminates service with the Company.

15. NORMAL FORM OF PAYMENT

         Effective April 1, 2002, the payment forms described in this Section 15 shall be available with respect to the entire accrued benefit for Participants covered by this Exhibit G [i.e., the benefits described in Sections 9(i), (ii) and (iii)], except that the "pop-up" described in Section 15(b) and Section 10(b)(i) does not occur with respect to the benefits described in Section 9(ii) and 9(iii), and thus will not be reflected in determining the benefits under the Automatic 60 Percent Surviving Spouse Method with respect to those benefits. No benefits payable to a Participant covered by this Exhibit G shall be payable under the normal or optional forms described in Article V of the Plan.

         Unless a Participant elects otherwise, retirement benefits are paid in the forms described in this Section.

(a) AUTOMATIC LIFETIME ONLY METHOD Monthly installments payable for the life of the Participant. The last monthly installment is paid in the month in which the Participant dies.

(b) AUTOMATIC 60 PERCENT SURVIVING SPOUSE METHOD If a Participant has been married for at least one year on the date benefits commence, benefits are paid in the form of a joint and survivor annuity. Monthly installments are paid for the life of the Participant with payments continuing for the life of the spouse, if the spouse survives the Participant.

The Participant's monthly installments are reduced to reflect the cost of the survivor benefit. This reduction does not affect the amount of any Early Retirement Supplement or Interim Supplement. The reduction is determined by multiplying the monthly benefit payable to the employee by 5%; except that, in the case of an employee whose monthly benefit is subject to redetermination at age 62 and one month, the amount of reduction in the monthly benefit for the survivor benefit election before the employee attains the age at which the monthly benefit is redetermined shall be based on the monthly benefit payable to such employee after the monthly benefit is redetermined. Such 5% reduction percentage shall be (i) reduced by one-half of one percent (1/2%) (to a minimum of 0%) for each 12 months in excess of five
(5) years that the spouse's age exceeds the employee's age, and (ii) increased by one-half of one percent (1/2%) for each 12 months in excess of five (5) years that the spouse's age is less than the employee's age.

The survivor benefit is monthly installments for the life of the spouse equal to 60 percent of the Participant's monthly benefit. For purposes of this subsection, the Participant's monthly benefit is the amount determined after reductions for early retirement and to reflect the cost of survivor benefits, and without regard to the Early Retirement Supplement or Interim Supplement. Notwithstanding the foregoing, if the reduction in the Participant's Basic Non-Contributory Early Retirement Benefit would have been eliminated at age 62 pursuant to item 10(b)(i) herein, the survivor benefit with respect to the Basic Non-Contributory Early Retirement Benefit shall be 60% of the Participant's benefit calculated as though such elimination had already occurred. The last monthly installment is paid in the month in which the spouse dies.

Only with regard to the Basic Non-Contributory benefit, if a Participant's spouse predeceases such Participant, the Participant may cancel the survivor benefit election and have such benefit restored to the amount payable without such election.

16. OPTIONAL FORMS OF PAYMENT FOR NON-CONTRIBUTORY AND CONTRIBUTORY BENEFITS

Effective April 1, 2002, the payment forms described in this Section 16 shall be available with respect to the entire accrued benefit for Participants covered by this Exhibit G (i.e., the benefits described in Sections 9(i), (ii) and (iii), except that the "pop-up" described in items (a), (b) and (c) of this Section 16 and Section 10(b)(i) does not occur with respect to the benefits described in
Section 9(ii) and 9(iii), and thus will not be reflected in determining the benefits under the Surviving Beneficiary Methods with respect to those benefits. No benefits payable to a Participant covered by this Exhibit G shall be payable under the normal or optional forms described in Article V of the Plan.

The election of one of these options is subject to the procedures described in
Article V. A Participant cannot designate a Beneficiary other than the spouse without following the procedures set forth in Section 5.02 of the Plan for obtaining the spouse's written consent.

(a) OPTIONAL 50 PERCENT SURVIVING BENEFICIARY METHOD The same as the automatic surviving spouse method of payment for married Participants, except that the Beneficiary's monthly Non-Contributory and Contributory Benefit is equal to 50 percent of the Participant's monthly Non-Contributory and Contributory Benefit. Notwithstanding the foregoing, if the reduction in the Participant's Basic Non-Contributory Early Retirement Benefit would have been eliminated at age 62 pursuant to item 10(b)(i) herein, the survivor benefit with respect to the Basic Non-Contributory Early Retirement Benefit shall be 50% of the Participant's benefit calculated as though such elimination had already occurred. Both married and unmarried Participants may elect this option and married Participants may name a Beneficiary other than the spouse. This coverage does not apply to any Early Retirement Supplement or Interim Supplement payable to the Participant. The reduction to cover the cost of this payment method is set forth in (d) below.

(b) OPTIONAL 75 PERCENT SURVIVING BENEFICIARY METHOD The same as the automatic surviving spouse method of payment for married Participants, except that the Beneficiary's monthly Non-Contributory and Contributory Benefit is equal to 75 percent of the Participant's monthly Non-Contributory and Contributory Benefit. Notwithstanding the foregoing, if the reduction in the Participant's Basic Non-Contributory Early Retirement Benefit would have been eliminated at age 62 pursuant to item 10(b)(i) herein, the survivor benefit with respect to the Basic Non-Contributory Early Retirement Benefit shall be 75% of the Participant's benefit calculated as though such elimination had already occurred. Both married and unmarried Participants may elect this option and married Participants may name a Beneficiary other than the spouse. This coverage does not apply to any Early Retirement Supplement or Interim Supplement payable to the Participant. The reduction to cover the cost of this payment method is set forth in (d) below.

(c) OPTIONAL 100 SURVIVING BENEFICIARY METHOD The same as the automatic surviving spouse method of payment, except that the Beneficiary's monthly Non-Contributory and Contributory Benefit is equal to the Participant's monthly Non-Contributory and Contributory Benefit. Notwithstanding the foregoing, if the reduction in the Participant's Basic Non-Contributory Early Retirement Benefit would have been eliminated at age 62 pursuant to section 10(b)(i), the survivor benefit with respect to the Basic Non-Contributory Early Retirement Benefit shall be 100% of the Participant's benefit calculated as though such elimination had already occurred. Both married and unmarried Participants may elect this option and married Participants may name a Beneficiary other than the spouse. This coverage does not apply to any Early Retirement Supplement or Interim Supplement payable to the Participant. The reduction to cover the cost of this payment method is set forth in (d) below.

(d) OPTION FACTORS

Surviving Beneficiary

Joint and Survivor Option Rate Table

FULL YEARS                         FACTORS TO CONVERT NORMAL FORM OF
BENEFICIARY                        RETIREMENT TO SURVIVOR OPTION
IS OLDER (+) OR YOUNGER (-)        FOR INDICATED PERCENTAGE
THAN EMPLOYEE                      PAYABLE TO BENEFICIARY
---------------------------        ----------------------------------
                                    100%          75%           50%
                                   -----         -----         ------
      +        20                  95.50         96.00         100.00
      +        19                  95.00         95.50          99.50
      +        18                  94.50         95.00          99.00
      +        17                  94.00         94.50          98.50
      +        16                  93.50         94.00          98.00
      +        15                  93.00         93.50          97.50
      +        14                  92.50         93.00          97.00
      +        13                  92.00         92.50          96.50
      +        12                  91.50         92.00          96.00
      +        11                  91.00         91.50          95.50
      +        10                  90.50         91.00          95.00
      +        9                   89.75         90.50          94.50
      +        8                   89.00         90.00          94.00
      +        7                   88.25         89.50          93.50
      +        6                   87.50         89.00          93.00
      +        5                   86.75         88.50          92.50
      +        4                   86.00         88.00          92.00
      +        3                   85.25         87.50          91.50
      +        2                   84.50         87.00          91.00
      +        1                   83.75         86.50          90.50
               0                   83.00         86.00          90.00
      -        1                   82.25         85.50          89.50
      -        2                   81.50         85.00          89.00
      -        3                   80.75         84.50          88.50
      -        4                   80.00         84.00          88.00
      -        5                   79.25         83.50          87.50
      -        6                   78.50         83.00          87.00
      -        7                   77.75         82.50          86.50
      -        8                   77.00         82.00          86.00
      -        9                   76.25         81.50          85.50
      -        10                  75.50         81.00          85.00
      -        11                  75.00         80.50          84.50
      -        12                  74.50         80.00          84.00
      -        13                  74.00         79.50          83.50
      -        14                  73.50         79.00          83.00
      -        15                  73.00         78.50          82.50
      -        16                  72.50         78.00          82.00
      -        17                  72.00         77.50          81.50
      -        18                  71.50         77.00          81.00
      -        19                  71.00         76.50          80.50
      -        20                  70.50         76.00          80.00

17. SURVIVOR COVERAGE AND EARLY RETIREMENT/INTERIM SUPPLEMENT

Survivor coverage for spouses and Beneficiaries is based solely on the Non-Contributory and Contributory Retirement Benefits. Payment of the Early Retirement Supplement and the Interim Supplement always ceases in the month following the month the Participant 's death occurs, and the reductions indicated by the table in item 16(d) herein do not apply.

18. CHANGE IN METHOD OF PAYMENT

         Effective April 1, 2002, this Section 18 shall apply with respect to the entire accrued benefit for Participants covered by this Exhibit G [i.e., the benefits described in Sections 9(i), (ii) and (iii)].

         Except as provided in this Section, the form in which retirement benefits are paid cannot change after the Annuity Starting Date.

(a) DEATH OF SPOUSE If the form of payment is the automatic 60 percent surviving spouse method and the spouse dies after payment of benefits has commenced, the Participant may elect the automatic life only method. Such an election cannot be made if it will violate the terms of a qualified domestic relations order.

(b) DISABILITY RETIREMENT The automatic 50 percent surviving spouse method for disability retirement is cancelled if the spouse dies or is divorced from the Participant before the Participant reaches the age of 55, unless this would violate the terms of a qualified domestic relations order.

19. PRERETIREMENT DEATH BENEFIT

         Effective April 1, 2002, this Section 19 shall apply with respect to the entire accrued benefit for Participants covered by this Exhibit G [i.e., the benefits described in Sections 9(i), (ii) and (iii)].

A preretirement death benefit is paid to a surviving spouse where the Participant dies before retirement with a vested right to a benefit. A spouse is eligible for a preretirement death benefit only if the spouse was married to the Participant for at least one year on the date the Participant died.

(a) NON-CONTRIBUTORY BASIC BENEFITS UPON DEATH AFTER TERMINATION OF EMPLOYMENT If a Participant dies after termination of employment with vested rights, but before satisfying the requirements for normal or regular early retirement, the spouse receives the monthly Basic Non-Contributory benefit the spouse would have received if the Participant had survived to the earliest date on which the Participant could have commenced benefits, elected to retire on that date, elected to receive the 50 percent surviving beneficiary method of payment, without regard to the reductions set forth in item 16(d) herein, and died on the following day. The spouse may elect to receive this benefit commencing any time after the Participant would have reached age 55. The reduction for early commencement of payments is the same reduction applied for deferred vested retirements as set forth in item 13(b) herein, based upon the date payments actually commence and the age the Participant would have attained had he or she survived to such date.

(b) CONTRIBUTORY BENEFITS UPON DEATH AFTER TERMINATION OF EMPLOYMENT If a Participant dies after termination of employment with vested rights, but before satisfying the requirements for normal or regular early retirement, the spouse receives the monthly Contributory benefit the spouse would have received if the Participant had survived to the earliest date on which the Participant could have commenced benefits, elected to retire on that date, elected to receive the 50 percent surviving beneficiary method of payment, without regard to the reductions set forth in item 16(d) herein, and died on the following day. The spouse may elect to receive this benefit commencing any time after the Participant would have reached age 55. The reduction for early commencement of payments is the same reduction applied for deferred vested retirements as set forth in item 13(b) herein, based upon the date payments actually commence and the age the Participant would have attained had he or she survived to such date.

(c) NON-CONTRIBUTORY BENEFITS UPON DEATH AS AN ACTIVE EMPLOYEE OR ON DISABILITY RETIREMENT If a Participant is active or on a Disability Retirement on the date the Participant dies, the spouse's monthly benefit is equal to the Basic Non-Contributory benefit the spouse would have received if the Participant had retired on the date of death and elected the automatic 60 percent surviving spouse method of payment. Payment commences in the month following the month in which the Participant dies, unless deferred pursuant to Section 5.05.

(d) CONTRIBUTORY DEATH BENEFITS UPON DEATH AS AN ACTIVE EMPLOYEE OR ON DISABILITY RETIREMENT If a Participant is participating in the Contributory Benefit portion of the Plan, a monthly benefit shall be payable to his spouse following the employee's death, while active, or disabled and under age 65. The monthly benefit is 60% of the Participant's accrued Contributory Retirement Benefit for service to the date of death which would otherwise have been payable at age 65. The 60% is increased by 1/4% for each year in excess of five years that the spouse's age exceeds the employee's age or decreased by 1/4% for each year in excess of five years that the spouse's age is less than the employee's age. The benefit is payable immediately, whether or not the employee is vested. A minimum payout shall be made to the beneficiary or estate of the spouse equal to all employee contributions plus Credited Interest, less any amounts paid to the spouse.

20. TRANSFERRED EMPLOYEES

Not withstanding anything in this Exhibit G to the contrary, with regard to employees covered under this Exhibit G who retire by October 1, 1999, assets and liabilities relating to their benefits under this Plan shall be transferred to the Delphi Retirement Plan and the monthly pension of such employees shall be paid solely from the Delphi Retirement Plan.

21. AMENDMENT OF THIS EXHIBIT

         The Company may, in its discretion, amend this Exhibit. An amendment cannot reduce the amount of any Participant's accrued benefit as of the date the amendment is adopted. If the amendment will result in a decrease in future benefit accruals, the Participants must be given notice of the amendment after it is adopted and not less than 15 days before the effective date.

22. TERMINATION OF THIS EXHIBIT

         The Company reserves the right to terminate this benefit structure in the event it adversely affects the Plan's qualified status under the Internal Revenue Code. This benefit structure will be considered to have an adverse impact on the Plan's qualified status if it becomes impossible to maintain the Plan's qualified status without modifying in some way the benefits of Participants who are not eligible for this benefit structure.

23. INTERPRETATION OF THIS EXHIBIT

         The Company has the discretion to construe the language in this Exhibit and determine eligibility for and the amount of benefits. The Company also has the discretion to construe the terms of the Delphi Retirement Plan if interpretation of this Exhibit requires reference to that Plan.

24. COORDINATION WITH OTHER PLAN PROVISIONS

         The rights of Employees under the Plan are precisely the same as the rights of other Company Employees, except to the extent this Exhibit explicitly provides otherwise. Except for matters explicitly addressed in this Exhibit, the rights of an Employee under the Plan should be determined by reference to the other Articles of the Plan.

EXHIBIT H

Average Monthly Benefit Payable From the Retirement Plan for Salaried Employees of ITT Industries (Section 4.01(f)(iii)(Y))

EXHIBIT I

DIVESTITURES

1. Sealant Operations

As soon as practicable after June 30, 2000, a transfer of assets and liabilities shall be made from the Plan to the plan or plans designated by Acoustiseal, Inc., (the "Purchaser" of Lear's Sealant operations at St. Louis and Kansas
City), with respect to Participants at such operations actively at work on June 15, 2000. Such transfer of assets and liabilities shall be in accordance with regulations under Code section 414(l). On and after the date of such transfer of assets and liabilities, the Employees referred to in this Exhibit I, item 1, shall be entitled to benefits from the Purchaser's plan(s) rather than from the Plan.


                                      I-1